Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO

RECEIVABLES FINANCING AGREEMENT

This FOURTH AMENDMENT TO THE RECEIVABLES FINANCING AGREEMENT (this “Amendment”), dated as of August 4, 2026 (the “Signing Date”), is entered into by and among the following parties:

(i) SABRE SECURITIZATION, LLC, a Delaware limited liability company (the “Borrower”);

(ii) PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrative Agent and Class A Lender Representative;

(iii) CENTERBRIDGE CREDIT CS, L.P. (“Centerbridge”), as Class B Lender Representative;

(iv) each of the undersigned designated as a Class A Lender on the signature pages hereto;

(v) each of the undersigned designated as a Class B Lender on the signature pages hereto;

(vi) SABRE GLBL INC., a Delaware corporation, in its individual capacity (“Sabre”) and as an initial Servicer (in such capacity, together with its successors and assigns in such capacity, the “U.S. Servicer”);

(vii) SABRE GLOBAL TECHNOLOGIES LIMITED, a private limited company organized under the laws of England and Wales, in its individual capacity (“Sabre Limited”) and as an initial Servicer (in such capacity, together with its successors and assigns in such capacity, the “UK Servicer”);

(viii) SABRE ASIA PACIFIC PTE. LTD., a private limited company incorporated under the laws of Singapore with UEN 199707985K in its individual capacity (“Sabre Asia Pacific”) and as an initial Servicer, (in such capacity, together with its successors and assigns in such capacity, the “SG Servicer”, and together with the U.S. Servicer and the UK Servicer, collectively the “Servicers” and each a “Servicer”); and

(ix) PNC CAPITAL MARKETS LLC, a Pennsylvania limited liability company, as Structuring Agent (the “Structuring Agent”).

Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Financing Agreement described below.

BACKGROUND

A. The Borrower, the Servicers, the Administrative Agent and the Lenders party thereto entered into that certain Receivables Financing Agreement, dated as of February 14, 2023 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”).

B. The parties desire to (i) increase the Commitments of certain Lenders, (ii) extend the date of the Scheduled Termination Date of the Receivables Financing Agreement and (iii) add Sabre Asia Pacific Pte. Ltd. as a Servicer party to the Receivables Financing Agreement and as an Originator, and in connection therewith, enter into certain other Transaction Documents, including a Singapore-law governed Transfer Agreement.

C. From and after the Signing Date until the Refinancing Effective Date (defined below), the Receivables Financing Agreement shall continue in full force and effect without giving effect to the changes thereto contemplated by Section 1 hereof (such changes, the “RFA Changes”), and the RFA Changes shall not become effective until the conditions set forth in Section 6 hereof have been satisfied or waived in accordance with the terms hereof.

D. The effectiveness of the RFA Changes is conditioned upon the satisfaction of certain conditions precedent, including the delivery of transaction documents and opinions of counsel in a manner similar to the conditions precedent to the initial funding under the Receivables Financing Agreement.

E. Concurrently herewith, the Borrower, Class A Lender Representative and the Class A Lenders are entering into that certain Amendment Fee Letter, dated as of the date hereof (the “Class A Lender Amendment Fee Letter”).

F. Concurrently herewith, the Borrower, the Servicers, the Class A Representative and the Class A Lender are entering into that certain Class A Fee Letter, dated as of the date hereof (the “Class A Lender Fee Letter”).

G. Concurrently herewith, the Borrower, the Servicers, the Class B Representative and the Class B Lenders are entering into that certain Class B Lender Fee Letter, dated as of the date hereof (the “Class B Lender Fee Letter”).

H. The parties hereto desire to enter into this Amendment and consummate the transactions contemplated hereby (including the RFA Changes) on and subject to the terms and conditions set forth herein.

AMENDMENT

NOW, THEREFORE, with the intention of being legally bound hereby, and in consideration of the mutual undertakings expressed herein, each party to this Amendment hereby agrees as follows:

1. Amendments to the Receivables Financing Agreement. Effective as of the Refinancing Effective Date and subject to the satisfaction of the conditions set forth in Section 6, the Receivables Financing Agreement will be amended as set forth in Exhibit A attached hereto, such that all of the newly inserted double-underlined provisions therein (indicated textually in the same manner as the following example: double-underlined text) shall be deemed to be inserted and all of the stricken text therein (indicated textually in the same manner as the following example: ~~stricken text~~) shall be deemed to be deleted therefrom.

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2. Representations and Warranties of the Borrower and Servicers. The Borrower and the Servicers each hereby represent and warrant to each of the parties hereto as of the Signing Date and as of the Refinancing Effective Date as follows:

(a) Representations and Warranties. The representations and warranties made by it in the Receivables Financing Agreement and each of the other Transaction Documents to which it is a party are true and correct as of the Signing Date (after giving effect to this Amendment) and as of the Refinancing Effective Date (after giving effect to this Amendment and the RFA Changes).

(b) Enforceability. The execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment, the Receivables Financing Agreement (including following the effectiveness of the RFA Changes) and the other Transaction Documents to which it is a party are within its organizational powers and have been duly authorized by all necessary action on its part, and this Amendment, the Receivables Financing Agreement (including following the effectiveness of the RFA Changes) and the other Transaction Documents to which it is a party are (assuming due authorization and execution by the other parties thereto) its valid and legally binding obligations, enforceable in accordance with its terms, except (x) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time in effect relating to creditors’ rights, and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) No Event of Default. No Event of Default, Potential Default or Financial Covenant Event has occurred and is continuing, and no Event of Default, Potential Default or Financial Covenant Event would occur as a result of this Amendment or the transactions contemplated hereby.

3. Entire Agreement. Except as otherwise amended hereby, all of the other terms and provisions of the Receivables Financing Agreement are and shall remain in full force and effect and the Receivables Financing Agreement, as amended and supplemented by this Amendment, is hereby ratified and confirmed by the parties hereto. After this Amendment becomes effective, all references in the Receivables Financing Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Financing Agreement shall be deemed to be references to the Receivables Financing Agreement as amended by this Amendment. This Amendment contains the entire understanding of the parties with respect to the provisions of the Receivables Financing Agreement amended and supplemented hereby and may not be modified except in writing signed by all parties. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Financing Agreement other than as set forth herein.

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4. Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5. Effectiveness of this Amendment. This Amendment shall become effective as of the date hereof, subject to the satisfaction (or waiver by the Administrative Agent, the Class A Lender Representative and the Class B Lender Representative) of each of the following conditions precedent:

(a)	on the Signing Date, the Administrative Agent shall have received:

i.	counterparts to this Amendment executed by each of the parties hereto;

ii.

counterparts to the Class A Lender Amendment Fee Letter executed by each of the parties thereto and the Class A Lenders (or Structuring Agent) shall have received the “Amendment Fee” owing thereunder; and

iii.	payment of all fees and expenses due and payable on or prior to the date hereof pursuant to the Transaction Documents, to the extent invoiced on or prior to the Signing Date.

(b)	on the Signing Date, the Class A Lender Representative shall have received counterparts of the Class A Lender Fee Letter executed by each of the parties thereto;

(c)	on the Signing Date, the Class B Lender Representative shall have received counterparts of the Class B Lender Fee Letter executed by each of the parties thereto;

6. Effectiveness of the RFA Changes. The RFA Changes shall become effective as of September 30, 2026 (the “Refinancing Effective Date”), subject to the satisfaction (or waiver by the Administrative Agent, the Class A Lender Representative and the Class B Lender Representative) of each of the following conditions precedent:

(a)

the Administrative Agent, the Class A Lender Representative and the Class B Lender Representative shall have each received and approved each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, financing statement filings, certificates and other deliverables listed as “Effective Date Deliverables” on the closing memorandum attached as Exhibit B hereto, in each case, in form and substance reasonably satisfactory to the Administrative Agent, the Class A Lender Representative and the Class B Lender Representative;

(b)

all fees and expenses payable by the Borrower on or prior to the Refinancing Effective Date to the Credit Parties, including the upfront fee set forth in the Class B Fee Letter, shall have been paid in full in accordance with the terms of the Transaction Documents;

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(c)

no UCC financing statements (or any comparable security interests in Singapore and the United Kingdom) filed against any Originator (other than those filed in connection with the Transaction Documents in favor of the Administrative Agent) shall cover any Receivables and Related Security as collateral described therein (even if such descriptions are overbroad) and any such UCC financing statements (or any comparable security interests in Singapore and the United Kingdom) identified prior to the Refinancing Effective Date shall have been amended to exclude Receivables and Related Rights from the collateral described therein;

(d)	no Event of Default, Potential Default or Financial Covenant Event shall have occurred and be continuing, or would result from the transactions contemplated by this Amendment; and

(e)	no Class A Borrowing Base Deficit or Borrowing Base Deficit shall exist or would exist after giving effect to this Amendment and the transactions contemplated hereby.

7. Interim Period. From and after the Signing Date until the Refinancing Effective Date (such period, the “Interim Period”), the Receivables Financing Agreement shall continue in full force and effect without giving effect to this Amendment. During the Interim Period, the Borrower-Related Parties shall use commercially reasonable efforts to satisfy the conditions precedent set forth in Section 6 hereof.

8. Termination of Amendment. If the conditions set forth in Section 6 have not been satisfied and as a result the Refinancing Effective Date does not occur on September 30, 2026 (or such later date as approved in writing by the Administrative Agent, the Class A Lender Representative and the Class B Lender Representative), this Amendment shall automatically terminate and be of no further force or effect, and the Receivables Financing Agreement shall continue in full force and effect without giving effect to this Amendment or the RFA Changes contemplated hereby.

9. Governing Law.

(a) THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER TRANSACTION DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL

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COURT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c) EACH PARTY HERETO HEREBY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN THE RECEIVABLES FINANCING AGREEMENT. NOTHING IN THIS PARAGRAPH SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(d) EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR ANY OTHER TRANSACTION DOCUMENT.

10. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Financing Agreement or any provision hereof or thereof.

11. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

12. Assignees. By its execution hereof, the Lenders and each other Credit Party consents to the terms of this Amendment (including, subject to the satisfaction of the applicable conditions to the effectiveness thereof, the RFA Changes), and any assignee of any interest, right or obligation (including all or any portion of any Commitment or Loan) of any Lender or other Credit Party under the Receivables Financing Agreement or any other Transaction Document shall acquire any such interest, right or obligation thereunder subject to this Amendment (including, subject to the satisfaction of the applicable conditions to the effectiveness thereof, the RFA Changes).

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

SABRE SECURITIZATION, LLC, as Borrower

By:	/s/ Roushan Zenooz
Name: Roushan Zenooz
Title: Treasurer

SABRE GLBL INC., as U.S. Servicer

By:	/s/ Roushan Zenooz
Name: Roushan Zenooz
Title: Treasurer

SABRE GLOBAL TECHNOLOGIES LIMITED, as UK Servicer

By:	/s/ Todd Wayne Arthur
Name: Todd Wayne Arthur
Title: Director

SABRE ASIA PACIFIC PTE. LTD. as SG Servicer

By:	/s/ Brett Scott Thorstad
Name: Brett Scott Thorstad
Title: Director

Fourth Amendment to Receivables Financing Agreement

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PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Imad Naja
Name: Imad Naja
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as Class A Lender Representative and a Class A Lender

By:	/s/ Imad Naja
Name: Imad Naja
Title: Senior Vice President

PNC CAPITAL MARKETS LLC, as Structuring Agent

By:	/s/ Imad Naja
Name: Imad Naja
Title: Managing Director

Fourth Amendment to Receivables Financing Agreement

S-2

CENTERBRIDGE CREDIT CS, L.P., as Class B Lender Representative

By: Credit and SCIII General Partner, L.L.C., its general partner

By:	/s/ Gavin Baiera
Name: Gavin Baiera
Title: Authorized Signatory

CENTERBRIDGE CREDIT CS, L.P., as a Class B Lender

By: Credit and SCIII General Partner, L.L.C., its general partner

By:	/s/ Gavin Baiera
Name: Gavin Baiera
Title: Authorized Signatory

CB NC CO-INVEST, L.P., as a Class B Lender

By: CB NC Co-Invest GP, L.P., its general partner
By: CSCP IV Cayman GP, Ltd., its general partner

By:	/s/ Gavin Baiera
Name: Gavin Baiera
Title: Authorized Signatory

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, as a Class B Lender

By: Centerbridge Martello Advisors, LLC, a Delaware limited liability company, its investment manager

By:	/s/ Gavin Baiera
Name: Gavin Baiera
Title: Authorized Signatory

Fourth Amendment to Receivables Financing Agreement

CENTERBRIDGE SPECIAL CREDIT PARTNERS IV – I CO-INVEST, L.P., as a Class B Lender

By: Centerbridge Special Credit Partners General Partner IV, L.P., its general partner
By: CSCP IV Cayman GP, Ltd.

By:	/s/ Gavin Baiera
Name: Gavin Baiera
Title: Authorized Signatory

CB SA FUND, L.P., as a Class B Lender

By: Centerbridge Special Credit Partners General Partner IV, L.P., its general partner
By: CSCP IV Cayman GP, Ltd., its general partner

By:	/s/ Gavin Baiera
Name: Gavin Baiera
Title: Authorized Signatory

Fourth Amendment to Receivables Financing Agreement

LAKE CENTRAL FUND, LP, as a Class B Lender

By: Centerbridge LC Advisors, LLC, a Delaware limited liability company, its Trading Advisor

By:	/s/ Gavin Baiera
Name: Gavin Baiera
Title: Authorized Signatory

METROPOLITAN LIFE INSURANCE COMPANY, as a Class B Lender

By: Centerbridge Martello Advisors, LLC, a Delaware limited liability company, its Investment Manager

By:	/s/ Gavin Baiera
Name: Gavin Baiera
Title: Authorized Signatory

Fourth Amendment to Receivables Financing Agreement

BANK OF AMERICA N.A., as a Class B Lender

By:	/s/ Alexander Watts
Name: Alexander Watts
Title: Authorized Signatory

Fourth Amendment to Receivables Financing Agreement

EXHIBIT A

[Attached]

EXECUTION VERSION

Exhibit A to ~~3rd~~4th Amendment to Receivables Financing Agreement

RECEIVABLES FINANCING AGREEMENT

Dated as of February 14, 2023

by and among

SABRE SECURITIZATION, LLC,

as Borrower,

THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Lenders and Lender Representatives,

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

SABRE GLOBAL TECHNOLOGIES LIMITED ~~and~~, SABRE GLBL INC., and SABRE ASIA

PACIFIC PTE. LTD.,

as initial Servicers,

and

PNC CAPITAL MARKETS LLC,

as Structuring Agent

Page

ARTICLE I DEFINITIONS		2

SECTION 1.01	Certain Defined Terms	2
SECTION 1.02	Construction	~~47~~49
SECTION 1.03	Accounting Principles; Changes in GAAP	~~48~~49
SECTION 1.04	Benchmark Replacement Notification	~~48~~50

ARTICLE II TERMS OF THE LOANS		~~48~~50

SECTION 2.01	Loan Facility	~~48~~50
SECTION 2.02	Making Loans; Repayment of Loans	~~49~~51
SECTION 2.03	Interest and Fees	~~52~~54
SECTION 2.04	Daily 1M SOFR or Term SOFR Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting	~~54~~55
SECTION 2.05	Records of Loans	~~59~~61
SECTION 2.06	Defaulting Lenders	~~60~~61
SECTION 2.07	Security Interest	~~61~~63

ARTICLE III SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS		~~62~~64

SECTION 3.01	Settlement Procedures	~~62~~64
SECTION 3.02	Payments and Computations, Etc.	~~66~~68
SECTION 3.03	Sharing of Payments by Lenders	~~68~~70
SECTION 3.04	Administrative Agent’s Clawback	~~69~~70

ARTICLE IV INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND SECURITY INTEREST		~~70~~71

SECTION 4.01	Increased Costs	~~70~~71
SECTION 4.02	Indemnity for Funding Losses	~~71~~72
SECTION 4.03	Taxes	~~71~~73
SECTION 4.04	Designation of a Different Lending Office	~~76~~77

ARTICLE V CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS		~~76~~78

SECTION 5.01	Conditions Precedent to Effectiveness and the Initial Credit Extension	~~76~~78
SECTION 5.02	Conditions Precedent to All Class A Loans	~~76~~78
SECTION 5.03	Conditions Precedent to All Releases	~~77~~79

ARTICLE VI REPRESENTATIONS AND WARRANTIES		~~78~~80

SECTION 6.01	Representations and Warranties of the Borrower	~~78~~80
SECTION 6.02	Representations and Warranties of the Servicers	~~84~~86

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(continued)

Page
ARTICLE VII COVENANTS		~~88~~90

SECTION 7.01	Covenants of the Borrower	~~88~~90
SECTION 7.02	Covenants of the Servicers	~~98~~101
SECTION 7.03	Separate Existence of the Borrower	~~104~~107

ARTICLE VIII ADMINISTRATION AND COLLECTION OF RECEIVABLES		~~108~~110

SECTION 8.01	Appointment of the Servicers	~~108~~110
SECTION 8.02	Duties of the Servicers	~~109~~112
SECTION 8.03	Collection Account Arrangements	~~110~~113
SECTION 8.04	Enforcement Rights	~~111~~113
SECTION 8.05	Responsibilities of the Borrower	~~112~~115
SECTION 8.06	Servicing Fee	~~113~~115
SECTION 8.07	Credit Insurance Policies	~~113~~116

ARTICLE IX EVENTS OF DEFAULT		~~115~~118

SECTION 9.01	Events of Default	~~115~~118
SECTION 9.02	Consequences of an Event of Default	~~118~~121
SECTION 9.03	Additional Provisions Related to Remedies	~~120~~123
SECTION 9.04	Purchase Options	~~122~~125

ARTICLE X THE ADMINISTRATIVE AGENT		~~126~~128

SECTION 10.01	Appointment and Authority	~~126~~128
SECTION 10.02	Rights as a Lender	~~126~~129
SECTION 10.03	Exculpatory Provisions	~~126~~129
SECTION 10.04	Reliance by Administrative Agent	~~127~~130
SECTION 10.05	Delegation of Duties	~~128~~130
SECTION 10.06	Resignation of Administrative Agent	~~128~~131
SECTION 10.07	Non-Reliance on Administrative Agent and Other Lenders	~~129~~132
SECTION 10.08	No Other Duties, Etc.	~~129~~132
SECTION 10.09	Administrative Agent May File Proofs of Claim	~~129~~132
SECTION 10.10	Collateral and Guaranty Matters	~~130~~133
SECTION 10.11	No Reliance on Administrative Agent’s Customer Identification Program	~~130~~133
SECTION 10.12	ERISA Matters	~~131~~133
SECTION 10.13	Erroneous Payments	~~133~~135
SECTION 10.14	UK Security Agreement	~~135~~138
SECTION 10.15 SG Security Agreement		138

ARTICLE XI EXPENSES; INDEMNITY; DAMAGE WAIVER		~~135~~138

SECTION 11.01	Costs and Expenses	~~135~~138
SECTION 11.02	Indemnification by the Borrower	~~136~~139

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(continued)

Page
SECTION 11.03	Indemnification by the Servicers	~~138~~141
SECTION 11.04	Currency Indemnity	~~140~~143
SECTION 11.05	Reimbursement by Lenders	~~140~~143
SECTION 11.06	Waiver of Consequential Damages, Etc.	~~140~~143
SECTION 11.07	Payments	~~140~~144
SECTION 11.08	Survival	~~141~~144

ARTICLE XII MISCELLANEOUS		~~141~~144

SECTION 12.01	Amendments, Etc.	~~141~~144
SECTION 12.02	No Implied Waivers; Cumulative Remedies	~~142~~146
SECTION 12.03	Notices; Effectiveness; Electronic Communication	~~143~~146
SECTION 12.04	Severability	~~144~~147
SECTION 12.05	Duration; Survival	~~144~~148
SECTION 12.06	Successors and Assigns	~~144~~148
SECTION 12.07	No Proceedings	~~149~~152
SECTION 12.08	Confidentiality	~~149~~152
SECTION 12.09	Counterparts; Integration; Effectiveness; Electronic Execution	~~150~~154
SECTION 12.10	CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL	~~151~~154
SECTION 12.11	Intent of the Parties	~~152~~155
SECTION 12.12	Mutual Negotiations	~~152~~156
SECTION 12.13	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~152~~156
SECTION 12.14	USA PATRIOT Act Notice	~~153~~156
SECTION 12.15	Acknowledgement Regarding Any Supported QFCs	~~153~~157

ARTICLE XIII LENDER REPRESENTATIVE		~~154~~158

SECTION 13.01	Class A Lender Representative	~~154~~158
SECTION 13.02	Class B Lender Representative	~~158~~161

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EXHIBITS

EXHIBIT A	–	Form of Loan Request
EXHIBIT B	–	Form of Reduction Notice
EXHIBIT C	–	Form of Assignment and Assumption Agreement
EXHIBIT D	–	Credit and Collection Policy
EXHIBIT E	–	Forms of Pool Reports
EXHIBIT F	–	Form of Compliance Certificate
EXHIBIT G	–	Closing Memorandum
EXHIBIT H	–	Forms of Tax Compliance Certificates
EXHIBIT I	–	Excluded Contracts
EXHIBIT J	–	Servicing Fee Rate

SCHEDULES

SCHEDULE I	–	Lenders & Commitments
SCHEDULE II	–	Account Details
SCHEDULE III	–	Notice Addresses

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This RECEIVABLES FINANCING AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of February 14, 2023, by and among the following parties:

(i) SABRE SECURITIZATION, LLC, a Delaware limited liability company (the “Borrower”);

(ii) the Persons from time to time party hereto as Lenders and Lender Representatives;

(iii) PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrative Agent;

(iv) SABRE GLBL INC., a Delaware corporation, in its individual capacity (“Sabre”) and as an initial Servicer (in such capacity, together with its successors and assigns in such capacity, the “U.S. Servicer”);

(v) SABRE GLOBAL TECHNOLOGIES LIMITED a private limited company organized under the laws of England and Wales, in its individual capacity (“Sabre Limited”) and as an initial Servicer (in such capacity, together with its successors and assigns in such capacity, the “UK Servicer”);

(vi) ~~(v)~~ SABRE ~~GLOBAL TECHNOLOGIES LIMITED~~ASIA PACIFIC PTE. LTD., a private limited company ~~organized~~incorporated under the laws of ~~England and Wales~~Singapore with UEN 199707985K, in its individual capacity (“Sabre ~~Limited~~AP ”) and as an initial Servicer (in such capacity, together with its successors and assigns in such capacity, the “~~UK~~SG Servicer”, together with the U.S. Servicer and the UK Servicer, collectively the “Servicers” and each a “Servicer”)~~,~~; and

(vii) ~~(vi)~~ PNC CAPITAL MARKETS LLC, a Pennsylvania limited liability company, as Structuring Agent.

PRELIMINARY STATEMENTS

The Borrower has acquired, and will acquire from time to time, Receivables from the Originator(s) pursuant to a Transfer Agreement. The Borrower has requested that the Lenders make Loans from time to time to the Borrower, on the terms, and subject to the conditions set forth herein, secured by, among other things, the Receivables.

In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Account Control Agreement” means each agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, a Servicer (if applicable), the Administrative Agent and a Collection Account Bank, governing the terms of the related Collection Accounts that, with respect to U.S. Collection Accounts, provides the Administrative Agent with control within the meaning of the UCC over the deposit accounts subject to such agreement.

“Administrative Agent” means PNC, in its capacity as contractual representative for the Credit Parties, and any successor thereto in such capacity appointed in accordance with the terms hereof.

“Administrative Agent Transition Fee” has the meaning set forth in the Fee Letter.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Adverse Claim” means any Lien, other than a Lien in favor of or assigned to the Administrative Agent (for the benefit of the Secured Parties).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning set forth in Section 12.03.

“Aggregate Interest” means, at any time, the aggregate accrued and unpaid Interest on the Loans of all Lenders at such time.

“Aggregate Class A Loan Amount” means, at any time, the aggregate outstanding Principal amounts of the Class A Loans of each Class A Lender.

“Aggregate Class B Term Loan Amount” means, at any time, the aggregate outstanding Principal amounts of the Class B Term Loans of each Class B Lender.

“Aggregate Principal” means, at any time, the aggregate outstanding Principal of all Lenders at such time.

“Agreement” has the meaning set forth in the preamble to this Agreement.

~~“AirCentre Receivable” means each Receivable owing to a non-Affiliated Person that are serviced by the Servicers pursuant to a transition services agreement, all of which the Servicer has assigned a customer identification number that begins with the letter “V” or “FE” in Sabre’s reporting system, in each case, based on Sabre’s reporting practices as of the Closing Date.~~

“Alternative Currency” means Australian Dollars, Canadian Dollars, Euro, Sterling and Swedish Krona.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other applicable Law relating to anti-bribery or anti-corruption in any jurisdiction in which any Borrower-Related Party is located or doing business.

“Anti-Terrorism Law” means any Law in force or hereinafter enacted related to terrorism, money laundering, or economic sanctions, including the Bank Secrecy Act, 31 U.S.C. § 5311 et seq., the USA PATRIOT Act, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339B.

“Applicable Buy-Out Lender” means the Class B Lender Representative and/or its Affiliates and Related Funds or, if the Class B Lender Representative and its Affiliates and Related Funds have affirmatively elected to not exercise its option to deliver a Committed Buy-Out Notice at the time the related Committed Buy-Out Notice is delivered, one or more Class B Lenders (as the case may be).

“Applicable Make-Whole Amount” means, with respect to any prepayment, mandatory repayment or acceleration (whether automatically or optionally) of outstanding Class B Term Loans, an amount equal to the present value of (a) all scheduled interest payments (calculated (i) on the basis of the interest rate with respect to the Class B Term Loans that is in effect on the date of such ~~repayment,~~ prepayment, mandatory repayment or acceleration (whether automatically or optionally) and (ii) on the basis of actual days elapsed over a year of three hundred sixty (360) days) due on such Class B Term Loans subject to such event up to and including September 30, ~~2025~~2027 (the “First Call Date”) and (b) the applicable Class B Prepayment Premium ~~payable immediately~~that would have been payable with respect to such prepayment, mandatory repayment or acceleration (whether automatically or optionally) if it occurred after the First Call Date ~~if such payment or acceleration were occurring at such time~~, in each case of clauses (a) and (b), computed using a discount rate equal to the Treasury Rate three Business Days prior to such repayment, prepayment or acceleration date (whether automatically or optionally) plus 50 basis points.

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender, (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender or (d) a Person that is a Lender on the First Amendment Date.

“Assignment and Assumption Agreement” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.06), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form approved by the Administrative Agent.

“Attorney Costs” means and includes all fees, costs, expenses and disbursements of any law firm or other external counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear as a liability on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Australian Dollars” or “AUD” means the lawful currency of Australia.

“Authorized Officer” means, with respect to any Borrower-Related Party, the Chief Executive Officer, President, Chief Authorized Officer, Treasurer, Assistant Treasurer or Vice President Treasurer of such Borrower-Related Party, any manager or the members (as applicable) in the case of any Borrower-Related Party which is a limited liability company, or such other individuals, designated by written notice to the Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of such Borrower-Related Party required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.).

“Base Rate” means, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus 0.50%, (ii) the Prime Rate, and (iii) Daily Simple SOFR, plus 1.00%, so long as Daily Simple SOFR is ascertainable and not unlawful; provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

“Base Rate Loan” means, at any time, any Loan or any related Principal (or portion thereof) on which Interest accrues by reference to the Base Rate.

“Benchmark Replacement” has the meaning set forth in Section 2.04(d).

“Beneficial Owner” means, for the Borrower, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of the Borrower’s Equity Interests; and (b) a single individual with significant responsibility to control, manage, or direct the Borrower.

“Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.

“Billing in Arrears Unbilled Receivables” means, at any time, any Receivable as to which the invoice or bill is initially estimated and accrued for and subsequently invoiced according to the payments terms in the Contract relating thereto.

“Blocked Property” means any property: (a) owned, directly or indirectly, by a Sanctioned Person; (b) due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) located in a Sanctioned Jurisdiction; or (e) that otherwise could cause any actual or possible violation by the Lenders, Administrative Agent, or any other Credit Party of any applicable International Trade Law if the Lenders were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.

“Bond Agreements” means each of (i) the indenture dated as of December 6, 2022, among Sabre GLBL Inc., as issuer, the guarantors (as defined therein) and Computershare Trust Company, N.A., as trustee and collateral agent and (ii) the indenture dated as of April 17, 2020, among Sabre GLBL Inc., as issuer, the guarantors (as defined therein) and Computershare Trust Company, N.A. (as successor in interest to Wells Fargo Bank, National Association), as trustee and collateral agent and, in each case, the intercreditor agreements and security agreements referred to therein.

“Borrower” has the meaning specified in the preamble to this Agreement.

“Borrower Indemnified Amounts” has the meaning set forth in Section 11.02.

“Borrower Indemnified Party” has the meaning set forth in Section 11.02.

“Borrower Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to any Secured Party, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include all Principal and Interest on the Loans, all Fees, Early Termination Payment, Class B Prepayment Premium and all other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including interest, fees and other obligations that accrue after the commencement of any Relief Proceeding with respect to the Borrower (in each case whether or not allowed as a claim in such proceeding).

“Borrower-Related Party” means each of the Borrower, the Servicers, the Performance Guarantor, the Parent, the Originators and any other Affiliate of the Parent from time to time party to any Transaction Document.

“Borrower’s Net Worth” means, at any time, an amount equal to (i) the aggregate Outstanding Balance of all Pool Receivables at such time, minus (ii) the sum of (A) the Aggregate Principal at such time, plus (B) the Aggregate Interest at such time, plus (C) the aggregate accrued and unpaid Fees at such time, plus (D) the aggregate outstanding principal balance of all Subordinated Loans at such time, plus (E) the aggregate accrued and unpaid interest on all Subordinated Loans at such time, plus (F) without duplication, the aggregate accrued and unpaid other Borrower Obligations at such time.

“Borrowing Base” means, at any time of determination, an amount equal to the least of: (a) the product of (x) 75.00%, times (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, (b) the sum of (i) the product of (x) 90.00%, times (y) Net Receivables Pool Balance, plus (ii) the product of (x) 90.00%, times (y) the Excess Concentration arising from clause (i) thereof solely with respect to Eligible Receivables of U.S. Obligors or Tier I Eligible Foreign Obligors, plus (iii) the lesser of (x) the product of 50.00% times the aggregate Outstanding Balance of all Unbilled Receivables and (y) the aggregate Outstanding Balance of all Billing in Arrears Unbilled Receivables and (c) the Facility Limit.

“Borrowing Base Deficit” means, at any time, the amount, if any, by which (a) the Aggregate Principal at such time, exceeds (b) the Borrowing Base at such time.

“Borrowing Tranche” means specified portions of Loans outstanding as follows: (a) any Loans (or portions of Principal thereof) for which the applicable Interest Rate is determined by reference to the Term SOFR Rate and which have the same Interest Period shall constitute one Borrowing Tranche, (b) all Loans (or portions of Principal thereof) for which the applicable Interest Rate is determined by reference to Daily 1M SOFR shall constitute one Borrowing Tranche, and (c) all Loans (or portions of Principal thereof) for which the applicable Interest Rate is determined by reference to the Base Rate shall constitute one Borrowing Tranche.

“Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania (or, if otherwise, the Lending Office of the Administrative Agent); provided that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Canadian Dollars” or “CAD” means the lawful currency of Canada.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Capitalized Lease Obligations in the financial statements to be delivered pursuant to Section 6.01.

“Capitalized Lease” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Cash Equivalents” has the meaning assigned thereto in the Credit Agreement as in effect on the Closing Date and without giving effect to any subsequent amendments thereto. Any capitalized terms used within such defined term and its components shall have the meanings assigned thereto in the Credit Agreement as in effect on the Closing Date and without giving effect to any subsequent amendments thereto.

“Certificate of Beneficial Ownership” means, for the Borrower, a certificate in form and substance acceptable to the Administrative Agent and the applicable Lender Representative (as such form may be amended or modified by the Administrative Agent or such Lender Representative from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of the Borrower.

“Change in Control” means the occurrence of any of the following:

(a) Sabre ceases to own, directly, 100% of the Equity Interests of the Borrower free and clear of all Adverse Claims;

(b) the Parent ceases to own, directly or indirectly, 100% of the Equity Interests of any Servicer or any Originator; or

(c) the earliest to occur of:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than forty percent (40%) of the then outstanding voting stock of Parent; or

(ii) the board of directors of Parent shall cease to consist of a majority of the Continuing Directors.

(iii) any “Change in Control” (or any comparable term) in any document pertaining to any Material Indebtedness (including the Credit Agreement)

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-

Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“CIP Regulations” has the meaning set forth in Section 10.11.

“Class” means (a) with respect to Lenders, each of the following classes of Lenders: (i) Lenders having Class A Exposure, and (ii) Lenders having Class B Exposure, and (b) with respect to Loans, each of the following classes of Loans: (i) Class A Loans and (ii) Class B Term Loans.

“Class A Borrowing Base” means, at any time, the amount equal to the lesser of (a) the Class A Facility Limit and (b) the amount equal to (i) the Net Receivables Pool Balance at such time, minus (ii) the Total Reserves at such time.

“Class A Borrowing Base Deficit” means, at any time of determination, the amount, if any, by which (a) the aggregate outstanding principal amounts of the Class A Loans of each Class A Lender at such time, exceeds (b) the Class A Borrowing Base at such time.

“Class A Commitment” means, with respect to each Class A Lender, the commitment of a Class A Lender to make or otherwise fund any Class A Loan and “Class A Commitments” means such commitments of all Class A Lenders in the aggregate. The amount of each Class A Lender’s Class A Commitment, if any, is set forth on Schedule I or in the applicable Assignment and Assumption Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.

“Class A Exposure” means, with respect to any Lender as of any date of determination, (a) prior to the termination of the Class A Commitments, that Lender’s Class A Commitment; and (b) after the termination of the Class A Commitments, the aggregate outstanding Principal amount of the Class A Loans of that Lender.

“Class A Facility Limit” means $~~115,000,000~~130,000,000 . References to the unused portion of the Class A Facility Limit shall mean, at any time of determination, an amount equal to (x) the Class A Facility Limit at such time, minus (y) the Aggregate Class A Loan Amount at such time.

“Class A Final Maturity Date” means the earlier to occur of (a) the date that is 60 days following the Scheduled Termination Date or the date of any Financial Covenant Event, (b) the Termination Date unless such Termination Date occurs solely as a result of the Scheduled Termination Date’s occurrence and (c) the Class B Final Maturity Date.

“Class A Obligations” means the Borrower Obligations in respect of the Class A Loans.

“Class A Lender” means a Lender with a Class A Commitment or Class A Loan at such time.

“Class A Lender Representative” has the meaning specified in Section 13.01.

“Class A Loan” means any loan made by a Class A Lender pursuant to Section 2.01(b).

“Class B Commitment” means, with respect to each Class B Lender, the commitment of a Class B Lender to make or otherwise fund any Class B Term Loan and “Class B Commitments” means such commitments of all Class B Lenders in the aggregate. The amount of each Class B Lender’s Class B Commitment, if any, is set forth on Schedule I. Each Class B Lender’s Class B Commitment shall terminate immediately and without further action upon the funding of such Class B Term Loan on the First Amendment Date and shall be $0 (zero) for all purposes thereafter.

“Class B Drawn Fee” has the meaning set forth in the Fee Letters.

“Class B Exposure” means, with respect to any Lender as of any date of determination, (a) prior to the termination of the Class B Commitments, that Lender’s Class B Commitment; and (b) after the termination of the Class B Commitments, the aggregate outstanding Principal amount of the Class B Term Loans of that Lender.

“Class B Facility Limit” means $120,000,000.

“Class B Final Maturity Date” means the earlier to occur of (a) the date that is 60 days following the Scheduled Termination Date or the date of any Financial Covenant Event and (b) the Termination Date unless such Termination Date occurs solely as a result of the Scheduled Termination Date’s occurrence.

“Class B Lender” means a Lender with a Class B Commitment or Class B Term Loan at such time.

“Class B Lender Representative” has the meaning specified in Section 13.02.

“Class B Obligations” means the Borrower Obligations in respect of the Class B Term Loans.

“Class B Prepayment Premium” means, in connection with any prepayment (whether voluntarily, by acceleration or otherwise), a premium on the Class B Term Loans that are subject to such event as set forth below opposite the relevant period:

Period	Prepayment Premium:
On or prior to September ~~29~~30, ~~2025~~2027:	Applicable Make-Whole Amount

Between September ~~29~~30, ~~2025~~2027 and September 29, ~~2026~~2028:	50% times the sum of (i) Class B Drawn Fee plus (ii) the Interest Rate at such time

Thereafter:	Par

“Class B Term Loan” means any loan made by a Class B Lender pursuant to Section 2.01(a).

“Clearing House” means the clearing houses that administer and implement revenue settlement that are operated by the International Air Transport Association (“IATA”) and Airlines Clearing House, Inc.

“Clearing House Eligible Foreign Obligor” means an Eligible Foreign Obligor that is an Eligible Clearing House Obligor.

“Clearing House Rules” means (a) the then currently effective Airlines Clearing House Manual of Procedure and (b) with respect to each other Clearing House such other rules and regulations with respect to the operation of such Clearing House.

“Closing Date” means February 14, 2023.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning set forth in Section 2.07(a).

“Collection Account” means each account listed on Schedule II to this Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any Collection Account in accordance with the terms hereof) (in each case, in the name of the Borrower) and maintained at a bank or other financial institution acting as a Collection Account Bank pursuant to an Account Control Agreement for the purpose of receiving Collections.

“Collection Account Bank” means any of the banks or other financial institutions holding one or more Collection Accounts.

“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Borrower-Related Party or any other Person on their behalf in payment of any amounts owed in respect of such Pool Receivable (including purchase price, service charges, finance charges, interest, fees and all other charges and any amounts received on account of VAT where such VAT was included in the Outstanding Balance for the relevant Pool Receivables), or applied to amounts owed in respect of such Pool Receivable (including insurance payments, proceeds of drawings under supporting letters of credit and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all proceeds of all Related Security with respect to such Pool Receivable ~~and~~, (d) all amounts paid by or on behalf of a Credit Insurer under any Credit Insurance Policy or in respect of any claim thereunder, ~~and~~ (e) the amount of any refund or credit for the VAT component of any Pool Receivable obtained by any Person pursuant to a claim for bad debt relief in respect of the relevant Pool Receivable, and (f) all other proceeds of such Pool Receivable.

“Committed Buy-Out Notice” has the meaning specified in Section 9.04(a).

“Commitment” means, with respect to any Lender, such Lender’s Class A Commitments and Class B Commitments, as applicable.

“Communications” has the meaning set forth in Section 12.03(d).

“Concentration Percentage” means (a) except as provided in clause (b) below, (i) for any Group A Obligor, 22.50%, (ii) for any Group B Obligor, 15.00%, (iii) for any Group C Obligor, 10.00% and (iv) for any Group D Obligor, 5.00% and (b) for each of the Obligors listed in the chart below (each, a “Special Obligor”), the percentage that is 2.50% greater than the Concentration Percentage for such Special Obligor(s) as determined pursuant to clause (a) above (the applicable “Special Concentration Limit”); provided, however, that the Administrative Agent may, upon five (5) Business Days’ written notice to the Borrower, cancel or reduce the Special Concentration Limit with respect to any Special Obligor, in which case the Concentration Percentage for such Special Obligor(s) shall be determined pursuant to clause (a) above. In the event that any other Obligor is or becomes an Affiliate of a Special Obligor, the Special Concentration Limit shall apply to both such Obligor and such Special Obligor and shall be calculated as if such Obligor and such Special Obligor were a single Obligor.

Special Obligor

American Airlines, Inc.

“Concentration Reserve Percentage” means, at any time, the largest of: (a) the sum of the five (5) largest Obligor Percentages of the Group D Obligors, (b) the sum of the three (3) largest Obligor Percentages of the Group C Obligors, (c) the sum of the two (2) largest Obligor Percentages of the Group B Obligors and (d) the largest Obligor Percentage of the Group A Obligors; at such time; provided, that, for purposes of determining the Concentration Reserve Percentage, with respect to any Eligible Receivable that is an Insured Receivable, the “Obligor” thereof (including for purposes of determining such Obligor’s Obligor Percentage and status as a Group A Obligor, Group B Obligor, Group C Obligor or Group D Obligor) shall be deemed to be (x) with respect to the Insured Amount of the Outstanding Balance of such Insured Receivable, the related Eligible Credit Insurance Provider and (y) with respect to the remaining Outstanding Balance, if any, the Obligor of such Insured Receivable.

“Conforming Changes” means, with respect to Daily 1M SOFR, the Term SOFR Rate or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of Daily 1M SOFR, the Term SOFR Rate or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of Daily 1M SOFR, the Term SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” has the meaning assigned thereto in the Credit Agreement as in effect on the Closing Date and without giving effect to any subsequent amendments thereto. Any capitalized terms used within such defined term and its components shall have the meaning assigned thereto in the Credit Agreement as in effect on the Closing Date and without giving effect to any subsequent amendments thereto.

“Consolidated Total Indebtedness” has the meaning assigned thereto in the Credit Agreement, as in effect on the Closing Date and without giving effect to any subsequent amendments thereto; provided that for purposes of determining the Consolidated Total Indebtedness for this Agreement, clause (b) of such term shall be disregarded. Any capitalized terms used within such defined term and its components shall have the meaning assigned thereto in the Credit Agreement as in effect on the Closing Date and without giving effect to any subsequent amendments thereto.

“Continuing Director” means, at any date, any individual (a) who is a director of Parent on the Closing Date or (b) whose nomination for election to the board of directors of Parent is recommended by a majority of the then Continuing Directors.

“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” means (a) each Borrower-Related Party and its respective Subsidiaries, and (b) each Person that, directly or indirectly, controls a Person described in clause (a) above. For purposes of this definition, control of a Person means the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of February 19, 2013, among Sabre GLBL Inc., as borrower, Sabre Holdings Corporation, as holdings, Bank of America N.A., as administrative agent, and the lenders from time to time party thereto.

“Credit and Collection Policy” means the receivables credit and collection materials and practices of the Borrower-Related Parties provided as of the Closing Date and described in Exhibit D, as modified in compliance with this Agreement.

“Credit Extension” means the making of any Loan.

“Credit Party” means each Lender, the Structuring Agent and the Administrative Agent.

“Credit Insurance Policy” means a credit insurance policy naming the Borrower as insured, which policy insures the payment of Pool Receivables owing by one or more Obligors.

“Credit Insurer” means each insurance company that provides a Credit Insurance Policy to the Borrower.

“Daily 1M SOFR” means, for any day, the rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) (a) the Term SOFR Reference Rate for such day for a one (1) month period, as published by the Term SOFR Administrator, by (b) a number equal to 1.00 minus the SOFR Reserve Percentage; provided, that if Daily 1M SOFR, determined as provided above, would be less than the SOFR Floor, then Daily 1M SOFR shall be deemed to be the SOFR Floor. Such rate of interest will be adjusted automatically as of each Business Day based on changes in Daily 1M SOFR without notice to the Borrower.

“Daily Report” means a report regarding the Pool Receivables and the transactions contemplated hereby, substantially in the form of Exhibit E-3.

“Daily Reporting Date” means each Business Day occurring during a Daily Reporting Period.

“Daily Reporting Period” means the period (i) beginning on the fifth (5th) Business Day after the date, if any, on which the Administrative Agent delivers a notice in writing to the Servicers that it is then requiring the delivery of Daily Reports hereunder and (ii) ending on the date on which the Administrative Agent (acting in its sole discretion) delivers a notice in writing to the Servicer that it is no longer requiring the delivery of Daily Reports. As of the Closing Date, a Daily Reporting Period is not continuing.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) (A) SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR

Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.

“Days’ Sales Outstanding” means, for any Fiscal Month, an amount computed as of the last day of such Fiscal Month equal to: (a) the average of the aggregate Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) as of the last day of each of the three most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (b) (i) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during the three most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (ii) 90.

“Debtor Relief Laws” means the Bankruptcy Code, the UK Insolvency Act, the Insolvency, Restructuring and Dissolution Act 2018 of Singapore, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, judicial management, liquidation, winding-up, rearrangement, receivership, insolvency, reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise), or similar debtor relief Laws of the United States, the United Kingdom, Singapore or other applicable jurisdictions from time to time in effect.

“Deemed Collections” has the meaning set forth in Section 3.01(d).

“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such Fiscal Month, by (b) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during the month that is ten (10) Fiscal Months before such Fiscal Month.

“Defaulted Receivable” means a Receivable (without duplication):

(a) as to which any payment, or part thereof, remains unpaid for more than two-seventy-one (271) days from the original due date for such payment;

(b) as to which a Relief Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto;

(c) that has been written off the applicable Originator’s or the Borrower’s books as uncollectible; or

(d) that, consistent with the Credit and Collection Policy, should be written off the applicable Originator’s or the Borrower’s books as uncollectible;

provided, however, that in each case above such amount shall be calculated without giving effect to any netting of credits that have not been matched to a particular Receivable for the purposes of aged trial balance reporting.

“Defaulting Class B Lender” means, at any time, any Class B Lender that is a Defaulting Lender. If any Class B Lender is a Defaulting Class B Lender, any of its Affiliates that are also Class B Lenders shall also constitute Defaulting Class B Lenders for all purposes. For such purpose, any Person for which Centerbridge Credit CS, L.P. acts as investment manager (directly or indirectly) shall constitute an Affiliate of all other such Persons.

“Defaulting Lender” means, subject to Section 2.06(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by an Official Body so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Official Body) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.06(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day, by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date for such payment; provided, however, that such amount shall be calculated without giving effect to any netting of credits that have not been matched to a particular Receivable for the purposes of aged trial balance reporting.

“Dilution” has the meaning set forth in Section 3.01(d)(i).

“Dilution Horizon Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such Fiscal Month by dividing: (a) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during such Fiscal Month, by (b) the aggregate Outstanding Balance of all Pool Receivables as of the last day of such Fiscal Month. Within thirty (30) days of the completion and the receipt by the Administrative Agent of the results of any annual audit or field exam of the Receivables and the servicing and origination practices of each Servicer and the Originators, the numerator of the Dilution Horizon Ratio may be adjusted by the Administrative Agent upon not less than five (5) Business Days’ notice to the Borrower to reflect such number of Fiscal Months as the Administrative Agent reasonably believes best reflects the business practices of each Servicer and the Originators and the actual amount of Dilution and Deemed Collections that occur with respect to Pool Receivables based on the weighted average dilution lag calculation completed as part of such audit or field exam.

“Dilution Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each Fiscal Month by dividing: (a) the aggregate amount of Dilution during such Fiscal Month, by (b) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during the prior Fiscal Month~~; provided, that Dilution relating to Receivables the Obligor of which is Vietnam Airlines occurring in August 2023 shall be excluded from the calculation of the Dilution Ratio.~~

“Dilution Reserve Percentage” means, at any time, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (a) the Dilution Horizon Ratio, multiplied by (b) the sum of (x) 2.25 times the average of the Dilution Ratios for the twelve (12) most recent Fiscal Months and (y) the Dilution Volatility Component.

“Dilution Volatility Component” means, for any Fiscal Month, the product (expressed as a percentage) and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of:

(a) the positive difference, if any, between: (i) the highest Dilution Ratio for any Fiscal Month during the twelve (12) most recent Fiscal Months and (ii) the average of the Dilution Ratios for such twelve (12) Fiscal Months; multiplied by

(b) the quotient of (i) the highest Dilution Ratio for any Fiscal Month during the twelve (12) most recent Fiscal Months divided by (ii) the average of the Dilution Ratios for such twelve (12) Fiscal Months.

“Disqualified Equity Interests” has the meaning assigned thereto in the Credit Agreement as in effect on the Closing Date and without giving effect to any subsequent amendments thereto. Any capitalized terms used within such defined term and its components shall have the meanings assigned thereto in the Credit Agreement as in effect on the Closing Date and without giving effect to any subsequent amendments thereto.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates as determined by the Administrative Agent from time to time) on the date that is one (1) Business Day immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion. Any determination by the Administrative Agent pursuant to clauses (b) and (c) above shall be conclusive absent manifest error.

“Dollars” and “$” each mean the lawful money of the United States of America.

“Earliest Maturity Date” means, at any date of determination, the earliest then-scheduled maturity date of any Material Indebtedness.

“Early Termination Payment” means an amount payable upon any voluntary reduction in the Class A Commitment of any Class A Lender equal to (1) if the Class A Commitment of any Class A Lender is reduced prior to the first anniversary of the First Amendment Date, 6.00% times the amount of such reduction in the Class A Commitment on such date, (2) if the Class A Commitment of any Class A Lender is reduced on or prior to the second anniversary of the First Amendment Date (but after the first anniversary), 4.00% times the amount of such reduction in the Class A Commitment on such date, (3) if the Class A Commitment of any Class A Lender is reduced prior to the third anniversary of the First Amendment Date (but after the second anniversary), 2.00% times the amount of such reduction in the Class A Commitment on such date and (4) if the Class A Commitment of any Class A Lender is reduced thereafter, zero.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Federal Funds Rate” means for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1% announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Effective Federal Funds Rate” as of the date of this Agreement; provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Effective Federal Funds Rate” for such day shall be the Effective Federal Funds Rate for the last day on which such rate was announced. Notwithstanding the foregoing, if the Effective Federal Funds Rate as determined under any method above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.06(b)(iv), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.06(b)(iii)).

“Eligible Clearing House” means Airlines Clearing House, Inc. or any other Clearing House approved in writing by the Administrative Agent.

“Eligible Clearing House Obligor” means an Obligor for which payments on Receivables are settled through a Clearing House so long as (a) such Obligor is an active participant under such Clearing House and has not been suspended and (b) no default action is permitted to be taken or has been taken by any member in such Clearing House against such Obligor or any member in any other Clearing House to which such Obligor participates.

“Eligible Credit Insurance” means a Credit Insurance Policy issued by an Eligible Credit Insurance Provider, which policy (a) has been approved in writing by the Administrative Agent in its sole discretion, (b) is in full force and effect, (c) under which the Administrative Agent is an additional insured, loss-payee or bank-beneficiary (as the case may be) entitled to make, and receive payment of, insurance claims thereunder, (d) contains terms and endorsements permitting the transactions contemplated by the Transaction Documents (including the transfer and pledge of the Pool Receivables insured thereby and the rights of the Secured Parties hereunder with respect thereto), and (e) with respect to which, all due and payable premiums have been paid in full. If the Credit Insurer of such a Credit Insurance Policy ceases to be an Eligible Credit Insurance Provider, such policy shall cease to constitute Eligible Credit Insurance. No Eligible Credit Insurance is in effect as of the Closing Date.

“Eligible Credit Insurance Provider” means an insurance company in the business of issuing commercial credit insurance (a) which company is not an Affiliate of any Borrower-Related Party and (b) with respect to which, at least two of Moody’s, Standard Poor’s or A.M. Best Company, Inc. have assigned it (or its unsecured and uncredit-enhanced debt securities) (x) a short-term debt rating of at least “A-2” and “P-2” and (y) a long-term rating of at least “BBB+” and “Baa1”; provided, that, with respect to any Credit Insurance Policy issued by multiple insurance providers, the Administrative Agent may elect (in its sole discretion) to treat such syndicate as a single insurer and apply a weighted average credit rating.

“Eligible Foreign Obligor” means any Obligor which (i) is not a (x) U.S. Obligor, or (y) ~~U.K.~~UK Obligor, and (ii) is domiciled in, organized in and whose principal place of business is in, any country other than a Sanctioned Jurisdiction, Belarus or Russia.

“Eligible Receivable” means, at any time, a Pool Receivable:

(a) the Obligor of which is: (i) a U.S. Obligor, ~~U.K.~~UK Obligor or Eligible Foreign Obligor; (ii) not an Official Body; (iii) not subject to any Relief Proceeding; (iv) not a Sanctioned Person; (v) not an Affiliate of any Borrower-Related Party; (vi) not the Obligor with respect to Delinquent Receivables with an aggregate Outstanding Balance exceeding 50% of the aggregate Outstanding Balance of all such Obligor’s Pool Receivables; (vii) not a natural person and (viii) not a material supplier to any Originator or an Affiliate of a material supplier;

(b) for which a Relief Proceeding shall not have occurred with respect to the Obligor thereof (or any other Person that is a co-obligor, guarantor, issuer of supporting letters of credit or credit support provider with respect to such Obligor’s Receivables);

(c) that is denominated and payable only in Dollars or an Alternative Currency, and (i) with respect to any Receivable that is not settled through a Clearing House, the Obligor with respect to which has been instructed to remit Collections in respect thereof directly to a Lock-Box or Collection Account in the United States of America ~~or~~, the United Kingdom or Singapore or (ii) with respect to any Pool Receivable that is settled through a Clearing House, (A) the applicable Clearing House is then an Eligible Clearing House, (B) the Obligor of which is an Eligible Clearing House Obligor and (C) the Obligor has been instructed to make payments on such Pool Receivable to the applicable Settlement Account in accordance with the Clearing House Rules for the applicable Clearing House;

(d) that (i) does not have a due date which is more than 90 days after the original invoice date of such Receivable, (ii) is not due upon receipt, and (iii) does not have a zero day term;

(e) that (i) arises under a Contract for the sale of goods or services in the ordinary course of the applicable Originator’s business and (ii) does not constitute a loan or other similar financial accommodation being provided by the applicable Originator;

(f) that arises under a duly authorized Contract that (i) is in full force and effect, (ii) is governed by the law of (x) the United States of America or of any State thereof ~~or~~, (y) England and Wales, or (z) Singapore, (iii) is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law and (iv) the payments thereunder are free and clear of any withholding Taxes;

(g) that has been transferred by an Originator to the Borrower pursuant to a Transfer Agreement with respect to which transfer all conditions precedent under the applicable Transfer Agreement have been met;

(h) that, together with the Contract related thereto, conforms in all material respects with all applicable Laws (including any applicable laws relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

(i) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with or notices to, any Official Body or other Person required to be obtained, effected or given by an Originator in connection with the creation of such Receivable, the execution, delivery and performance by such Originator of the related Contract or the assignment thereof under the applicable Transfer Agreement have been duly obtained, effected or given and are in full force and effect;

(j) that is not subject to any existing dispute, claim, litigation, right of rescission, set-off, counterclaim, any other defense against the applicable Originator (or any assignee of such Originator) or Adverse Claim, and the Obligor of which holds no right as against the applicable Originator to cause such Originator to repurchase the goods or merchandise, the sale of which shall have given rise to such Receivable;

(k) that satisfies all applicable requirements of the Credit and Collection Policy;

(l) that, together with the Contract related thereto, has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 8.02;

(m) in which the Borrower owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable (including with respect to any assignment or transfer thereof or grant of a security interest therein) without any required consent of the related Obligor or any Official Body or any other condition thereto or restriction thereon (including under the applicable Contract and applicable Law), unless any such required consent, condition or restriction has been obtained or satisfied or has been rendered ineffective under all applicable Law, and the payments thereon are free and clear of any, or increased to account for any applicable, withholding Taxes;

(n) for which the Administrative Agent (on behalf of the Secured Parties) shall have a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;

(o) that (x) constitutes an “account” or “general intangible” (as defined in the UCC), (y) is not evidenced by instruments or chattel paper and (z) does not constitute, or arise from the sale of, as-extracted collateral (as defined in the UCC);

(p) that is neither a Defaulted Receivable nor a Delinquent Receivable;

(q) for which no Borrower-Related Party has established any offset or netting arrangements (including customer deposits and advance payments (including payments relating to unearned revenues)) with the related Obligor in connection with the ordinary course of payment of such Receivable;

(r) that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof or by the Borrower and the related goods or merchandise shall have been shipped and/or services performed;

(s) which (i) does not arise from a sale of accounts made as part of a sale of a business or constitute an assignment for the purpose of collection only, (ii) is not a transfer of a single account made in whole or partial satisfaction of a preexisting indebtedness or an assignment of a right to payment under a contract to an assignee that is also obligated to perform under the contract and (iii) is not a transfer of an interest in or an assignment of a claim under a policy of insurance;

(t) which does not relate to the sale of any consigned goods or finished goods which have incorporated any consigned goods into such finished goods;

(u) for which the related invoice does not include any Excluded Receivable;

(v) [Reserved];

(w) for which neither the related Originator nor any Affiliate thereof is holding any deposits received by or on behalf of the related Obligor; provided that only the portion of such Pool Receivable in an amount equal to such deposits shall be ineligible;

(x) that, if such Receivables is an Unbilled Receivable, is an Eligible Unbilled Receivable.

“Eligible Unbilled Receivable” means, at any time, any Unbilled Receivable for which the related services were rendered to the Obligor thereof.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“ERISA Event” means (a) with respect to a Pension Plan, a reportable event under Section 4043 of ERISA as to which event (after taking into account notice waivers provided for in the regulations) there is a duty to give notice to the PBGC; (b) a withdrawal by Borrower or any member of the ERISA Group from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any member of the ERISA Group from a Multiemployer Plan, notification that a Multiemployer Plan is insolvent, or occurrence of an event described in Section 4041A(a) of ERISA that results in the termination of a Multiemployer Plan; (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan amendment as a termination under Section 4041(e) of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430.431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any member of the ERISA Group.

“ERISA Group” means, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 10.13.

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 10.13.

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 10.13.

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 10.13.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” or “€” mean the lawful currency of the Participating Member States.

“Event of Default” means any of the events described in Section 9.01. For the avoidance of doubt, any Event of Default that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 12.01.

“Excess Concentration” means the sum of the following amounts, without duplication:

(i) the sum of the amounts calculated for each of the Obligors equal to the excess (if any) of (x) the aggregate Outstanding Balance of the Eligible Receivables of such Obligor, over (y) the product of (A) such Obligor’s Concentration Percentage, multiplied by (B) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; provided, that, for purposes of this clause (i), for any Eligible Receivable that is an Insured Receivable, the “Obligor” thereof shall be deemed to be (A) with respect to the Insured Amount of the Outstanding Balance of any Insured Receivable, the related Eligible Credit Insurance Provider and (B) with respect to the remaining Outstanding Balance, if any, the Obligor of such Insured Receivable; plus

(ii) the excess (if any) of (x) the aggregate Outstanding Balance of all Pool Receivables that are UK Receivables, over (y) the product of (A) 35.00%, multiplied by (B) the aggregate Outstanding Balance of all Pool Receivables; plus

(iii) the excess (if any) of (x) the aggregate Outstanding Balance of the Eligible Receivables the Obligors for which are Clearing House Eligible Foreign Obligors, over (y) the product of (A) 50.00%, multiplied by (B) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(iv) the excess (if any) of (x) the aggregate Outstanding Balance of the Eligible Receivables the Obligors for which are Clearing House Eligible Foreign Obligors that are Tier II Eligible Foreign Obligors, over (y) the product of (A) 20.00%, multiplied by (B) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(v) the excess (if any) of (x) the aggregate Outstanding Balance of the Eligible Receivables the Obligors for which are Clearing House Eligible Foreign Obligors that are Tier III Eligible Foreign Obligors, over (y) the product of (A) 7.50%, multiplied by (B) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(vi) the excess (if any) of (x) the aggregate Outstanding Balance of the Eligible Receivables the Obligors for which are Non-Clearing House Eligible Foreign Obligors, over (y) the product of (A) 25.00%, multiplied by (B) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(vii) the excess (if any) of (x) the aggregate Outstanding Balance of the Eligible Receivables the Obligors for which are Non-Clearing House Eligible Foreign Obligors that are Tier II Eligible Foreign Obligors, over (y) the product of (A) 15.00%, multiplied by (B) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(viii) the excess (if any) of (x) the aggregate Outstanding Balance of the Eligible Receivables the Obligors for which are Non-Clearing House Eligible Foreign Obligors that are Tier III Eligible Foreign Obligors, over (y) the product of (A) 2.50%, multiplied by (B) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(ix) the excess (if any) of (x) the aggregate Outstanding Balance of all Unbilled Receivables, over (y) the product of (A) 0%, multiplied by (B) the aggregate Outstanding ~~Balancing~~Balance of all Eligible ~~receivables~~Receivables then in the Receivables Pool; plus

(x) the excess (if any) of (x) the aggregate Outstanding Balance of the Eligible Receivables the Obligors for which are Tier I Eligible Foreign Obligors that have a billing address in any single country, over (y) the product of (A) 15.00%, multiplied by (B) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(xi) the excess (if any) of (x) the aggregate Outstanding Balance of the Eligible Receivables the Obligors for which are Tier II Eligible Foreign Obligors that have a billing address in any single country, over (y) the product of (A) 7.50%, multiplied by (B) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(xii) the excess (if any) of (x) the aggregate Outstanding Balance of the Eligible Receivables the Obligors for which are Tier III Eligible Foreign Obligors that have a billing address in any single country, over (y) the product of (A) 2.50%, multiplied by (B) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool~~.~~; plus

(xiii) the excess (if any) of (x) the aggregate Outstanding Balance of all Pool Receivables that are SG Receivables, over (y) the product of (A) 15.00%, multiplied by (B) the aggregate Outstanding Balance of all Pool Receivables.

provided, however, that the Administrative Agent may, upon five (5) Business Days’ written notice to the Borrower, reduce (including to zero) any of the percentage limits set forth in clauses (iii) to (xii) above.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Receivable” means any Receivable (as defined without giving effect to the proviso in the definition thereof) which is (i) ~~an AirCentre Receivable; (ii)~~ a Subscriber Receivable or (~~iii~~ii ) Restricted Non-U.S. Law Receivables. No Excluded Receivable shall subsequently become a Receivable and no Receivable shall subsequently become an Excluded Receivable.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.03(g), and (d) any withholding Taxes imposed under FATCA.

“Facility Limit” means the sum of the Class A Facility Limit and the Class B Facility Limit. References to the unused portion of the Facility Limit mean, at any time, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Principal at such time.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” has the meaning specified in Section 2.03(a).

“Fees” has the meaning specified in Section 2.03(a).

“Final Maturity Date” means the Class A Final Maturity Date or Class B Final Maturity Date, as applicable.

“Final Payout Date” means the date on or after the Termination Date when (i) the Aggregate Principal and Aggregate Interest have been paid in full, (ii) all Borrower Obligations shall have been paid in full, (iii) all other amounts owing to the Secured Parties hereunder and under the other Transaction Documents have been paid in full and (iv) all accrued Servicing Fees have been paid in full.

“Financial Covenant Event” shall be deemed to have occurred if the Liquidity as of ~~the~~ any day of Parent and its Subsidiaries is an amount less than (a) $100,000,000 on any day prior to (and not including) the first anniversary of the Closing Date, (b) $150,000,000 on any day from the first anniversary of the Closing Date to (and not including) the second anniversary of the Closing Date or (c) $200,000,000 on any day on and after the second anniversary of the Closing Date.

“First Amendment Date” means March 29, 2024.

“Fiscal Month” means each calendar month.

“Foreign Currency Reserve Percentage” means, at any time of determination, the sum for each Alternative Currency of the quotient, expressed as a percentage, of (a) the product of (i) the Outstanding Balance of all Receivables denominated in such Alternative Currency multiplied by (ii) the VaR Percentage for such Alternative Currency, divided by (b) the Net Receivables Pool Balance.

“Foreign Lender” means (i) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (ii) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section  ~~1.3~~1.03, and applied on a consistent basis both as to classification of items and amounts.

~~“GetThere Receivable” means each Receivable owing to GetThere L.P. that are serviced by the Servicers, including pursuant to a transition services agreement if GetThere L.P. is no longer an Affiliate, all of which the Servicer has assigned a customer identification number that begins with the letters “BT” in Sabre’s reporting system, in each case, based on Sabre’s reporting practices as of the Second Amendment Effective Date.~~

“Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Group A Obligor,” “Group B Obligor” or “Group C Obligor” means any Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) with:

(a) a short-term rating of at least “A-1” (in the case of a Group A Obligor), “A-2” (in the case of a Group B Obligor) or “A-3” (in the case of a Group C Obligor), in any case, by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of at least “A+” (in the case of a Group A Obligor), “BBB+” (in the case of a Group B Obligor) or “BBB-” (in the case of a Group C Obligor), in any case, or better by S&P on such Obligor’s, its parent’s, or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and

(b) a short-term rating of at least “P-1” (in the case of a Group A Obligor), “P-2” (in the case of a Group B Obligor) or “P-3” (in the case of a Group C Obligor), in any case, by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, a rating of at least “A1” (in the case of a Group A Obligor), “Baa1” (in the case of a Group B Obligor) or “Baa3” (in the case of a Group C Obligor), in any case, or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities;

provided, however, if such Obligor is rated by only one of S&P or Moody’s, then such Obligor will be a Group A Obligor, Group B Obligor or Group C Obligor (as the case may be) if it satisfies either clause (a) or clause (b) above; provided, further, that if such Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) has split ratings from S&P and

Moody’s, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have only the lower of (or, solely with respect to Delta Air Lines, Inc., the higher of) the two ratings for the purpose of determining whether such Obligor satisfies clause (a) or (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of Group A Obligor, Group B Obligor or Group C Obligor (as the case may be) shall be deemed to be a Group A Obligor, Group B Obligor or Group C Obligor (as the case may be) and shall be aggregated with its parent Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage” unless such Subsidiary Obligor separately satisfies the definition of Group A Obligor, Group B Obligor or Group C Obligor (as the case may be), in which case such Obligor shall be separately treated as a Group A Obligor, Group B Obligor or Group C Obligor (as the case may be), as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are also Obligors.

“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor; provided, that any Obligor (or its parent or majority owner, as applicable, if such Obligor is unrated) that is unrated by both Moody’s and S&P shall be a Group D Obligor.

“Guaranty” means, with respect to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly. The amount of obligations under a Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Administrative Agent in good faith.

~~“IHS Receivable” means each Receivable owing to IHS US Inc. that are serviced by the Servicers, including pursuant to a transition services agreement if IHS US Inc. is no longer an Affiliate, all of which the Servicer has assigned (i) a customer group field designation of “SH”, and (ii) a contract account category field marked as “HS”, division field “30”, in Sabre’s customer master record, in each case, based on Sabre’s reporting practices as of the Third Amendment Effective Date.~~

“Indebtedness” means, as to any Person at any time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial letters of credit), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property (other than (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests; and

(h) all Guarantees of such Person in respect of any of the foregoing (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and obligations under Swap Contracts) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any parent of the Parent appearing upon the balance sheet of the Parent solely by reason of push-down accounting under GAAP shall be excluded. For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Indebtedness and (B) in the case of the Parent and its Subsidiaries, exclude (x) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary of business and (y) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower-Related Party under any Transaction Document and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.

“Independent Director” has the meaning set forth in Section 7.03(c).

“Information” has the meaning set forth in Section 12.08.

“Initial Class A Lender” means a Class A Lender that as a party to this Agreement in the capacity of a Class A Lender as of the First Amendment Date.

“Initial Class B Lender” means a Class B Lender that as a party to this Agreement in the capacity of a Class B Lender as of the First Amendment Date.

“Initial Funding Date” has the meaning set forth in Section 5.01.

“Insured Amount” means, with respect to any Insured Receivable, the excess, if any, of (a) the Outstanding Balance of such Receivable, over (b) the total amount of deductibles and coinsurance with respect to a claim in an amount equal to the Outstanding Balance of such Insured Receivable and such other amounts as determined by the Administrative Agent (in its reasonable discretion) likely to diminish any recovery from the Eligible Credit Insurance Provider for a related claim under the related Eligible Credit Insurance (including, without limitation, fees associated with claims, any discount to present value based on the expected timing of such recovery and other “haircut” amounts based on the likelihood of recovery under the related Eligible Credit Insurance).

“Insured Receivable” means each Receivable of an Obligor for which the Outstanding Balance (when aggregated with each other Receivable owing by such Obligor that was originated prior to such Receivable) is equal to or less than the then-effective maximum amount available for payments established for such Obligor for all claims relating to such Obligor during the related policy period under and pursuant to Eligible Credit Insurance; provided, that no Receivable shall constitute an Insured Receivable at any time the Credit Insurance Policy relating thereto shall cease to constitute Eligible Credit Insurance.

“Intended Tax Treatment” has the meaning set forth in Section 12.11.

“Interest” means, for each Loan and any Interest Period (or portion thereof), the amount of interest accrued on the Principal of such Loan during such Interest Period (or portion thereof) in accordance with this Agreement.

“Interest Period” means, with respect to any Loan or fees payable hereunder, (a) before the Termination Date: (i) initially, the period commencing on the date such Loan is funded hereunder (or in the case of ~~any~~such fees ~~payable hereunder~~, commencing on the Closing Date) and ending on (and including) the last day of such calendar month and (ii) thereafter, each period commencing on the first day of each calendar month and ending on (and including) the last day of such calendar month and (b) on and after the Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrative Agent or, in the absence of any such selection, each period determined pursuant to clause (a) above.

“Interest Rate” means, subject to Sections 2.03 and 2.04, for any day in any Interest Period for any Loan (or any portion of Principal thereof):

(a) ~~if no~~unless an Event of Default or Financial Covenant Event is then continuing, the sum of (i) either (x) if the Borrower has elected for such Loan (or ~~any~~such portion of Principal ~~thereof~~) to accrue interest by reference to the Term SOFR Rate during such Interest Period in accordance with Section 2.03(d)(i), the Term SOFR Rate for such day, or (y) ~~in any other case (including if no such election has been made)~~otherwise, Daily 1M SOFR ~~plus~~and (ii) the SOFR Adjustment; or

(b) if an Event of Default or Financial Covenant Event is then continuing, the greater of (x) the sum of the Daily 1M SOFR for such day ~~plus~~and the SOFR Adjustment, and (y) the Base Rate for such day (in either case, plus any additional margin or spread imposed pursuant to Section 2.03(f)).

For the avoidance of doubt, if any Loan is converted to, or deemed to be, a Base Rate Loan pursuant to the terms hereof, the Interest Rate for such Loan shall be the Base Rate as in effect from time to time (plus any additional margin or spread imposed pursuant to Section 2.03(f)).

“International Trade Laws” means all Laws relating to economic and financial sanctions, trade embargoes, export controls, customs and anti-boycott measures.

“Investment Company Act” means the Investment Company Act of 1940.

“IRS” means the United States Internal Revenue Service.

“Law” means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic.

“LCR Security” means any commercial paper or security (other than equity securities issued to any Person that is a consolidated subsidiary of Parent under GAAP) within the meaning of Paragraph __.32(e)(viii) of the final rules titled Liquidity Coverage Ratio: Liquidity Risk Measurement Standards, 79 Fed. Reg. 197, 61440 et seq. (October 10, 2014).

“Lender” means each Person that is or becomes a party to this Agreement in the capacity of a Class A Lender or a Class B Lender.

“Lender Representative” means the Class A Lender Representative and the Class B Lender Representative, as applicable.

“Lending Office” means, as to the Administrative Agent or any Lender, the office or offices of such Person described as such in such Lender’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent.

“Level I Leverage Period” means any period (i) beginning on the date on which financial statements were delivered (or required to be delivered) for the Parent (or any of its Subsidiaries) and the Total Net Leverage Ratio for the most recently completed Test Period exceeded 3.50:100 and (ii) ending on the date on which financial statements were delivered (or required to be delivered) for the Parent (or any of its Subsidiaries) and the Total Net Leverage Ratio for the most recently completed Test Period did not exceed 3.50:100. A Level I Leverage Period will continue concurrently with a Level II Leverage Period.

“Level II Leverage Period” means any period (i) beginning on the date on which financial statements were delivered (or required to be delivered) for the Parent (or any of its Subsidiaries) and the Total Net Leverage Ratio for the most recently completed Test Period exceeded 4.00:100 and (ii) ending on the date on which financial statements were delivered (or required to be delivered) for the Parent (or any of its Subsidiaries) and the Total Net Leverage Ratio for the most recently completed Test Period did not exceed 4.00:100.

“Lien” means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

“Linked Account” means any controlled disbursement account, controlled balance account or other deposit account maintained by a Collection Account Bank for any Borrower-Related Party or any Affiliate thereof and linked to any Collection Account by a zero balance account connection or other automated funding mechanism or controlled balance arrangement.

“Liquidity” means, at any time, the sum of (a) aggregate amount of cash and Cash Equivalents of Parent and its Subsidiaries, excluding cash and Cash Equivalents which are listed as “restricted” on the consolidated balance sheet of Parent and its Subsidiaries as of such date (including, for the avoidance of doubt, any amounts then on deposit in the Collection Accounts, none of which shall be considered “restricted” for such purpose), plus (b) any remaining aggregate amount committed and available to be drawn (taking into account any conditions precedent to any drawing and/or applicable restrictions) by Parent and its Subsidiaries in respect of the Credit Agreement or other Material Indebtedness, plus (c) the excess (if any) of (i) the lesser of the Facility Limit and the Borrowing Base at such time, over (ii) the Aggregate Principal at such time; provided, that at any time on or after the Termination Date, the amount determined pursuant this clause (c) shall be zero ($0).

“LLC Division” means, in the event a Person is a limited liability company, (a) the division of such Person into two or more newly formed limited liability companies (whether or not such Person is a surviving entity following any such division) pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under any similar act governing limited liability companies organized under the Laws of any other State or Commonwealth or of the District of Columbia, or (b) the adoption of a plan contemplating, or the filing of any certificate with any applicable Official Body that results or may result in, any such division.

“Loan” means a Class A Loan and a Class B Term Loan.

“Loan Request” means a letter in substantially the form of Exhibit A hereto delivered by the Borrower to the Administrative Agent ~~and the Lenders~~ pursuant to Section 2.02(a).

“Lock-Box” means each locked postal box with respect to any Collection Account for the purpose of retrieving and processing payments made on the Receivables and which is listed on Schedule II (as such schedule may be modified from time to time in connection with the addition or removal of any Lock-Box in accordance with the terms hereof).

“Loss Horizon Ratio” means, at any time, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed by dividing:

(c) the sum of (i) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during the number of most recently ended Fiscal Months equal to the Loss Horizon Terms Base Component; plus (ii) the product of (x) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the most recently ended Fiscal Month not included in the calculation set forth in clause (i) above, times the Loss Horizon Terms Fractional Component; by

(d) the Outstanding Balance of all Pool Receivables as of such date.

“Loss Horizon Terms Base Component” means the sum (rounded down to the nearest whole number) of (i) 4.25 and (ii) the ratio computed by dividing (x) WACT minus 30, by (x) 30.

“Loss Horizon Terms Fractional Component” means the excess, if any, of (a) the sum of (i) 4.25 and (ii) the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed by dividing (x) WACT minus 30, by (y) 30; over (b) the Loss Horizon Terms Base Component.

“Loss Reserve Percentage” means, at any time, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (a) 2.25, multiplied by (b) the highest average of the Default Ratios for any three (3) consecutive Fiscal Months during the twelve (12) most recent Fiscal Months, multiplied by (c) the Loss Horizon Ratio.

“Material Adverse Effect” means relative to any Person (provided that if no particular Person is specified, “Material Adverse Effect” shall be deemed to be relative to all Borrower-Related Parties, individually and in the aggregate) with respect to any event or circumstance, a material adverse effect on any of the following:

(a) the assets, operations, business or financial condition of such Person;

(b) the ability of such Person to perform its material obligations under this Agreement or any other Transaction Document to which it is a party;

(c) the validity or enforceability of this Agreement or any other Transaction Document;

(d) the validity, enforceability, value or collectibility of any material portion of the Collateral;

(e) the status, perfection, enforceability or priority of the Administrative Agent’s security interest in any material portion of the Collateral; or

(f) the rights and remedies of any Credit Party under the Transaction Documents or associated with its interests in the Collateral.

“Material Indebtedness” means any Indebtedness having an outstanding aggregate principal amount of not less than the Threshold Amount.

“Material Travel Event Disruption” means, in any given calendar month, a decrease of 10% or more in the number of “domestic revenue passenger enplanements” (determined by reference to the monthly “Air Traffic Statistics” published by the Bureau of Transportation Statistics) occurs as a result of or in connection with a Travel Event as compared to the number of “domestic revenue passenger enplanements” (determined by reference to the monthly “Air Traffic Statistics” published by the Bureau of Transportation Statistics) occurring in the corresponding month during the prior year or, if a Material Travel Event Disruption existed during such month, the most recent corresponding month in which no Material Travel Event Disruption occurred/existed.

“Material Travel Event Disruption Period” means the period from and after the last date of the quarter in which a Material Travel Event Disruption occurs until the last date of the second succeeding quarter (unless during such Material Travel Event Disruption Period a separate and distinct Material Travel Event Disruption occurs, in which case a new Material Travel Event Disruption Period shall run from and after the last date of the quarter in which such subsequent Material Travel Event Disruption occurred until the last date of the second succeeding quarter).

“Minimum Dilution Reserve Percentage” means, at any time, the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (a) the average of the Dilution Ratios for the twelve (12) most recent Fiscal Months, multiplied by (b) the Dilution Horizon Ratio.

“Monthly Report” means a report regarding the Pool Receivables and the transactions contemplated hereby, substantially in the form of Exhibit E-1~~; provided that after the First Amendment Closing Date, such form shall be revised in form and substance satisfactory~~ (in the form delivered to the Administrative Agent ~~and the Required Class B Lenders to include Unbilled Receivables on or before April 30, 2024~~on or about September 30, 2026 and as such Exhibit may thereafter be modified from time to time with the consent of the Administrative Agent).

“Monthly Settlement Date” means the 18th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.

“Multiemployer Plan” means any employee pension benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five (5) plan years, has made or had an obligation to make such contributions, or to which the Borrower or any member of the ERISA Group has any liability (contingent or otherwise).

“Net Receivables Pool Balance” means, at any time: (a) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, minus (b) the Excess Concentration.

“Non-Clearing House Eligible Foreign Obligor” means an Eligible Foreign Obligor that is not a Clearing House Eligible Foreign Obligor.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 12.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

“Obligor Percentage” means, at any time, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables of such Obligor and its Affiliates less the amount (if any) then included in the calculation of the Excess Concentration with respect to such Obligor and its Affiliates and (b) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables at such time.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Official Body” means (i) any Governmental Authority and (ii) any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Originator” means each Person from time to time party to a Transfer Agreement as an “Originator” thereunder.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Balance” means, at any time, with respect to any Receivable, the Dollar Equivalent of the then outstanding principal balance thereof, including for the avoidance of doubt, any VAT.

“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the Federal Reserve Bank of New York (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“Parent” means Sabre Corporation, a Delaware corporation.

“Parent Group” has the meaning set forth in Section 7.03(c).

“Participant” has the meaning set forth in Section 12.06(d).

“Participant Register” has the meaning set forth in Section 12.06(d).

“Payment Recipient” has the meaning assigned to it in Section 10.13.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Pension Plan” means at any time an “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) (including a “multiple employer plan” as described in Sections 4063 and 4064 of ERISA, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or Section 430 of the Code and either (a) is sponsored, maintained or contributed to by any member of the ERISA Group for employees of any member of the ERISA Group, (b) has at any time within the preceding five years been sponsored, maintained or contributed to by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group, or in the case of a “multiple employer” or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years or (c) or to which the Borrower or any member of the ERISA Group may have any liability (contingent or otherwise).

“Percentage” means (a) with respect to all payments, computations and other matters relating to the Class A Commitment or Class A Loans of any Lender, the percentage obtained by dividing (i) the Class A Exposure of that Lender, by (ii) the aggregate Class A Exposure of all Lenders; (b) with respect to all payments, computations and other matters relating to the Class B Commitment or Class B Term Loans of any Lender, the percentage obtained by dividing (i) the Class B Exposure of that Lender, by (ii) the aggregate Class B Exposure of all Lenders and (c) for all other purposes with respect to each Lender, the percentage obtained by dividing (i) an amount equal to the aggregate outstanding principal amount of the Class A Loans and Class B Term Loans of that Lender, by (ii) an amount equal to the aggregate outstanding principal amount of the Class A Loans and Class B Term Loans of all Lenders.

“Performance Guarantor” means Parent.

“Performance Guaranty” means the Amended and Restated Performance Guaranty, to be dated on or about ~~the Initial Funding Date~~September 30, 2026, by the Performance Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties.

“Permitted Linked Account” means each of accounts 31383323 ~~and 600835136078~~, 600889042031 and any such other deposit account relating to Collection Accounts in Singapore provided in a written notice to the Administrative Agent on or about September 30, 2026.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Official Body or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any member of the ERISA Group or any such Plan to which the Borrower or any member of the ERISA Group is required to contribute on behalf of any of its employees.

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“PNC” has the meaning set forth in the preamble to this Agreement.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Pool Report” means each Monthly Report, Weekly Report and Daily Report.

“Potential Default” means any event or condition which with notice or passage of time, or both, would constitute an Event of Default.

“Prime Rate” means the interest rate per annum announced from time to time by the Administrative Agent at its main offices in Pittsburgh, Pennsylvania as its then prime rate, which rate may not be the lowest or most favorable rate then being charged to commercial borrowers or others by the Administrative Agent and may not be tied to any external rate of interest or index. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

“Principal” means, with respect to any Lender, the aggregate amounts paid to, or on behalf of, the Borrower in connection with all Loans made by such Lender pursuant to Article II, as reduced from time to time by Collections or other funds of the Borrower that have been distributed to such Lender and applied as a repayment of Principal in accordance with this Agreement; provided, that if such Principal shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Principal shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

“Qualifying IPO” means the issuance by Parent or any direct or indirect parent of Parent of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator or the Borrower (as assignee of an Originator), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods that have been or are to be sold or for services rendered or to be rendered, and includes the obligation to pay any service charges, finance charges, interest, fees and other charges with respect thereto; provided, however, that no Excluded Receivable shall constitute a “Receivable”. Any such right to payment arising from any one transaction, including any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction.

“Receivables Pool” means, at any time, all of the then outstanding Receivables transferred (or purported to be transferred) to the Borrower pursuant to the applicable Transfer Agreement.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Reduction Notice” means a letter in substantially the form of Exhibit B hereto delivered by the Borrower to the Administrative Agent ~~and the Lenders~~ pursuant to Section 2.02(d).

“Register” has the meaning set forth in Section 12.06(c).

“Related Fund” means, with respect to any Lender that is an investment fund or other investment vehicle, any other investment fund that invests in commercial loans and that is managed or advised by the same Person as such Lender or by an Affiliate of such Person.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Related Rights” has the meaning set forth in the applicable Transfer Agreement.

“Related Security” means, with respect to any Receivable:

(a) all of the Borrower’s and each Originator’s interest in any goods (including Returned Goods), and documentation of title evidencing the shipment or storage of any goods (including Returned Goods), the sale of which gave rise to such Receivable;

(b) all instruments and chattel paper that may evidence such Receivable;

(c) all letter of credit rights, other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;

(d) all of the Borrower’s and each Originator’s rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance (including any Credit Insurance Policy) and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

(e) all books and records of the Borrower and each Originator to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Lock-Box and Collection Account, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC);

(f) all of the Borrower’s rights, interests and claims under the applicable Transfer Agreement and the other Transaction Documents; and

(g) all Collections and other proceeds (as defined in the UCC) of any of the foregoing.

“Release” has the meaning set forth in Section 3.01(a).

“Relief Proceeding” means with respect to any Person, any proceeding seeking a decree or order for relief in respect of such Person in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of such Person for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.

“Removal Effective Date” has the meaning set forth in Section 10.06(b).

“Reportable Compliance Event” means that: (a) any Covered Entity becomes a Sanctioned Person; (b) any Collateral becomes Blocked Property; (c) any violation of International Trade Laws or (c) any Covered Entity otherwise violates any of the representations or covenant (including any negative covenant) of this Agreement.

“Required Capital Amount” means (i) initially $27,200,000 and (ii) the amount determined annually by the U.S. Servicer and notified to the Borrower and the Administrative Agent in writing on or before the Monthly Settlement Date in February of each year, starting in 2024, equal to 17.5% of the average of the Net Receivables Pool Balance (as reported in the applicable Monthly Reports) for the preceding calendar year.

“Required Class A Lenders” means, at any time of determination, for the Class of Lenders having Class A Exposure, Lenders whose Percentage (calculated in accordance with clause (a) of the definition thereof), aggregate more than 50.0%.

“Required Class B Lenders” means, at any time of determination, for the Class of Lenders having Class B Exposure, Lenders whose Percentage (calculated in accordance with clause (b) of the definition thereof), aggregate more than 50.0%.

“Required Lenders” means (a) until the Class A Exposure has been reduced to zero and all other Borrower Obligations owing to the Class A Lenders have been paid in full in cash, the Required Class A Lenders and (b) thereafter, the Required Class B Lenders. For the avoidance of doubt, the Required Lenders shall have the sole right to suspend or terminate any remedial action that the Required Lenders authorized or directed be commenced.

“Resignation Effective Date” has the meaning set forth in Section 10.06(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Non-U.S. Law Receivables” means accounts arising under a Contract listed on Exhibit I hereof (in the form delivered to the Administrative Agent on or about September 30, 2026 and as such Exhibit may thereafter be modified from time to time with the consent of the Administrative Agent).

“Restricted Payments” has the meaning set forth in Section 7.01(r).

“Returned Goods” means all right, title and interest in and to returned, repossessed or foreclosed goods and/or merchandise the sale of which gave rise to a Receivable.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto that is a nationally recognized statistical rating organization.

“Sabre HS Receivable” means each Receivable owing to Sabre HS Inc. that are serviced by the Servicers, including pursuant to a transition services agreement if Sabre HS Inc. is no longer an Affiliate, all of which the Servicer has assigned (i) a customer group field designation of “SH”, and (ii) a contract account category field marked as “HS”, division field “30”, in Sabre’s customer master record, in each case, based on Sabre’s reporting practices as of the Third Amendment Effective Date.

“Sale Termination Date” means: (a) the “Sale and Contribution Termination Date” ~~or the “Sale Termination Date”~~ as defined in the U.S. Sale and Contribution Agreement or (b) the “Sale Termination Date” as defined in either of the UK Sale Agreement~~, respectively~~ or SG Sale Agreement.

“Sanctioned Jurisdiction” means any country, territory, or region that is the subject of comprehensive sanctions administered by OFAC broadly prohibiting dealings with such country, territory, or region (at the time of the Effective Date, the so-called Donetsk People’s Republic, so-called Luhansk People’s Republic, and Crimea regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means (a) a Person that is the subject of sanctions administered by OFAC or the U.S. Department of State, including by virtue of being (i) named on OFAC’s list of “Specially Designated Nationals and Blocked Persons”; (ii) organized under the Laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; (iii) owned or controlled 50% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by OFAC; (b) a Person that is the subject of sanctions maintained by the European Union (“E.U.”), including by virtue of being named on the E.U.’s “Consolidated list of persons, groups and entities subject to E.U. financial sanctions” or other, similar lists; (c) a Person that is the subject of sanctions maintained by the United Kingdom (“U.K.”), including by virtue of being named on the “Consolidated List Of Financial Sanctions Targets in the U.K.” or other, similar lists; and (d) a Person that is the subject of sanctions maintained by the government of Singapore (the Anti-Terrorism Laws of such Official Bodies, collectively, “Sanctions”).

“Scheduled Termination Date” means ~~March  29~~September 28, ~~2027~~2029.

“SEC” means the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor.

“Second Amendment Effective Date” means July 18, 2024.

“Secured Parties” means each Credit Party and each Borrower Indemnified Party.

“Securities Act” means the Securities Act of 1933.

“Servicer” means the Person(s) acting as Servicer pursuant to Section 8.01.

“Servicer Indemnified Amounts” has the meaning set forth in Section 11.03.

“Servicer Indemnified Party” has the meaning set forth in Section 11.03.

“Servicing Fee” means the fee referred to in Section 8.06(a).

“Servicing Fee Rate” means the rate set forth on Exhibit J, which Servicing Fee Rate may be modified from time to time by the Borrower and the Servicers so long as (i) such fee is an arm’s length fee for the servicing of the Receivables hereunder, (ii) if such rate exceeds 1.0%, the Administrative Agent and Required Lenders shall have expressly approved such rate in writing prior to its taking effect and (iii) the Borrower shall have delivered a supplemental Exhibit J (which shall thereafter replace Exhibit J).

“Settlement Account” means the deposit or trust account established with the Settlement Agent in accordance with the applicable Clearing House Rules to receive collections on receivables (including the Pool Receivables) settled through such Clearing House.

“Settlement Agent” means U.S. Bank National Association or any successor designated by the applicable Clearing House in accordance with the applicable Clearing House Rules to maintain Settlement Accounts.

“Settlement Date” means with respect to any Loan or Principal thereof for any Interest Period or any Interest or Fees, (i) so long as no Event of Default or Financial Covenant Event has occurred and is continuing and the Termination Date has not occurred, the Monthly Settlement Date and (ii) on and after the Termination Date or if an Event of Default or Financial Covenant Event has occurred and is continuing, each day selected from time to time by the Administrative Agent (it being understood that the Administrative Agent may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.

“SG Obligor” means an Obligor that is a company or other business organization and is incorporated in Singapore.

“SG Originator” means any Person incorporated in Singapore from time to time a party to the SG Sale Agreement as an “Originator” thereunder.

“SG Power of Attorney” means (i) a Singapore law power of attorney, dated on or about September 30, 2026, between the Borrower and the Administrative Agent and (ii) a Singapore law power of attorney, dated on or about September 30, 2026, between the SG Originator and the Borrower.

“SG Receivables” means Receivables acquired pursuant to the SG Sale Agreement.

“SG Sale Agreement” means the Singapore law Sale Agreement, dated on or about September 30, 2026, among the SG Servicer, the SG Originators and the Borrower.

“SG Security Agreement” means the Singapore law Security Agreement, dated on or about September 30, 2026, between the Borrower, as chargor, and the Administrative Agent.

“SG Servicer” has the meaning set forth in the preamble.

“Singapore” means the Republic of Singapore.

“SOFR” means, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Adjustment” means ten basis points (0.10%).

“SOFR Floor” means a rate of interest per annum equal to zero basis points (0.00%).

“SOFR Reserve Percentage” means, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.

“Solvent” means, with respect to any Person on any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that is reasonably expected to become an actual or matured liability.

“Statements” has the meaning set forth in Section 6.01(dd).

“Sterling”, “GBP” or “£” mean the lawful currency of the United Kingdom.

“Structuring Agent” means PNC Capital Markets LLC, a Pennsylvania limited liability company.

“Sub-Servicer” has the meaning set forth in Section 8.01(d).

“Subordinated Loan” has the meaning set forth in the applicable Transfer Agreement.

“Subordinated Loan Agreement” has the meaning set forth in the applicable Transfer Agreement.

“Subscriber Receivable” means each Receivable relating to an Obligor involved with travel marketing and distribution including travel agencies, on-line providers, suppliers, and software development organizations, all of which the Servicer has assigned a customer identification number that begins with the letter “X” in Sabre’s reporting system, in each case, based on Sabre’s reporting practices as of the Closing Date.

“Subsidiary” means, as to any Person, any corporation, trust, partnership, limited liability company or other business entity (a) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, or (b) which is Controlled or capable of being Controlled by such Person or one or more of such Person’s Subsidiaries.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swedish Krona” or “SEK” means the lawful currency of Sweden.

“Tax” or “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Deduction” has the meaning set forth in Section 7.01(x)(ii).

“Termination Date” means the earliest to occur of (a) the Scheduled Termination Date, (b) the date on which the Facility Limit is terminated in whole pursuant to Section 2.02(e), (c) the date on which the “Termination Date” is declared or deemed to have occurred under Section 9.02 ~~and~~, (d) the date on which all Commitments have been reduced to zero, and (e) the date that is ninety-one (91) days or fewer days prior to the Earliest Maturity Date.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Rate” means, with respect to any amount for which the Term SOFR Reference Rate applies, for any day in any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a term of one month on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a

Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Test Period” has the meaning assigned thereto in the Credit Agreement as in effect on the Closing Date and without giving effect to any subsequent amendments thereto. Any capitalized terms used within such defined term and its components shall have the meanings assigned thereto in the Credit Agreement as in effect on the Closing Date and without giving effect to any subsequent amendments thereto.

“Third Amendment Effective Date” means July 3, 2025.

“Threshold Amount” means (a) with respect to the Borrower or its Debt, $16,750, and (b) with respect to any other Borrower-Related Party or Affiliate thereof or its Debt, $65,000,000.

“Tier I Eligible Foreign Obligor” means an Eligible Foreign Obligor that is organized in or that has a head office (domicile), registered office, and/or chief executive office located in any country that has a long-term foreign currency rating of at least “A” by S&P and “A2” by Moody’s.

“Tier II Eligible Foreign Obligor” means an Eligible Foreign Obligor that is not a Tier I Eligible Foreign Obligor that is organized in or that has a head office (domicile), registered office, and/or chief executive office located in any country that has a long-term foreign currency rating of at least “BBB-” by S&P and “Baa3” by Moody’s.

“Tier III Eligible Foreign Obligor” means an Eligible Foreign Obligor that is not a Tier I Eligible Foreign Obligor or a Tier II Eligible Foreign Obligor.

“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Test Period.

“Total Reserves” means, at any time, an amount equal to the product of (a) the sum of: (i) the Yield Reserve Percentage, (ii) the Foreign Currency Reserve Percentage, (iii) the greater of (x) the sum of the Concentration Reserve Percentage, plus the Minimum Dilution Reserve Percentage and (y) the sum of the Loss Reserve Percentage, plus the Dilution Reserve Percentage, times (b) the Net Receivables Pool Balance at such time.

“Transaction Documents” means this Agreement, each Transfer Agreement, the Account Control Agreements, each Fee Letter, each Subordinated Loan Agreement, the Performance Guaranty, the UK Risk Retention Letter Agreement, the UK Security Agreement, each UK Power of Attorney, each SG Power of Attorney, the SG Sale Agreement, the SG Security Agreement, any Credit Insurance Policy and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement.

“Transfer Agreement” means the UK Sale Agreement, the SG Sale Agreement and the U.S. Sale and Contribution Agreement, as applicable.

“Transfer Termination Event” means the occurrence of any event or circumstance (including the occurrence of the “Sale and Contribution Termination Date” ~~or the “Sale Termination Date~~” as defined in the U.S. Sale and Contribution Agreement ~~or~~, the “Sale Termination Date” as defined in the UK Sale Agreement~~, respectively~~ or the “Sale Termination Date” as defined in the SG Sale Agreement) that causes any Originator to cease selling or contributing Receivables to the Borrower thereunder; provided, however, that an Originator ceasing to be a party to a Transfer Agreement with the prior written consent of the Borrower and the Administrative Agent shall not constitute a Transfer Termination Event.

“Travel Event” means the occurrence of any (i) act of terrorism, (ii) war, combat or similar hostilities, (iii) epidemic or other public health threat, (iv) significant travel safety incident or (v) national or international calamity, crisis or emergency that, in any such case, singly or in the aggregate, directly or indirectly, adversely affects or disrupts the travel industry.

“Treasury Rate” means, as of any date of an applicable prepayment or repayment of the Class B Term Loans, the yield to maturity, as of such date, interpolated on a straight-line basis between United States Treasury securities with constant maturities (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least three Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date to the First Call Date; provided, however, that if the period from such redemption date to the First Call Date is less than one year, the weekly average yield on one year constant maturity United States Treasury securities (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least three Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) shall be used for such interpolation in lieu of the yield to maturity of United States Treasury securities with a constant maturity.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Obligor” means an Obligor that is a corporation or other business organization and is organized in the United Kingdom or any political subdivision thereof.

“UK Originator” means any Person organized in the United Kingdom (or any political subdivision thereof) from time to time a party to the UK Sale Agreement as an “Originator” thereunder.

“UK Power of Attorney” means (i) an English law power of attorney, to be dated on or about the Initial Funding Date, between the Borrower and the Administrative Agent and; (ii) ~~and~~an English law power of attorney, to be dated on or about the Initial Funding Date, between the UK Originator and the Borrower.

“UK Receivables” means Receivables acquired pursuant to the UK Sale Agreement.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Risk Retention ~~letter~~Letter Agreement” means the letter agreement relating to certain risk retention matters, to be dated on or about the Initial Funding Date, among the UK Originator and the Administrative Agent.

“UK Sale Agreement” means the English law Sale Agreement, to be dated on or about the Initial Funding Date, among the UK Servicer, the UK Originators and the Borrower.

“UK Security Agreement” means the English law Security Agreement, to be dated on or about the Initial Funding Date, between the Borrower, as chargor, and the Administrative Agent.

“UK Servicer” has the meaning set forth in the preamble.

“Unbilled Receivable” means, at any time, any Receivable as to which the invoice or bill with respect thereto has not yet been sent to the Obligor thereof and the Contract relating thereto obligates the Obligor thereof to pay for the related services.

“Undrawn Fee” has the meaning set forth in the Fee Letters.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“U.S. Collection Account” means any Collection Account maintained in the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Obligor” means an Obligor that is a corporation or other business organization and is organized under the laws of the United States of America (or of a United States of America territory, district, state, commonwealth, or possession, including, Puerto Rico and the U.S. Virgin Islands) or any political subdivision thereof.

“U.S. Originator” means any Person organized in the United States of America (or any political subdivision thereof) from time to time a party to the U.S. Sale and Contribution Agreement as an “Originator” thereunder.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Receivables” means Receivables acquired pursuant to the U.S. Sale and Contribution Agreement.

“U.S. Sale and Contribution Agreement” means the Sale and Contribution Agreement, to be dated on or about the Initial Funding Date, among the U.S. Servicer, the U.S. Originators and the Borrower.

“U.S. Servicer” has the meaning set forth in the preamble.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 4.03(g)(ii)(2)(III).

“U.S.-U.K. Treaty” means the Convention Between the Government of the United States and the Government of the United Kingdom of Great Britain and Northern Ireland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion With Respect to Taxes on Income and on Capital Gains, signed July 24, 2001, as amended from time to time.

“VaR Percentage” means, with respect to any Alternative Currency (a) the applicable percentage for such Alternative Currency in the table below or (b) such other value-at-risk percentage with respect to such Alternative Currency reasonably determined by the Administrative Agent and designated by the Administrative Agent from time to time upon five (5) Business Days’ prior notice to the Borrower:

Alternative Currency	VaR Percentage
Australian Dollars	10.50%
Canadian Dollars	7.00%
Euro	7.50%
Sterling	9.00%
Swedish Krona	11.00%

“VAT” means (i) any value added tax imposed by the Value Added Tax Act 1994 in the United Kingdom; (ii) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); ~~and~~ (iii) any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clauses (i) or (ii) above, or imposed elsewhere, and (iv) any goods and services tax imposed by the Goods and Services Tax Act 1993 of Singapore.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956 and the applicable rules and regulations thereunder.

“WACT” means for any Fiscal Month, the weighted average (weighted based on the Dollar Equivalent of the Outstanding Balance) payment terms (computed in days and calculated based on the difference between the original invoice date and the stated due date for payment) of invoices for all Eligible Receivables then in the Receivables Pool as of the last day of such Fiscal Month.

“Weekly Report” means a report regarding the Pool Receivables and the transactions contemplated hereby, substantially in the form of Exhibit E-2.

“Weekly Reporting Date” means the second Business Day of each calendar week occurring during a Weekly Reporting Period.

“Weekly Reporting Period” means the period (i) beginning on the fifth (5th ) Business Day after the date, if any, on which the Administrative Agent delivers a notice in writing to the Servicers that it is then requiring the delivery of Weekly Reports hereunder; provided, that no such notice shall be delivered if neither a Level I Leverage Period nor Material Travel Event Disruption Period is then continuing, and (ii) ending on the date on which none of any Level I Leverage Period nor Material Travel Event Disruption Period is then continuing or the Administrative Agent (acting in its sole discretion) otherwise delivers a notice in writing to the Servicer that it is no longer requiring the delivery of Weekly Reports. As of the Closing Date, a Weekly Reporting Period is continuing.

“Withholding Agent” means any Borrower-Related Party and the Administrative Agent.

“Write-down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield Reserve Percentage” means at any time:

1.50 x DSO x (BR + SFR)

360

where:

BR	=	the Base Rate at such time;

DSO	=	the Days’ Sales Outstanding for the most recently ended Fiscal Month; and

SFR	=	the greater of (x) 1.00% and (y) the Servicing Fee Rate in effect at such time.

SECTION 1.02 Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Transaction Documents: (a) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (b) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (c) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Transaction Document refer to this Agreement or such other Transaction Document as a whole; (d) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Transaction Document, as the case may be, unless otherwise specified; (e) reference to any Person includes such Person’s successors and assigns; (f) reference to this Agreement or any other Transaction Document, means this Agreement or such other Transaction Document, together with the schedules and exhibits hereto or thereto, as amended, modified, replaced, substituted for, superseded or restated from time to time (subject to any restrictions thereon specified in this Agreement or the other applicable Transaction Document); (g) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (h) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time; (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; (j) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (k) section headings herein and in each other Transaction Document are included for convenience and shall not affect the interpretation of this Agreement or such Transaction Document; and (l) unless otherwise specified, all references herein to times of day shall constitute references to Eastern Time.

SECTION 1.03 Accounting Principles; Changes in GAAP. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP as in effect on the Closing Date applied on a basis consistent with those used in preparing the Statements referred to in Section 6.01(dd). Notwithstanding the foregoing, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Transaction Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the

Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. For the avoidance of doubt, this Section 1.03 and any changes in GAAP or other accounting principles contemplated by this Section shall not affect or modify any computation or determination of the Days’ Sales Outstanding, Default Ratio, Delinquency Ratio, Dilution Ratio, Total Reserves or any input to, or component of, any of the foregoing.

SECTION 1.04 Benchmark Replacement Notification. Section 2.04(d) provides a mechanism for determining an alternative rate of interest in the event that Daily 1M SOFR or the Term SOFR Rate is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to Daily 1M SOFR or the Term SOFR Rate, or with respect to any alternative or successor rate thereto, or replacement rate therefor.

ARTICLE II

TERMS OF THE LOANS

SECTION 2.01 Loan Facility.

(a) Term Loan Facility. Borrower hereby requests that the Class B Lenders, severally and not jointly, make a Class B Term Loan to the Borrower in an amount equal to $120,000,000 (the “Initial Class B Term Loan Amount”) on the First Amendment Date. On the terms and subject to the conditions hereinafter set forth, each Class B Lender, severally and not jointly, agrees to make a single Class B Term Loan to the Borrower on the First Amendment Date in an amount equal to its ratable share (based on the Class B Commitments) of the Initial Class B Term Loan Amount. Under no circumstances shall any Class B Lender be obligated to make a Class B Term Loan if, after giving effect to such Class B Term Loan, (A) the Aggregate Principal would exceed the Borrowing Base at such time, (B) the Aggregate Class B Term Loan Amount would exceed the Class B Facility Limit at such time, (C) the outstanding Principal amount of the Class B Term Loan of such Class B Lender would exceed the Class B Commitment of such Class B Lender at such time. Any amount borrowed under this Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed. Each Class B Lender’s Class B Commitment shall terminate immediately and without further action upon the initial funding of its commitments hereunder. The Class B Term Loan shall initially accrue Interest based on the Term SOFR Rate.

(b) Revolving Loan Facility. Upon a request by the Borrower pursuant to Section 2.02, and on the terms and subject to the conditions hereinafter set forth, the Class A Lenders shall, ratably in accordance with their respective Class A Commitments, severally and not jointly, make Loans to the Borrower from time to time during the period from the Initial Funding Date to the Termination Date. Under no circumstances shall any Lender be obligated to make any such Class A Loan if any applicable condition precedent set forth in Section 5.02 is not satisfied with respect to such Class A Loan.

SECTION 2.02 Making Loans; Repayment of Loans. (a) Each Class A Loan hereunder shall be made at the written request from the Borrower to the Administrative Agent ~~and each Class A Lender~~ in the form of a Loan Request attached hereto as Exhibit A; provided that, at any time when PNC (or an Affiliate thereof) is both the Administrative Agent and the sole Class A Lender hereunder, if the Borrower enters into a separate written agreement with the Administrative Agent regarding Administrative Agent’s PINACLE® auto-advance service (or any similar or replacement electronic loan administration service implemented by the Administrative Agent), then any request for a Class A Loan made using such service shall constitute a Loan Request, and each Class A Loan made pursuant to such service shall be made on the date such Loan Request is received by the Administrative Agent. Otherwise, each such request for a Class A Loan shall be made no later than ~~12:00 p.m.~~12:00 noon Eastern Time on the proposed date of such Class A Loan (it being understood that any such request made after such time shall be deemed to have been made on the following Business Day) and shall specify (i) the amount of the Class A Loan(s) requested (which shall not be less than $1,000,000 and shall be an integral multiple of $100,000), (ii) the allocation of such amount among the Class A Lenders (which shall be ratable based on the Class A Commitments), (iii) the account to which the proceeds of such Class A Loan shall be distributed and (iv) the date such requested Class A Loan is to be made (which shall be a Business Day).

(a) On the date of each Class A Loan specified in the applicable Loan Request, the Class A Lenders (ratably in accordance with their respective Class A Commitments) shall, upon satisfaction of the applicable conditions set forth in Section 5.02 and pursuant to the other conditions set forth herein, make available to the Borrower in same day funds an aggregate amount equal to the amount of such Class A Loan requested, at the account set forth in the related Loan Request.

(b) Each Class A Lender’s obligation shall be several, such that the failure of any Class A Lender to make available to the Borrower any funds in connection with any Class A Loan shall not relieve any other Class A Lender of its obligation, if any, hereunder to make funds available on the date such Class A Loans are requested (it being understood, that no Class A Lender shall be responsible for the failure of any other Class A Lender to make funds available to the Borrower in connection with any Class A Loan hereunder).

(c) The Borrower shall repay in full the outstanding Principal of the Class A Loans, together with all accrued and unpaid Interest, Fees and other Class A Borrower Obligations, of each Class A Lender on the Class A Final Maturity Date. Prior thereto, the Borrower shall, on each Settlement Date, make a prepayment of the outstanding Principal of the Class A Lenders to the extent required to eliminate any Class A Borrowing Base Deficit or Borrowing Base Deficit and as otherwise required under Section 3.01. Notwithstanding the foregoing, the Borrower, in its discretion, shall have the right to make a prepayment, in whole or in part, of the outstanding Principal of the Class A Loans (i) at any time when PNC (or an Affiliate thereof) is both the Administrative Agent and the sole Class A Lender hereunder, and to the extent the Borrower has entered into a separate written agreement with the Administrative Agent regarding Administrative Agent’s PINACLE® auto-advance service (or any similar or replacement electronic loan administration service implemented by the Administrative Agent) pursuant to Section 2.02(a) hereof, on any Business Day, or (ii) upon same-day written notice no later than ~~12:00 p.m.~~12:00 noon Eastern Time on the proposed date of such prepayment (it being understood that any such request made after such time shall be deemed to have been made on the following Business Day)

to the Administrative Agent and each Class A Lender in the form of a Reduction Notice attached hereto as Exhibit B; provided, however, that (i) each such prepayment shall be in a minimum aggregate amount of $1,000,000 and shall be an integral multiple of $100,000, (ii) the Borrower shall not provide any Reduction Notice, and (iii) any other accrued Interest and Fees in respect of such prepaid Principal of the Class A Loans shall be paid on the immediately following Settlement Date; provided, however that notwithstanding the foregoing, a prepayment may be in an amount necessary to reduce any Class A Borrowing Base Deficit or Borrowing Base Deficit existing at such time to zero. No Class B Term Loan may be prepaid at any time when the Aggregate Class A Loan Amount is greater than zero.

(d) The Borrower may, at any time upon at least thirty (30) days’ prior written notice to the Administrative Agent and each Lender, terminate the Class A Facility Limit in whole or ratably reduce the Class A Facility Limit in part. Each partial reduction in the Class A Facility Limit shall be in a minimum aggregate amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof, and no such partial reduction shall reduce the Class A Facility Limit to an amount less than $100,000,000. In connection with any partial reduction in the Class A Facility Limit, the Class A Commitment of each Class A Lender shall be ratably reduced. If the Class A Facility Limit is terminated in whole, the Class A Commitment of each Class A Lender shall be reduced to zero. If the Initial Class A Lender’s Class A Commitment is reduced or terminated or refinanced by additional or replacement Class A Lender(s), the Borrower shall pay the Initial Class A Lender the Early Termination Payment on the effective date of such reduction, termination or refinancing.

(e) In connection with any reduction of the Class A Commitments, the Borrower shall remit to the Administrative Agent (i) instructions regarding such reduction and (ii) for payment to the Class A Lenders, cash in an amount sufficient to pay (A) Principal of each Class A Lender in excess of the Class A Commitment of such Class A Lender and (B) all other outstanding Class A Borrower Obligations with respect to such reduction (determined based on the ratio of the reduction of the Class A Commitments being effected to the amount of the Class A Commitments prior to such reduction or, if the Administrative Agent reasonably determines that any portion of the outstanding Class A Borrower Obligations is allocable solely to that portion of the Class A Commitments being reduced or has arisen solely as a result of such reduction, all of such portion) including, without duplication, any associated indemnity payments due under Section 4.02. Upon receipt of any such amounts, the Administrative Agent shall apply such amounts first to the reduction of the outstanding Principal of the Class A Loans, and second to the payment of the remaining outstanding Class A Borrower Obligations with respect to such reduction, including any associated indemnity payments due under Section 4.02, by paying such amounts to the Class A Lenders.

(f) On the First Amendment Date, the Class B Lenders shall, upon satisfaction or waiver of the applicable conditions set forth in Article V and pursuant to the other conditions set forth in this Article II, make the proceeds of such Class B Term Loans available to the Borrower on the First Amendment Date by causing an amount of same day funds in U.S. Dollars equal to the proceeds of all such Class B Term Loans from the Class B Lenders to be credited to the account specified by the Borrower on or prior to the First Amendment Date.

(g) Class A Final Maturity Date; Class B Final Maturity Date.

(i) All Class A Loans and all other amounts owed hereunder with respect to the Class A Loans (and the Class A Commitments, if any) shall become due and payable on the Class A Final Maturity Date.

(ii) All Class B Term Loans and all other amounts owed hereunder with respect to the Class B Term Loans (and the Class B Commitments, if any) shall become due and payable on the Class B Final Maturity Date.

(h) Class B Prepayment Premium. In the event that any Class B Term Loans are voluntarily or mandatorily prepaid, including as a result of the Class B Term Loans being accelerated (or deemed accelerated) or otherwise becoming due prior to the Class B Final Maturity Date as a result of an Event of Default, in each case, the Borrower shall pay to each Class B Lender, a prepayment premium equal to the applicable Class B Prepayment Premium on all such Class B Term Loans that are so prepaid. If the Class B Term Loans are accelerated or otherwise become due prior to their maturity date, in each case, as a result of an Event of Default (including upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), the amount of principal of and premium on the Class B Term Loans that becomes due and payable shall equal 100% of the principal amount of the Class B Term Loans plus the Class B Prepayment Premium in effect on the date of such acceleration or such other prior due date, as if such acceleration or other occurrence were a voluntary prepayment of the Class B Term Loans accelerated or otherwise becoming due. Without limiting the generality of the foregoing, it is understood and agreed that if the Class B Term Loans are accelerated or otherwise become due prior to their maturity date, in each case, in respect of any Event of Default (including upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), the Prepayment Premium applicable with respect to a voluntary prepayment of the Class Loans on the applicable date of acceleration will also be due and payable on the date of such acceleration or such other prior due date as though the Class B Term Loans were voluntarily prepaid as of such date and shall constitute part of the Class B Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Class B Lender’s loss as a result thereof. Any premium payable above shall be presumed to be the liquidated damages sustained by the Class B Lenders and the Borrower agrees that it is reasonable under the circumstances currently existing. THE BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE CLASS B PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrower expressly agrees (to the fullest extent it may lawfully do so) that: (A) the Class B Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Class B Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Class B Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the Class Prepayment Premium; and (D) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph.

SECTION 2.03 Interest and Fees.

(a) Fees. On each Settlement Date, the Borrower shall, in accordance with the terms and priorities for payment set forth in Section 3.01(a), pay to each Lender, the Administrative Agent and the Structuring Agent certain fees (collectively, the “Fees”) in the amounts set forth in the fee letter agreements from time to time entered into, among the Borrower, the Lenders and/or the Administrative Agent or the Structuring Agent (each such fee letter agreement is collectively referred to herein as the “Fee Letter”); provided, however, that any Defaulting Lender’s right to receive Undrawn Fees shall be subject to the terms of Section 2.06.

(b) Interest and Fees. The Principal of each Lender shall accrue interest on each day when such Principal remains outstanding at the then-applicable Interest Rate for such Lender’s related Loan. The Borrower shall pay all Interest and Fees accrued during each Interest Period on the first Settlement Date occurring after the end of such Interest Period in accordance with the terms and priorities for payment set forth in Section 3.01(a). For the avoidance of doubt, Interest and (except as otherwise specified in the applicable Fee Letter) Fees accrued during each Interest Period shall be due and payable on the first Settlement Date after such Interest Period without regard to the availability of Collections for payment thereof.

(c) Highest Lawful Rate. If at any time the designated rate of interest applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate.

(d) Selection of Daily 1M SOFR and Term SOFR Rate; Rate Quotations.

(i) So long as no Event of Default or Financial Covenant Event is continuing, the Borrower may, by written notice to the Administrative Agent, elect for all or any portion of the Aggregate Principal to accrue interest by reference to the Term SOFR Rate (rather than Daily 1M SOFR) during any Interest Period; provided, however, that no such election shall be made for less (or more) than a full calendar-month. Any such notice must specify the amount of the Aggregate Principal subject of such election and must be delivered not later than two (2) Business Days prior to the first day of the affected Interest Period. Any such portion of the Aggregate Principal that is subject to such an election shall be apportioned among the respective Lenders’ Principal ratably based on the aggregate outstanding Principal of each Lender at such time. Notwithstanding the foregoing, (x) the Borrower shall not make such an election if, as a result thereof, more than five Borrowing Tranches would exist and (y) each Borrowing Tranche for Loans accruing interest by reference to the Term SOFR Rate shall be not be less than $1,000,000 and shall be an integral multiple of $100,000. For the avoidance of doubt, if an Event of Default or Financial Covenant Event is then continuing, the Interest Rate for any Loan (and any portion of Principal thereof) shall be determined pursuant to the definition of Interest Rate notwithstanding any otherwise applicable election by the Borrower.

(ii) The Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

(e) Conforming Changes Relating to Daily 1M SOFR and the Term SOFR Rate. With respect to Daily 1M SOFR and the Term SOFR Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document; provided that, with respect to any such amendment effected, the Administrative Agent shall provide notice to the Borrower and the Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.

(f) Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default or Financial Covenant Event and until such time such Event of Default or Financial Covenant Event shall have been cured or waived, at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent:

(i) Interest Rate. The Interest Rate applicable to each Loan shall be increased by 2.50% per annum;

(ii) Other Obligations. Each other obligation (other than payments in respect of Subordinated Loans) of any Borrower-Related Party hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the Base Rate plus an additional 2.50% per annum from the time such obligation becomes due and payable until the time such obligation is paid in full; and

(iii) Acknowledgment. The Borrower acknowledges that the increase in rates referred to in this Section 2.03(f) reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable upon demand by Administrative Agent or (if earlier) on the first Settlement Date occurring after such interest accrues.

SECTION 2.04 Daily 1M SOFR or Term SOFR Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting.

(a) Unascertainable; Increased Costs. If, on or prior to the first day of an Interest Period:

(i) the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) Daily 1M SOFR or the Term SOFR Rate cannot be determined pursuant to the definition thereof; or (y) a fundamental change has occurred with respect to Daily 1M SOFR or the Term SOFR Rate (including, without limitation, changes in national or international financial, political or economic conditions); or

(ii) any Lender determines that for any reason that Daily 1M SOFR or the Term SOFR Rate for any requested Interest Period does not adequately and fairly reflect the cost to such Lender of funding such Lender’s Loans, and such Lender has provided notice of such determination to the Administrative Agent;

then the Administrative Agent shall have the rights specified in Section 2.04(c).

(b) Illegality. If at any time any Lender shall have determined that the making, maintenance or funding of any Loan accruing interest by reference to Daily 1M SOFR or the Term SOFR Rate has been made unlawful, by compliance by such Lender ~~in good faith~~ in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), then the Administrative Agent shall have the rights specified in Section 2.04(c).

(c) Administrative Agent’s and Lender’s Rights. In the case of any event specified in Section 2.04(a), the Administrative Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 2.04(b), such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower.

Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Lenders, in the case of such notice given by the Administrative Agent, or (ii) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a Loan accruing interest by reference to Daily 1M SOFR or the Term SOFR Rate shall be suspended (to the extent of the affected Interest Rate or the applicable Interest Periods) until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.

If at any time the Administrative Agent makes a determination under Section 2.04(a), (A) if the Borrower has delivered a Loan Request for an affected Loan that has not yet been made, such Loan Request shall be deemed to request a Base Rate Loan, (B) any outstanding affected Loans shall be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period.

If any Lender notifies the Administrative Agent of a determination under Section 2.04(b) above, the Borrower shall, subject to the Borrower’s indemnification obligations under Section 4.02, as to any Loan of the Lender to which a Term SOFR Rate applies, on the date specified in such notice either convert such Loan to a Base Rate Loan or prepay such Loan. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to a Base Rate Loan upon such specified date.

(d) Benchmark Replacement Setting.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. Eastern Time on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent may make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption, or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.04(d), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document except, in each case, as expressly required pursuant to this Section 2.04(d).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Loan bearing interest based on Daily 1M SOFR or the Term SOFR Rate, conversion to or continuation of Loans bearing interest based on Daily 1M SOFR or the Term SOFR Rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Base Rate Loan. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(vi) Definitions. As used in this Section 2.04(d):

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (iv) of this Section 2.04(d).

“Benchmark” means, initially, Daily 1M SOFR and the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to Daily 1M SOFR, the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (A) Daily Simple SOFR and (B) the SOFR Adjustment; and

(2) the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;

provided, that if the Benchmark Replacement as determined pursuant to clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by an Official Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an Official Body having jurisdiction over the Administrative Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 2.04(d) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 2.04(d).

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or, if no floor is specified, zero.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

SECTION 2.05 Records of Loans. Each Lender shall record in its records, the date and amount of each Loan made by such Lender hereunder, the interest rate with respect thereto, the Interest accrued thereon and each repayment and payment thereof. Subject to Section 12.06(c), such records shall be conclusive and binding absent manifest error. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the other Transaction Documents to repay the Principal of each Lender, together with all Interest accruing thereon and all other Borrower Obligations.

SECTION 2.06 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as specified in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 3.01(a) or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.02(b) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Potential Default or Event of Default or Financial Covenant Event exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Potential Default or Event of Default or Financial Covenant Event exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions specified in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.06(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. Notwithstanding anything to the contrary in the applicable Fee Letter, no Defaulting Lender shall be entitled to receive any Undrawn Fee accrued for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such Undrawn Fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions specified therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) Termination of Defaulting Lender. The Borrower may terminate the unused amount of the Commitment of any Defaulting Lender upon not less than ten (10) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.06(a)(ii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default or Financial Covenant Event shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent or any Lender may have against such Defaulting Lender.

SECTION 2.07 Security Interest.

(a) As security for the performance by the Borrower of all the terms, covenants and agreements on the part of the Borrower to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of the Aggregate Principal and all Interest in respect of the Loans and all other Borrower Obligations, the Borrower hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, a continuing security interest in, all of the Borrower’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising (collectively, the “Collateral”): (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) Lock-Boxes and Collection Accounts and all amounts on deposit therein (other than collections with respect to Excluded Receivables), and all certificates and instruments, if any, from time to time evidencing such Lock-Boxes, Collection Accounts and amounts on deposit therein (other than collections with respect to Excluded Receivables), (v) all rights of the Borrower under each Transfer Agreement and each Credit Insurance Policy, (vi) all other personal and fixture property or assets of the Borrower of every kind and nature including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, securities accounts, securities entitlements, letter-of-credit rights, commercial tort claims, securities and all other investment property, supporting obligations, money, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) (each as defined in the UCC) and (vii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.

(b) The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Collateral, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC. The Borrower hereby authorizes the Administrative Agent to file financing statements describing as the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.

(c) Immediately upon the occurrence of the Final Payout Date, the Collateral shall be automatically released from the lien created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Lenders and the other Credit Parties hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower; provided, however, that promptly following written request therefor by the Borrower delivered to the Administrative Agent following any such termination, and at the expense of the Borrower, the Administrative Agent shall execute and deliver to the Borrower UCC-3 termination statements and such other documents as the Borrower shall reasonably request to evidence such termination.

ARTICLE III

SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS

SECTION 3.01 Settlement Procedures.

(a) So long as the Administrative Agent has not taken dominion and control of the Collection Accounts, each Servicer shall set aside and hold in trust for the benefit of the Secured Parties (or, if so requested by the Administrative Agent, segregate in a separate account designated by the Administrative Agent, which shall be an account maintained and/or controlled by the Administrative Agent unless the Administrative Agent otherwise instructs in its sole discretion), for application in accordance with the priority of payments set forth below, all Collections on Pool Receivables that are actually received by each Servicer or the Borrower or received in any Lock-Box or Collection Account; provided, however, that so long as each of the conditions precedent set forth in Section 5.03 are satisfied on such date, each Servicer may release to the Borrower from such Collections the amount (if any) necessary to (x) pay the purchase price for Receivables purchased by the Borrower on such date in accordance with the terms of the applicable Transfer Agreement or (y) amounts owing by the Borrower to any Originator under any Subordinated Loan (each such release, a “Release”). On each Settlement Date, each Servicer (or, following its assumption of control of the Collection Accounts, the Administrative Agent) shall, or shall cause the Borrower to, distribute such Collections in the following order of priority:

(i) first, (A) first, to the Administrative Agent, the amount of any Administrative Agent Transition Fees then due and owing and any accrued and unpaid expenses and indemnity payments due and payable and validly incurred in accordance with Section 11.01, Section 11.02 and Section 11.03 (B) second, to each Servicer for the payment of the accrued Servicing Fees payable for the immediately preceding Interest Period (plus, if applicable, the amount of Servicing Fees payable for any prior Interest Period to the extent such amount has not been distributed to each Servicer);

(ii) second, (A) first, on and after the Termination Date, to the Administrative Agent for distribution to each Class A Lender and the Administrative Agent (ratably, based on the amount then due and owing), all accrued and unpaid Interest, Fees and indemnity payments under Section 4.02 due to such Class A Lender and the Administrative Agent for the immediately preceding Interest Period (including any additional amounts or indemnified amounts payable under Sections 4.03 and 11.01 in respect of such payments), plus, if applicable, the amount of any such Interest, Fees and indemnity payments (including any additional amounts or indemnified amounts payable under Sections 4.03 and 11.01 in respect of such payments) payable for any prior Interest Period to the extent such amount has not been distributed to such Class A Lender or the Administrative Agent and (B) second, at any time, to the Administrative Agent for distribution to each Lender and other Credit Party (ratably, based on the amount then due and owing), all accrued and unpaid Interest, Fees and indemnity payments under Section 4.02 due to such Lender and other Credit Party for the immediately preceding Interest Period (including any additional amounts or indemnified amounts payable under Sections 4.03 and 11.01 in respect of such payments), plus, if applicable, the amount of any such Interest, Fees and indemnity payments (including any additional amounts or indemnified amounts payable under Sections 4.03 and 11.01 in respect of such payments) payable for any prior Interest Period to the extent such amount has not been distributed to such Lender or Credit Party;

(iii) third, as set forth in clause (A), (B), (C) or (D) below, as applicable:

(A) at any time that any Borrower Obligations with respect to the Class A Loans remain outstanding, to the extent that a Class A Borrowing Base Deficit exists on such date, to the Administrative Agent for distribution to the Class A Lenders (ratably by Percentages) for the payment of a portion of the outstanding Aggregate Class A Loan Amount at such time, in an aggregate amount equal to the amount necessary to reduce the Class A Borrowing Base Deficit to zero ($0);

(B) first, (1) at any time that any Borrower Obligations with respect to the Class A Loans remain outstanding, to the extent that a Borrowing Base Deficit exists on such date, to the Administrative Agent for distribution to the Class A Lenders (ratably by Percentages) for the payment of a portion of the outstanding Aggregate Class A Loan Amount at such time, in an aggregate amount equal to the amount necessary to reduce the Borrowing Base Deficit to zero ($0) and (2) second, at any time that no Borrower Obligations with respect to the Class A Loans remain outstanding, to the extent that a Borrowing Base Deficit exists on such date after giving effect to clause (1) above, to the Administrative Agent for distribution to the Class B Lenders (ratably by Percentages) for the payment of a portion of the outstanding Aggregate Class B Term Loan Amount at such time, in an aggregate amount equal to the amount necessary to reduce the Borrowing Base Deficit to zero ($0);

(C) to the extent that the Termination Date has occurred: (1) first, to the Administrative Agent for distribution to the Class A Lenders (ratably by Percentages) for payment in full in cash of the outstanding Aggregate Class A Loan Amount at such time and (2) second, to the Administrative Agent for distribution to the Class B Lenders (ratably by Percentages) for payment in full in cash of the outstanding Aggregate Class B Term Loan Amount at such time; or

(D) at the election of the Borrower and in accordance with Section 2.02(d), to the payment of all or any portion of the Aggregate Loan Amount at such time, first, (1) at any time that any Borrower Obligations with respect to the Class A Loans remain outstanding, to the Administrative Agent for distribution to the Class A Lenders (ratably by Percentages) for the payment of a portion of the outstanding Aggregate Class A Loan Amount at such time, in an aggregate amount equal to the amount elected by the Borrower in accordance with Section 2.02(d)

and (2) second, at any time that no Borrower Obligations with respect to the Class A Loans remain outstanding at such time, to the Administrative Agent for distribution to the Class B Lenders (ratably by Percentages) for the payment of a portion of the outstanding Aggregate Class B Term Loan Amount at such time, in an aggregate amount equal to the amount elected by the Borrower in accordance with Section 2.02(d);

(iv) fourth, to the Administrative Agent for distribution (a) first, to the Class A Lenders (ratably, based on the amount due and owing at such time), for the payment of all other Class A Borrower Obligations then due and owing by the Borrower to the Class A Lenders (including any Early Termination Payment) and (B) second, to the Class B Lenders (ratably, based on the amount due and owing at such time), for the payment of all other Class ~~A~~B Borrower Obligations then due and owing by the Borrower to the Class B Lenders (including any Class B Prepayment Premium);

(v) fifth, to the Originators (ratably, based on the amount due and owing at such time), any payments of principal or interest then due under the Subordinated Loans; and

(vi) sixth, the balance, if any, to be paid to the Borrower for its own account.

(b) All payments or distributions to be made by each Servicer, the Borrower and any other Person to any Credit Party (or its respective related Secured Parties), shall be paid or distributed to the Administrative Agent for distribution to such Credit Party. Notwithstanding anything to the contrary set forth in this Section 3.01, the Administrative Agent shall have no obligation to distribute or pay any amount under this Section 3.01 except to the extent actually received by the Administrative Agent. Each payment by the Servicer or the Borrower to the Administrative Agent for the account of any Credit Party hereunder shall be deemed to constitute payment by the Servicer or the Borrower directly to such Credit Party, provided, however, that in the event any such payment by the Servicer or Issuer is required to be returned to the Servicer or Borrower for any reason whatsoever, then the Servicer’s or Borrower’s obligation to such Credit Party with respect to such payment shall be deemed to be automatically reinstated. Additionally, each Credit Party hereby covenants and agrees to provide timely and accurate responses to each of the Administrative Agent’s requests for information necessary for the Administrative Agent to make the allocations to the Credit Parties required to be made by the Administrative Agent hereunder, including the applicable account of each Credit Party for which amounts should be distributed.

(c) If and to the extent the Administrative Agent or any other Secured Party shall be required for any reason to pay over to any Person (including any Obligor or any trustee, receiver, custodian or similar official in any Relief Proceeding) any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Borrower and, accordingly, the Administrative Agent or such other Secured Party, as the case may be, shall have a claim against the Borrower for such amount.

(d) For the purposes of this Section 3.01:

(i) If on any day the Outstanding Balance of any Pool Receivable is reduced or cancelled as a result of (A) any defective, rejected, returned, repossessed or foreclosed goods or services, (B) any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by any Borrower-Related Party or any Affiliate thereof, (C) any setoff, counterclaim or dispute between any Borrower-Related Party or any Affiliate thereof, and an Obligor or (D) a Settlement Agent nets or sets off any amounts owed by any Borrower-Related Party or any of its Affiliates against a Settlement Agent’s obligation to remit Collections to a Collection Account, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in an amount equal to the positive difference between (A) such Pool Receivable’s Outstanding Balance prior to such reduction and (B) its Outstanding Balance after such reduction, and the Borrower shall within two (2) Business Days pay to a Collection Account or as otherwise directed by the Administrative Agent at such time, for the benefit of the Credit Parties for application pursuant to Section 3.01(a), an amount equal to (x) if such reduction occurs prior to the Termination Date and no Event of Default, Financial Covenant Event or Potential Default has occurred and is continuing, the lesser of (I) the sum of all deemed Collections with respect to such reduction and (II) an amount necessary to eliminate any Borrowing Base Deficit or Class A Borrowing Base Deficit that exists at such time and (y) if such reduction occurs on or after the Termination Date or at any time when an Event of Default, Financial Covenant Event or Potential Default has occurred and is continuing, the sum of all deemed Collections with respect to such reduction (Collections deemed to have been received pursuant to this Section 3.01(d)(i) are hereinafter sometimes referred to as “Dilution”);

(ii) if (A) any representation or warranty in Section 6.01 is not true with respect to any Pool Receivable at the time made or (B) any Receivable included in any Pool Report as an Eligible Receivable or in any calculation of the Net Receivables Pool Balance as an Eligible Receivable fails to be an Eligible Receivable at the time of such inclusion, then, in either case, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable’s Outstanding Balance in full, and the Borrower shall within two (2) Business Days pay to a Collection Account or as otherwise directed by the Administrative Agent at such time, for the benefit of the Credit Parties for application pursuant to Section 3.01(a), an amount equal to (x) if such breach occurs prior to the Termination Date and no Event of Default, Financial Covenant Event or Potential Default has occurred and is continuing, the lesser of (I) the sum of all deemed Collections with respect to such breach and (II) an amount necessary to eliminate any Borrowing Base Deficit or Class A Borrowing Base Deficit that exists at such time and (y) if such breach occurs on or after the Termination Date or at any time when an Event of Default, Financial Covenant Event or Potential Default has occurred and is continuing, the sum of all deemed Collections with respect to such breach (Collections deemed to have been received pursuant to Sections 3.01(d)(i) and 3.01(d)(ii), including any Dilution, are hereinafter sometimes referred to as “Deemed Collections”);

(iii) except as provided in clauses (i) or (ii) above or otherwise required by applicable Law or the relevant Contract, all Collections received from an Obligor of any Receivable (or from a Credit Insurer if applicable) shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables;

(iv) if and to the extent the Administrative Agent or any other Secured Party shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Relief Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Borrower and, accordingly, such Person shall have a claim against the Borrower for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof; and

(v) the Servicers shall maintain at all times (or cause the Borrower to maintain) a cash balance that is not less than the amount required under Section 5.03(a) to be held by the Servicers in trust and, for the avoidance of doubt, if any Servicer purports to release Collections to any Originator in excess of the amounts owed by the Borrower for the purchase price of sold Receivables or under any Subordinated Loans, (A) such Collections shall not be subject to such Reinvestment and shall remain the property of the Borrower and (B) the Servicers shall (or shall cause the Borrower to) apply an amount equal to such Collections in accordance Section 3.01(a) of this Agreement on the applicable Settlement Date.

Any breach of representation or warranty that gives rise to an obligation of the Borrower to remit Deemed Collections shall be cured by the receipt of such Deemed Collections in accordance with the preceding clause (ii).

SECTION 3.02 Payments and Computations, Etc. All amounts to be paid by the Borrower or the Servicers to any Secured Party hereunder shall be paid no later than ~~12:00 p.m.~~12:00 noon Eastern Time on the day when due in same day funds to account designated by the Administrative Agent for distribution to the applicable party to which such amounts are due. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Credit Parties hereunder that the Borrower will not make such payment (including because Collections are not available therefor), the Administrative Agent may assume that the Borrower has made or will make such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Credit Parties the amount due. In such event, if the Borrower has not in fact made such payment, then each Credit Party severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Credit Party, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(a) Each of the Borrower and each Servicer shall (or shall direct the Borrower to), severally and not jointly, to the extent permitted by applicable Law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2.50% per annum above the Base Rate, payable on demand.

(b) All computations of interest under subsection (b) above and all computations of Interest, Fees and other amounts hereunder shall be made on the basis of a year of 360 days (or, in the case of amounts determined by reference to the Base Rate, 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

(c) Payments in Dollars. All Principal, Interest, Fees and other amounts from time to time payable to the Credit Parties hereunder shall be repaid to the applicable Credit Parties from time to time in Dollars.

(d) Application of Collections by Currency. In making the distributions and payments out of Collections hereunder and in setting aside and reserving Collections for future distributions and payments hereunder (including, without limitation, the distribution of Collections pursuant to Section 3.01(a)), the Servicers shall, or direct the Borrower to, to the extent Collections are available therefor and subject to any applicable priorities of payment set forth herein (including under Section 3.01(a)), (i) first, apply available Collections in a particular Alternative Currency to amounts distributable or payable in such Alternative Currency, and (ii) second, to the extent that available Collections in a particular Alternative Currency are not sufficient to distribute, pay, set aside or reserve for amounts distributable or payable in such Alternative Currency, apply any excess Collections received in another Alternative Currency to such amounts after converting such Collections to the applicable Alternative Currency pursuant to clause (g) below.

(e) Conversion of Currencies. On any day when any computation or calculation hereunder requires the aggregation of amounts denominated in more than one currency, all amounts that are denominated in an Alternative Currency shall be converted to the Dollar Equivalent on such day.

(f) Currency Conversion. If on any Settlement Date or any other day a payment is due and payable hereunder it is necessary for funds in one currency to be converted into any other currency in order to make any payment or distribution required to be made hereunder, the Borrower (or the Servicers on its behalf) shall solicit offer quotations from at least two (2) foreign exchange dealers reasonably acceptable to the Administrative Agent for effecting such exchange and shall select the quotation which provides for the best exchange rate. The Borrower (or the Servicers on its behalf) shall effect such exchange on such Settlement Date or other day, as the case may be. Notwithstanding the foregoing, if the Administrative Agent has obtained exclusive control of any Collection Accounts or if an Event of Default or Financial Covenant Event has occurred and is continuing, the Administrative Agent shall have the right to convert Collections denominated in any currency in order to make such payments of distributions due in another currency in accordance with the Administrative Agent’s customary practices for currency conversions. Any loss, cost or expense incurred in connection with any such conversion shall be for the account of the Borrower.

(g) No Circumvention. None of Borrower, Servicer, any Lender Representative or any Lender shall willfully or knowingly take any action, or cause any other Person to take any action, that would impair or circumvent the intended priority of distributions set forth in Section 3.01(a) or the subordination provisions thereof.

SECTION 3.03 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien or other any right, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or Principal or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Principal and accrued Interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans (and related Principal) and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Principal of and accrued Interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(ii) the provisions of this Section 3.03 shall not be construed to apply to (x) any payment made by the Borrower-Related Parties pursuant to and in accordance with the express terms of the Transaction Documents (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans.

Each Borrower-Related Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower-Related Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Borrower-Related Party in the amount of such participation.

SECTION 3.04 Administrative Agent’s Clawback.

(a) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan, that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the

Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s share included in such Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

ARTICLE IV

INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND SECURITY INTEREST

SECTION 4.01 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Term SOFR Rate);

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the relevant market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in clause (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate on the first Settlement Date occurring ten (10) or more days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 4.02 Indemnity for Funding Losses. In addition to the compensation or payments required by Section 4.01 or Section 4.03, the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain any Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any: payment, prepayment, conversion or renewal of any Loan to which the Term SOFR Rate applies on a day other than a Monthly Settlement Date, whether or not any such payment or prepayment is mandatory, voluntary, or automatic and whether or not any such payment or prepayment is then due; or

(a) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Request or notice relating to prepayments under Section 2.02(e) or failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan on the date or in the amount notified by the Borrower.

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense (with a copy to the Administrative Agent). Such notice shall specify in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender on the first Settlement Date occurring after such notice is given.

SECTION 4.03 Taxes.

(a) [Reserved].

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.03) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or, at the option of the Administrative Agent, timely reimburse the Administrative Agent for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, on the next Settlement Date occurring ten (10) or more days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.03) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower-Related Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting any obligation of any Borrower-Related Party to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.06(d) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 4.03(e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 4.03, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 4.03(g)(ii)(1), 4.03(g)(ii)(2) and 4.03(h)) shall not be required if, in the Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(1) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(2) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN-E (or W-8BEN if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN-E (or W-8BEN if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed copies of IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN if applicable); or

(iii) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN if applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(1) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(2) if a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.03 (including by the payment of additional amounts pursuant to this Section 4.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.03(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 4.03(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.03(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 4.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Borrower Obligations.

(j) VAT. Unless expressly stated otherwise, all sums payable under this Agreement are stated exclusive of VAT unless they are payable by the Borrower, in which case they are stated inclusive of VAT where applicable (including any VAT for which the Borrower is required to account under any reverse charge mechanism, which shall be deducted from the sum otherwise payable by the Borrower under this Agreement). If VAT is payable on any supply made under this Agreement, for which the consideration is exclusive of VAT, the recipient of the supply will pay to the supplier an amount equal to the VAT payable on the supply at the same time as it makes the relevant payment to the supplier, unless the recipient is itself obliged to account for VAT directly to the relevant tax authority under any reverse charge mechanism. In each case where payment under this Agreement is made in consideration for a supply for VAT purposes by a supplier that is or is required to be registered for VAT purposes, the supplier must promptly provide the recipient with a valid VAT invoice in respect of the relevant supply.

SECTION 4.04 Designation of a Different Lending Office. If any Lender requests compensation under Section 4.01, or the Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.03, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.01 or Section 4.03, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

ARTICLE V

CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS

SECTION 5.01 Conditions Precedent to Effectiveness and the Initial Credit Extension.

(a) Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Closing Date when (i) the Administrative Agent shall have received executed counterparts to this Agreement and the Fee Letter and (ii) all fees and expenses payable by the Borrower on the Closing Date to the Credit Parties have been paid in full in accordance with the terms of the Transaction Documents.

(b) Conditions Precedent to the Initial Credit Extension. This Agreement shall become effective as of such date (the “Initial Funding Date”) when (i) the Administrative Agent shall have received each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables listed as “Pre-Funding Deliverables” on the closing memorandum attached as Exhibit G hereto, in each case, in form and substance acceptable to the Administrative Agent and (ii) each of the conditions set forth in Section 5.02 hereof are satisfied; provided, that the conditions to the Initial Funding Date must occur prior to April 1, 2023 (or such later date approved in writing by the Administrative Agent) for satisfaction of this Section 5.01(b).

SECTION 5.02 Conditions Precedent to All Class A Loans. Each Class A Loan hereunder on or after the Initial Funding Date shall be subject to the conditions precedent that:

(a) the Borrower shall have delivered to the Administrative Agent ~~and each Class A Lender~~ a Loan Request for such Class A Loan, in accordance with Section 2.02(a);

(b) each Servicer shall have delivered to the Administrative Agent and each Class A Lender all Pool Reports required to be delivered hereunder; and

(c) on the date of such Class A Loan the following statements shall be true and correct (and upon the occurrence of such Class A Loan, the Borrower and each Servicer shall be deemed to have represented and warranted that such statements are then true and correct):

(i) the representations and warranties of the Borrower and the Servicers contained in Sections 6.01 and 6.02 are true and correct in all material respects on and as of the date of such Credit Extension as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii) no Event of Default, Financial Covenant Event or Potential Default has occurred and is continuing, and no Event of Default, Financial Covenant Event or Potential Default would result from such Class A Loan;

(iii) no Class A Borrowing Base Deficit or Borrowing Base Deficit exists or would exist after giving effect to such Class A Loan;

(iv) immediately after giving effect to such Class A Loan, no Class A Lender’s aggregate outstanding Principal of its Class A Loans will exceed such Class A Lender’s Class A Commitment; and

(v) the Termination Date has not occurred.

SECTION 5.03 Conditions Precedent to All Releases. Each Release hereunder on or after the Closing Date shall be subject to the conditions precedent that:

(a) after giving effect to such Release, each Servicer shall be holding in trust for the benefit of the Secured Parties an amount of Collections sufficient to pay the sum of (x) all accrued and unpaid Servicing Fees, Interest, Fees and indemnification payments under Section 4.02, in each case, through the date of such Release, (y) the amount of any Borrowing Base Deficit or Class A Borrowing Base Deficit and (z) the amount of all other accrued and unpaid Borrower Obligations through the date of such Release;

(b) the Borrower shall use the proceeds of such Release solely to pay the purchase price for Receivables purchased by the Borrower in accordance with the terms of the applicable Transfer Agreement; and

(c) on the date of such Release the following statements shall be true and correct (and upon the occurrence of such Release, the Borrower and each Servicer shall be deemed to have represented and warranted that such statements are then true and correct):

(i) the representations and warranties of the Borrower and the Servicers contained in Sections 6.01 and 6.02 are true and correct in all material respects on and as of the date of such Release as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii) no Event of Default, Financial Covenant Event or, to the actual knowledge of an Authorized Officer of the Borrower or the Servicer, Potential Default has occurred and is continuing, and no Event of Default, Financial Covenant Event or, to the actual knowledge of an Authorized Officer of the Borrower or the Servicer, Potential Default would result from such Release;

(iii) no Borrowing Base Deficit or Class A Borrowing Base Deficit exists or would exist after giving effect to such Release; and

(iv) the Termination Date has not occurred.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

SECTION 6.01 Representations and Warranties of the Borrower. The Borrower represents and warrants to each Credit Party as of the Closing Date, on each Settlement Date and on each day that a Credit Extension or Release shall have occurred:

(a) Organization and Good Standing. The Borrower is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware and has full power and authority under its constitutional documents and under the laws of its jurisdiction to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b) Due Qualification. The Borrower is duly qualified to do business as a limited liability company, is in good standing as a foreign limited liability company and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization. The Borrower (i) has all necessary limited liability company power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) grant a security interest in the Collateral to the Administrative Agent on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary limited liability company action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.

(d) Binding Obligations. This Agreement and each of the other Transaction Documents to which the Borrower is a party has been duly authorized, validly executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Conflict or Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which the Borrower is a party, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other material agreement or instrument to which the Borrower is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Collateral pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any applicable Law, other than, in the case of clause (iii), to the extent that any such conflict would not reasonably be expected to have a Material Adverse Effect.

(f) Litigation and Other Proceedings. (i) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Borrower, threatened, against the Borrower before any Official Body and (ii) the Borrower is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Official Body that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the grant of a security interest in any Collateral by the Borrower to the Administrative Agent, the ownership or acquisition by the Borrower of any Pool Receivable or other Collateral or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that could materially and adversely affect the performance by the Borrower of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations would reasonably be expected to have a Material Adverse Effect.

(g) Governmental Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action would not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders and approvals of, or other actions by, any Official Body that are required to be obtained by the Borrower in connection with the grant of a security interest in the Collateral to the Administrative Agent hereunder or the due execution, delivery and performance by the Borrower of this Agreement or any other Transaction Document to which it is a party and the consummation by the Borrower of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect.

(h) Margin Regulations. The Borrower is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System).

(i) Solvency. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, the Borrower is Solvent.

(j) Offices; Legal Name. The Borrower’s sole jurisdiction of organization is the State of Delaware and such jurisdiction has not changed within four months prior to the date of this Agreement. The office of the Borrower is located at 3150 Sabre Drive, Southlake, TX 76092. The legal name of the Borrower is Sabre Securitization, LLC.

(k) Investment Company Act; Volcker Rule. The Borrower (i) is not, and is not controlled by, an “investment company” registered or required to be registered under the Investment Company Act and (ii) is not a “covered fund” under the Volcker Rule. In determining that the Borrower is not a “covered fund” under the Volcker Rule, the Borrower relies on, and is entitled to rely on, the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act.

(l) No Material Adverse Effect. Since the date of formation of the Borrower there has been no Material Adverse Effect with respect to the Borrower.

(m) Accuracy of Information. All Pool Reports, Loan Requests, certificates, reports, statements, documents and other written information furnished to the Administrative Agent or any other Credit Party by or on behalf of the Borrower pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, are, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Credit Party, and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(n) Sanctions and other Anti-Terrorism Laws. No: (a) Covered Entity, nor, to its knowledge, any officers, or directors thereof: (i) is a Sanctioned Person; or (ii) directly, or indirectly through any third party, is engaged in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, or any transactions or other dealings, in each case in violation of Sanctions or Anti-Terrorism Laws; and (b) Collateral is Blocked Property.

(o) Anti-Corruption Laws. Each Covered Entity has (a) conducted its business in compliance with all Anti-Corruption Laws and (b) has instituted and maintains policies and procedures reasonably designed to promote compliance with such Laws.

(p) Perfection Representations.

(i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Borrower’s right, title and interest in, to and under the Collateral which (A) security interest has been perfected and is enforceable against creditors of and purchasers from the Borrower and (B) will be free of all Adverse Claims in such Collateral.

(ii) The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.

(iii) The Borrower owns and has good and marketable title to the Collateral free and clear of any Adverse Claim of any Person.

(iv) All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under applicable Law in order to perfect (and continue the perfection of) the sale and contribution of the Receivables and Related Security from each Originator to the Borrower pursuant to the applicable Transfer Agreement and the grant by the Borrower of a security interest in the Collateral to the Administrative Agent pursuant to this Agreement ~~and~~, the UK Security Agreement and the SG Security Agreement.

(v) Other than the security interest granted to the Administrative Agent pursuant to this Agreement ~~and~~, the UK Security Agreement and the SG Security Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral except as permitted by this Agreement and the other Transaction Documents. The Borrower has not authorized the filing of and is not aware of any financing statements filed against the Borrower that include a description of collateral covering the Collateral other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated. The Borrower is not aware of any judgment lien, ERISA lien or tax lien filings against the Borrower.

(vi) Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 6.01(p) shall be continuing and remain in full force and effect until the Final Payout Date.

(q) The Lock-Boxes and Collection Accounts.

(i) Nature of Collection Accounts. Each Collection Account constitutes a “deposit account” within the meaning of the applicable UCC.

(ii) Ownership. Each Lock-Box and Collection Account is in the name of the Borrower, and the Borrower owns and has good and marketable title to the Collection Accounts free and clear of any Adverse Claim.

(iii) Perfection. The Borrower has delivered to the Administrative Agent a fully executed Account Control Agreement relating to each Lock-Box and Collection Account, pursuant to which each applicable Collection Account Bank has agreed to comply with the instructions originated by the Administrative Agent directing the disposition of funds in such Lock-Box and Collection Account without further consent by the Borrower, the Servicers or any other Person. The Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over each U.S. Collection Account.

(iv) Instructions. Neither the Lock-Boxes nor the Collection Accounts are in the name of any Person other than the Borrower. Neither the Borrower nor each Servicer has consented to the applicable Collection Account Bank complying with instructions of any Person other than the Administrative Agent.

(r) Ordinary Course of Business. Each remittance of Collections by or on behalf of the Borrower to the Credit Parties under this Agreement will have been (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and (ii) made in the ordinary course of business or financial affairs of the Borrower.

(s) Compliance with Law. The Borrower has complied in all material respects with all Laws to which it may be subject.

(t) Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.

(u) Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance as of any date is an Eligible Receivable as of such date.

(v) Taxes. The Borrower has (i) filed or caused to be filed all federal and material state and local tax returns required to be filed by it to date and (ii) paid, or caused to be paid, all taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(w) Tax Status. The Borrower is, and shall at all relevant times continue to be, a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by an entity that is (I) a “United States person” (within the meaning of Section 7701(a)(30) of the Code) and (II) a “qualified person” under Article 23 of the U.S.-U.K. Treaty. The Borrower is not subject to any Tax in any jurisdiction outside the United States. The Receivables are not in respect of royalty charges, rental charges in respect of the use of any goods or service fees charged for technical or management services rendered in Singapore and no Receivables relate to real property or real property rights (including rental agreements) in Singapore, to services provided in connection with land or any improvement thereto situated inside Singapore or goods situated inside Singapore at the time the services are performed. Sabre AP will receive an arm’s length remuneration for its services provided under this Agreement in accordance with Singapore’s transfer pricing guidelines published by Singapore’s tax authority from time to time. The Borrower is not subject to material Taxes based on net income or gross receipts imposed by a state or local taxing authority.

(x) Opinions. The facts regarding the Borrower, each Servicer, each Originator, the Performance Guarantor, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents relating to “true sale” and “substantive consolidation” matters are true and correct in all material respects.

(y) No Linked Accounts. Except for any Permitted Linked Account, there are no Linked Accounts with respect to any Collection Account.

(z) Liquidity Coverage Ratio. The Borrower has not, does not and will not during this Agreement issue any LCR Security. The Borrower further represents and warrants that its assets and liabilities are consolidated with the assets and liabilities of the Parent for purposes of GAAP.

(aa) Certificate of Beneficial Ownership. As of the Closing Date, the Borrower is an entity that is organized under the laws of the United States or of any state and at least 51% of whose common stock or analogous equity interest is owned directly or indirectly by a company listed on the New York Stock Exchange or the American Stock Exchange or designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and is excluded on that basis from the definition of “Legal Entity Customer” as defined in the Beneficial Ownership Rule.

(bb) Plan Assets. The assets of the Borrower do not constitute “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) and the Borrower is not subject to any applicable law that is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code that would be violated by the transactions contemplated by this Agreement or any other Transaction Documents.

(cc) ERISA.

(i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received from the IRS a favorable determination or opinion letter, which has not by its terms expired, that such Plan is so qualified, or such Plan is entitled to rely on an IRS advisory or opinion letter with respect to an IRS-approved master and prototype or volume submitter plan, or a timely application for such a determination or opinion letter is currently being processed by the IRS with respect thereto; and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each member of the ERISA Group have made all required contributions to each Pension Plan subject to Sections 412 or 430 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Sections 412 or 430 of the Code has been made with respect to any Pension Plan.

(ii) (A) No ERISA Event has occurred or is reasonably expected to occur; (B) no Pension Plan has any unfunded pension liability (i.e., excess of benefit liabilities over the current value of that Pension Plan’s assets, determined pursuant to the assumptions used for funding the Pension Plan for the applicable plan year in accordance with Section 430 of the Code); (C) neither Borrower nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (D) neither Borrower nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA, with respect to a Multiemployer Plan; (E) neither Borrower nor any member of the ERISA Group has received notice that a Multiemployer Plan is insolvent; (F) neither Borrower nor any member of the ERISA Group has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA; and (G) no Pension Plan or Multiemployer Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan or Multiemployer Plan.

(dd) Financial Statements. The Borrower-Related Parties have delivered to the Administrative Agent copies of the Parent’s audited consolidated year-end balance sheet, statement of income or operations, shareholders’ equity and cash flows, for and as of the end of the fiscal year ended December 31, 2021. In addition, the Borrower-Related Parties have delivered to the Administrative Agent copies of the Parent’s unaudited consolidated interim balance sheet, statement of income or operations, shareholders’ equity and cash flows, for the fiscal year to date and as of the end of the fiscal quarter ended September 30, 2022 (all such annual and interim statements being collectively referred to as the “Statements”). The Statements (A) were compiled from the books and records maintained by the Parent’s management, (B) are correct and complete, (C) and fairly represent the consolidated financial condition of the Parent and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended in accordance with GAAP consistently applied throughout the period covered thereby, subject (in the case of the interim statements) to normal year-end audit adjustments utilized on a consistent basis, and (D) have been prepared in accordance with GAAP consistently applied throughout the period covered thereby, subject (in the case of the interim statements) to normal year-end audit adjustments utilized on a consistent basis.

(ee) Qualified Securitization Financing. The facility established by this Agreement and the other Transaction Documents constitutes a “Qualified Securitization Financing” under and as defined in each of the Credit Agreement and the Bond Agreements, in each case as in effect on the relevant date of determination, and such facility is permitted by the Credit Agreement and the Bond Agreements.

SECTION 6.02 Representations and Warranties of the Servicers. Each Servicer represents and warrants to each Credit Party as of the Closing Date (or such later date on which it became a party to this Agreement), on each Settlement Date on each day that a Credit Extension or a Release shall have occurred:

(a) Organization and Good Standing. In the case of the U.S. Servicer, it is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, with the power and authority under its organizational documents and under the laws of Delaware to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted. In the case of the UK Servicer, it is a duly organized and validly existing private limited company in good standing under the laws of England and Wales, with the power and authority under its organizational documents and under the laws of England and Wales to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted. In the case of the SG Servicer, it is a duly incorporated and validly existing private limited company under the laws of Singapore, with full capacity, power and authority under its constitutional documents and under the laws of Singapore to own its assets and to conduct its business as such assets are currently owned and such business is presently conducted.

(b) Due Qualification. Such Servicer is duly qualified to do business, is in good standing as a foreign entity (solely in the case of the U.S. Servicer) and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization. Each Servicer has all necessary power and authority to (i) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (ii) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party have been duly authorized by each Servicer by all necessary action.

(d) Binding Obligations. This Agreement and each of the other Transaction Documents to which it is a party has been duly authorized, validly executed and delivered by each Servicer and constitutes the legal, valid and binding obligations of each Servicer, enforceable against each Servicer in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Conflict or Violation. The execution and delivery of this Agreement and each other Transaction Document to which each Servicer is a party, the performance of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms of this Agreement and the other Transaction Documents by each Servicer will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the organizational documents of each Servicer or any indenture, sale agreement, credit agreement (including the Credit Agreement), loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which each Servicer is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.

(f) Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to each Servicer’s knowledge threatened, against each Servicer before any Official Body: (i) asserting the invalidity of this Agreement or any of the other Transaction Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document; or (iii) seeking any determination or ruling that would reasonably be expected to materially and adversely affect the performance by each Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents.

(g) No Consents. The Servicers are not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Official Body in connection with the execution, delivery, or performance of this Agreement or any other Transaction Document to which it is a party that has not already been obtained, except where the failure to obtain such consent, license, approval, registration, authorization or declaration would not reasonably be expected to have a Material Adverse Effect.

(h) Compliance with Law. Each Servicer (i) shall duly satisfy all obligations on its part under applicable law to be fulfilled under or in connection with the Pool Receivables, (ii) has maintained in effect all qualifications required under applicable Law in order to properly service the Pool Receivables and (iii) has complied in all material respects with all applicable Laws in connection with servicing the Pool Receivables.

(i) Accuracy of Information. All Pool Reports, Loan Requests, certificates, reports, statements, documents and other written information furnished to the Administrative Agent or any other Credit Party by each Servicer pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, are, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Credit Party, and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(j) Location of Records. The offices where ~~each~~the (i) U.S. Servicer and UK Servicer keeps all of its records relating to the servicing of the Pool Receivables are located at 3150 Sabre Drive, Southlake, TX 76092 and (ii) SG Servicer keeps all of its records relating to the servicing of the Pool Receivables are located at USA1 Paya Lebar Link, #05-05 Paya Lebar Quarter, Singapore 408533.

(k) Credit and Collection Policy. Each Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contracts.

(l) Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance as of any date is an Eligible Receivable as of such date.

(m) Servicing Programs. No license or approval is required for the Administrative Agent’s use of any software or other computer program used by each Servicer, any Originator or any Sub-Servicer in the servicing of the Pool Receivables, other than those which have been obtained and are in full force and effect.

(n) No Material Adverse Effect. Since December 31, 2021 there has been no Material Adverse Effect on any Servicer.

(o) Investment Company Act. No Servicer is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.

(p) Sanctions and other Anti-Terrorism Laws. No: (a) Covered Entity, nor, to its knowledge, any officers, or directors thereof: (i) is a Sanctioned Person; or (ii) directly, or indirectly through any third party, is engaged in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, or any transactions or other dealing, in each case, in violation of Sanctions or Anti-Terrorism Laws; and (b) Collateral is Blocked Property.

(q) Anti-Corruption Laws. Each Covered Entity has (a) conducted its business in compliance with all Anti-Corruption Laws and (b) has instituted and maintains policies and procedures reasonably designed to promote compliance with such Laws.

(r) Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.

(s) Taxes. Each Servicer has (i) filed or caused to be filed all federal and material state and local tax returns (or the equivalent in Singapore) required to be filed by it to date ~~(except for the UK Servicer’s corporation tax return for the year to December 31, 2021 (The “Outstanding UK Tax Return”), which remains outstanding as of the date of this Agreement (as disclosed to the Lenders and the Borrower prior to the date of this Agreement))~~ and (ii) paid, or caused to be paid, all taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings, as to which adequate reserves have been provided in accordance with GAAP or to the extent the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(t) No Linked Accounts. Except for any Permitted Linked Account, there are no Linked Accounts with respect to any Collection Account.

(u) Opinions. The facts regarding the Borrower, each Servicer, each Originator, the Performance Guarantor, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents relating to “true sale” and “substantive consolidation” matters are true and correct in all material respects.

(v) ERISA.

(i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received from the IRS a favorable determination or opinion letter, which has not by its terms expired, that such Plan is so qualified, or such Plan is entitled to rely on an IRS advisory or opinion letter with respect to an IRS-approved master and prototype or volume submitter plan, or a timely application for such a determination or opinion letter is currently being processed by the IRS with respect thereto; and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each member of the ERISA Group have made all required contributions to each Pension Plan subject to Sections 412 or 430 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Sections 412 or 430 of the Code has been made with respect to any Pension Plan.

(ii) (A) No ERISA Event has occurred or is reasonably expected to occur; (B) no Pension Plan has any unfunded pension liability (i.e., excess of benefit liabilities over the current value of that Pension Plan’s assets, determined pursuant to the assumptions used for funding the Pension Plan for the applicable plan year in accordance with Section 430 of the Code); (C) neither Borrower nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (D) neither Borrower nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA, with respect to a Multiemployer Plan; (E) neither Borrower nor any member of the ERISA Group has received notice that a Multiemployer Plan is insolvent; (F) neither Borrower nor any member of the ERISA Group has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA; and (G) no Pension Plan or Multiemployer Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan or Multiemployer Plan.

(w) Financial Statements. The Borrower-Related Parties have delivered to the Administrative Agent copies of the Parent’s Statements. The Statements (A) were compiled from the books and records maintained by the Parent’s management, (B) are correct and complete, (C) and fairly represent the consolidated financial condition of the Parent and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended in accordance with GAAP consistently applied throughout the period covered thereby, subject (in the case of the interim statements) to normal year-end audit adjustments utilized on a consistent basis, and (D) have been prepared in accordance with GAAP consistently applied throughout the period covered thereby, subject (in the case of the interim statements) to normal year-end audit adjustments utilized on a consistent basis.

(x) Qualified Securitization Financing. The facility established by this Agreement and the other Transaction Documents constitutes a “Qualified Securitization Financing” under and as defined in the Credit Agreement and the Bond Agreements, in each case as in effect on the relevant date of determination, and such facility is permitted by the Credit Agreement and the Bond Agreements.

(y) VAT. No Servicer, in its capacity as Servicer, is required to account to any Governmental Authority for any VAT or similar Tax or any sales Tax in respect of the transactions contemplated hereunder and no withholding or other Tax (including VAT or any equivalent Tax) is deductible or payable from any payment made by any Servicer hereunder other than, if applicable under law, on any interest payments made by the Servicer under Sections 2.03(f)(ii) and 3.02(b).

ARTICLE VII

COVENANTS

SECTION 7.01 Covenants of the Borrower. At all times from the Closing Date until the Final Payout Date:

(a) Payment of Principal and Interest. The Borrower shall duly and punctually pay Principal, Interest, Fees and all other amounts payable by the Borrower hereunder in accordance with the terms of this Agreement.

(b) Existence. The Borrower shall keep in full force and effect its existence and rights as a limited liability company under the laws of the State of Delaware, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and the Collateral.

(c) Financial Reporting. The Borrower will maintain a system of accounting established and administered in accordance with GAAP, and the Borrower (or each Servicer on its behalf) shall furnish to the Administrative Agent and each Lender:

(i) Annual Financial Statements of the Borrower. Promptly upon completion and in no event later than ninety (90) days after the end of each fiscal year of the Borrower, annual unaudited financial statements of the Borrower certified by an Authorized Officer of the Borrower that they fairly present in all material respects, in accordance with GAAP, the financial condition of the Borrower as of the date indicated and the results of its operations for the periods indicated.

(ii) Pool Reports. (A) not later than two Business Days before the related Monthly Settlement Date, a Monthly Report ~~as of the~~ as of the most recently completed Fiscal Month, (B) not later than each Weekly Reporting Date, a Weekly Report as of the last Business Day of the preceding calendar week; provided, that, if all Class A Commitments have terminated and all Borrower Obligations owing to the Class A Lenders have been paid in full, then beginning on the date on which financial statements were delivered (or required to be delivered) for the Parent (or any of its Subsidiaries) and the Total Net Leverage Ratio for the most recently completed Test Period did not exceed 4.00:100, the Borrower shall not be required to deliver any Weekly Report, and (C) on each Daily Reporting Date, a Daily Report as of the close of business on the preceding Business Day.

(iii) Quarterly Financial Statements of Parent. Within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Parent, a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Parent as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of Parent and its Subsidiaries in accordance with GAAP applicable to unaudited interim financial statements, subject only to changes resulting from audit, normal year-end adjustments and the absence of footnotes.

(iv) Annual Financial Statements of Parent. Within ninety (90) days after the end of each fiscal year of Parent, a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any going concern or like qualification or exception (other than with respect to or resulting from, (i) any potential inability to satisfy a financial covenant in a future date or period or (ii) the fact that the final maturity date of any Loan or Commitment hereunder is less than one year after the date of such opinion) or any qualification or exception as to the scope of such audit.

(v) Projections. Within ninety (90) days after the end of each fiscal year of Parent, a reasonably detailed consolidated budget for the following fiscal year as customarily prepared by management of Parent for its internal use (including a projected consolidated balance sheet of Parent and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”),which Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood that actual results may vary from such Projections and that such variations may be material; and

(vi) Compliance Certificate. Concurrently with the financial statements furnished to the Administrative Agent and to the Lenders pursuant to Sections 7.01(c)(iii) and 7.01(c)(iv), a certificate (each, a “Compliance Certificate”) of the Parent signed by the Chief Executive Officer, President, Treasurer or Chief Financial Officer of the Parent, in the form of Exhibit F.

(vii) SEC Filings and other Material Reports. Promptly upon their becoming available to the Borrower, public SEC filings and other material reports, including SEC Form 8-K, registration statements, proxies, prospectuses, financial statements and other shareholder communications, filed by the Borrower-Related Parties with the SEC (all of which may be provided by means of delivery of the applicable SEC Form or filing, and which will be deemed delivered upon (i) the posting of such information on the Parent’s website or (ii) the making of such information available on any Platform).

(viii) Other Information. Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

Notwithstanding anything herein to the contrary, any financial information, proxy statements or other material required to be delivered pursuant to this paragraph (c) shall be deemed to have been furnished to each of the Administrative Agent and each Lender on the date that such report, proxy statement or other material is posted on the SEC’s website at www.sec.gov.

(d) Notices. The Borrower (or each Servicer on its behalf) will notify the Administrative Agent and each Lender in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after, unless otherwise specified below) an Authorized Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i) Notice of Events of Default or Potential Defaults. A statement of an Authorized Officer of the Borrower setting forth details of any Event of Default, Financial Covenant Event or Potential Default that has occurred and is continuing and the action which the Borrower proposes to take with respect thereto.

(ii) Representations and Warranties. The failure of any representation or warranty made or deemed to be made by the Borrower under this Agreement or any other Transaction Document to be true and correct in any material respect when made.

(iii) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding with respect to the Borrower, any Servicer, the Performance Guarantor or any Originator, which with respect to any Person other than the Borrower, would reasonably be expected to have a Material Adverse Effect.

(iv) Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Collateral or any portion thereof, (B) any Person other than the Borrower, the Servicers or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than each Servicer or the Administrative Agent.

(v) Name Changes. At least ten (10) days before (except in the case of a change of name only, no later than two days before) any change in any Originator’s or the Borrower’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements.

(vi) Change in Accountants or Accounting Policy. Any change in (A) the external accountants of any Borrower-Related Party, (B) any accounting policy of the Borrower or (C) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).

(vii) Transfer Termination Event. The occurrence of any Transfer Termination Event.

(viii) Material Adverse Effect. Promptly after the occurrence thereof, notice of any event that gives rise to a Material Adverse Effect with respect to the Borrower, the Servicers, the Performance Guarantor or any Originator.

(ix) ERISA Event. Immediately upon the occurrence of any ERISA Event, notice in writing setting forth the details thereof and the action which the Borrower-Related Parties propose to take with respect thereto.

(x) Material Indebtedness. The incurrence of any Material Indebtedness by any Borrower-Related Party or any amendments to or modifications of the terms thereof.

(e) Conduct of Business. The Borrower will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(f) Compliance with Laws. The Borrower will comply with all applicable Laws to which it may be subject if the failure to comply would reasonably be expected to have a Material Adverse Effect.

(g) Furnishing of Information and Inspection of Receivables. The Borrower will furnish or cause to be furnished to the Administrative Agent from time to time such information with respect to the Pool Receivables and the other Collateral as the Administrative Agent or any Lender may reasonably request. The Borrower will, at the Borrower’s expense, during regular business hours with prior written notice (i) permit the Administrative Agent and each Lender or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral, (B) visit the offices and properties of the Borrower for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Collateral or the Borrower’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Borrower having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Borrower’s expense, upon prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to such Pool Receivables and other Collateral; provided, that the Borrower shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (ii) above in any twelve-month period, unless an Event of Default or Financial Covenant Event has occurred and is continuing.

(h) Payments on Receivables, Collection Accounts. The Borrower (or each Servicer on its behalf) will, and will cause each Originator to, at all times, instruct all Obligors to deliver payments on the Pool Receivables to (A) if the applicable Receivables are settled through a Clearing House, to the applicable Settlement Account and (B) if the applicable Receivables are not settled through a Clearing House, to a Collection Account or a Lock-Box. The Borrower shall cause any Collections received in the Settlement Account to be swept within one (1) Business Day to a Collection Account pursuant to standing instructions to the Settlement Agent; provided that the Administrative Agent, upon written notice to the Borrower, may require the Borrower to establish one or more Collection Accounts at PNC and sweep all Collections received in the Settlement Accounts to such Collection Account(s) maintained at PNC. The Borrower (or each Servicer on its behalf) will, and will cause each Originator to, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of each Servicer and the Originators. If any payments on the Pool Receivables or other Collections are received by the Borrower, a Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent, the Lenders and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account. The Borrower (or each Servicer on its behalf) will cause each Collection Account Bank to comply with the terms of each applicable Account Control Agreement. At all times after the Closing Date, the Borrower shall not permit funds other than Collections on Pool Receivables and other Collateral to be deposited into any Collection Account; provided, that the Borrower may permit proceeds of ~~AirCentre Receivables, GetThere Receivables, IHS Receivables,~~ Sabre HS Receivables, Subscriber Receivables and Restricted Non-U.S. Law Receivables to be deposited into Lock-Box Accounts so long as each of the following conditions are met: (i) the Borrower shall, and shall cause its Subsidiaries to, maintain a system of accounting that enables it to at all times determine the amount of Collections and the amount of proceeds of ~~AirCentre Receivables, GetThere Receivables, IHS Receivables,~~ Sabre HS Receivables, Subscriber Receivables and Restricted Non-U.S. Law Receivables, in each case, on deposit in the Collection Accounts, (ii) the Servicer shall remove any such proceeds of ~~AirCentre Receivables, GetThere Receivables, IHS Receivables,~~ Sabre HS Receivables, Subscriber Receivables and Restricted Non-U.S. Law Receivables from Collection Accounts within two (2) Business Days of receipt thereof, (iii) if proceeds of Subscriber Receivables in excess of $10,000,000 are deposited in the Collection Accounts in any calendar month, within 10 Business Days of PNC’s written request therefor, the Borrower (or Servicer on its behalf) shall direct (and use commercially reasonable efforts to cause) account debtors with respect to Subscriber Receivables to deposit the proceeds thereof in deposit accounts other than the Collection Accounts; (iv) ~~no account debtors with respect to AirCentre Receivables may be directed to deposit proceeds thereof to any Collection Account after February 28, 2024, other than account debtors who have not yet consented to the assignment of their related customer contract to the purchaser of the related business, it being understood that the applicable Originators are working in good faith pursuant to their obligations to such purchaser to obtain such consents from such account debtors; (v) no account debtors with respect to GetThere Receivables may be directed to deposit proceeds thereof to any Collection Account after July 18, 2026, other than account debtors who have not yet consented to the assignment of their related customer contract to the purchaser of the related business, it being understood that the applicable Originators are working in good faith pursuant to their obligations to such purchaser to obtain such consents from such account debtors~~[reserved]; (v) [reserved], and (vi) no account debtors with respect to ~~IHS Receivables and~~ Sabre HS Receivables may be directed to deposit proceeds thereof to any Collection Account after July 3, 2026, other than account debtors who have not yet consented to the assignment of their related customer contract to the purchaser of the related business, it being understood that the applicable Originators are working in good faith pursuant to their obligations to such purchaser to obtain such consents from such account debtors. If such funds are nevertheless deposited into any Collection Account, the Borrower (or the U.S. Servicer on its behalf) will within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds. At all times after the Closing Date, the Borrower will not, and will not permit each Servicer, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent, any Lender or any other Secured Party is entitled, with any other funds except as set forth elsewhere in this Section 7.01(h). The Borrower shall only add a Collection Account (or a related Lock-Box) or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. The Borrower shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent. The Borrower shall ensure that no disbursements are made from any Collection Account, other than such disbursements that are made at the direction and for the account of the Borrower.

(i) Sales, Liens, etc. Except as otherwise provided herein, the Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including the filing of any financing statement) or with respect to, any Pool Receivable or other Collateral, or assign any right to receive income in respect thereof.

(j) Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 8.02, the Borrower will not, and will not permit each Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Borrower shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(k) Change in Credit and Collection Policy. The Servicers will not make any material change in the Credit and Collection Policy without five (5) Business Day’s prior written notice to the Administrative Agent and the Required Lenders that such changes would not reasonably be expected to have a Material Adverse Effect. Promptly following the effectiveness of any such material change in the Credit and Collection Policy, the Borrower will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent and each Lender.

(l) Fundamental Changes. The Borrower shall not, without the prior written consent of the Administrative Agent and the Required Lenders, permit itself (i) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, (ii) undertake any LLC Division or any other division of its rights, assets, obligations, or liabilities pursuant to a plan of division or otherwise pursuant to Law or (iii) to be directly owned by any Person other than an Originator. The Borrower shall not, without the prior written consent of the Administrative Agent and the Required Lenders, make any change in the Borrower’s name, identity, corporate structure or location or make any other change in the Borrower’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or any other Transaction Document “seriously misleading” as such term (or similar term) is used in the applicable UCC.

(m) Books and Records. The Borrower shall maintain and implement (or cause each Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate material records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause each Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(n) Identifying of Records. The Borrower shall: (i) cause (or cause each Servicer to cause ) its master data processing records relating to Pool Receivables and related Contracts to clearly and unambiguously indicate that the Pool Receivables have been pledged in accordance with this Agreement and (ii) cause each Originator so cause its master data processing records to so indicate.

(o) Change in Payment Instructions to Obligors. The Borrower shall not (and shall not permit each Servicer or any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Account Control Agreement (or amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box), and the Administrative Agent shall have consented to such change in writing.

(p) Security Interest, Etc. The Borrower shall (and shall cause each Servicer to), at its expense, take all action necessary to establish and maintain a valid and enforceable first priority perfected security interest in the Collateral, in each case free and clear of any Adverse Claim, in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Borrower shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. The Borrower shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Borrower to file such financing statements under the UCC without the signature of the Borrower, any Originator or the Administrative Agent where allowed by applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Borrower shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.

(q) Certain Agreements. Without the prior written consent of the Administrative Agent and the Required Lenders, the Borrower will not (and will not permit any Originator or each Servicer to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of the Borrower’s organizational documents which requires the consent of the “Independent Director” (as such term is used in the Borrower’s certificate of formation and limited liability company agreement).

(r) Restricted Payments. (i) Except pursuant to clause (ii) below, the Borrower will not: (A) purchase or redeem any of its membership interests, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Indebtedness, (D) lend or advance any funds or (E) repay any loans or advances (including any Subordinated Loan) to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).

(ii) Payments of principal and interest on any Subordinated Loan may be made on each Settlement Date pursuant to Section 3.01(a)(vi) to the extent funds are available therefor in accordance with the priorities for payment set forth in Section 3.01(a) and on the date of any Release to the extent funds are permitted to be Released for such purpose in accordance with Section 3.01(a). In addition, on any Settlement Date solely from amounts paid to the Borrower for its own account pursuant to Section 3.01(a)(vi) after all payments and allocations required to be made pursuant to Section 3.01(a) have been made on such Settlement Date, the Borrower may declare and pay dividends to Sabre, repay any Subordinated Loan or pay interest accrued on any Subordinated Loan, in each case, only so long as no Event of Default, Financial Covenant Event or Potential Default has occurred and is continuing or would result therefrom; provided, however, that the Borrower shall not declare or pay any dividends to Sabre if the Borrower’s Net Worth would be less than the Required Capital Amount immediately after giving effect to such dividend.

(s) Other Business. The Borrower will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Indebtedness of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances) other than pursuant to this Agreement or the Subordinated Loans or (iii) form any Subsidiary or make any investments in any other Person.

(t) Use of Collections Available to the Borrower. The Borrower shall apply Collections available to the Borrower to make payments in accordance with Section 3.01(a) or as otherwise permitted under the terms of this Agreement.

(u) Further Assurances; Change in Name or Jurisdiction of Origination, etc. (i) The Borrower hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce the Secured Parties’ rights and remedies under this Agreement and the other Transaction Documents. Without limiting the foregoing, the Borrower hereby authorizes, and will, upon the request of the Administrative Agent, at the Borrower’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

(i) The Borrower authorizes the Administrative Agent to file financing statements, continuation statements and amendments thereto and assignments thereof, relating to the Receivables, the Related Security, the related Contracts, Collections with respect thereto and the other Collateral without the signature of the Borrower. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

(ii) The Borrower shall at all times be organized under the laws of the State of Delaware and shall not take any action to change its jurisdiction of organization without the prior written consent of the Administrative Agent.

(iii) The Borrower will not change its name, location, identity or corporate structure unless (x) the Borrower, at its own expense, shall have taken all action necessary or appropriate to perfect or maintain the perfection of the security interest under this Agreement (including the filing of all financing statements and the taking of such other action as the Administrative Agent may request in connection with such change or relocation) and (y) if requested by the Administrative Agent, the Borrower shall cause to be delivered to the Administrative Agent, an opinion, in form and substance satisfactory to the Administrative Agent as to such UCC perfection and priority matters as the Administrative Agent may request at such time.

(v) Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws. The Borrower covenants and agrees that:

(i) It shall promptly notify each Credit Party in writing upon the occurrence of a Reportable Compliance Event;

(ii) if, at any time, any Collateral becomes Blocked Property, then, in addition to all other rights and remedies available to any Credit Party, upon request by any Credit Party, the Borrower shall provide substitute Collateral that is not Blocked Property;

(iii) it shall, and shall require each other Covered Entity to, conduct its business in compliance with applicable Anti-Corruption Laws and maintain policies and procedures reasonably designed to promote compliance with such Laws;

(iv) it and its Subsidiaries will not: (A) become a Sanctioned Person; (B) directly, or indirectly through a third party, engage in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction, in violation of Sanctions; (C) pay or repay any Borrower Obligations with Blocked Property or funds derived from any unlawful activity; (D) permit any Collateral to become Blocked Property; or (E) cause any Credit Party to violate any Anti-Terrorism Law; and

(v) it will not, and will not permit any of its Subsidiaries to, directly or indirectly, use the Loans or any proceeds thereof in any manner that would result in a violation by any Covered Entity or any Credit Party of Anti-Corruption Law.

(w) Borrower’s Net Worth. The Borrower shall not permit the Borrower’s Net Worth to be less than the Required Capital Amount.

(x) Taxes.

(i) ~~(x) Taxes.~~ The Borrower will (i) timely file all tax returns (federal, state and local) required to be filed by it and (ii) pay, or cause to be paid, all taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(ii) If the Borrower is required by any applicable Law to make any deductions and withholdings for or on account of Tax (a “Tax Deduction”) for any payment made by the Borrower under a Subordinated Loan, (1) the Borrower shall make any such Tax Deduction, and (2) pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed by applicable Law.

(y) Borrower’s Tax Status. The Borrower will remain a wholly-owned subsidiary of a United States person (within the meaning of Section 7701(a)(30) of the Code). The Borrower shall not (i) be treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 that is wholly owned by an entity that is (I) a “United States person” within the meaning of Section 7701(a)(30) of the Code for U.S. federal income tax purposes and (II) a “qualified person” under Article 23 of the U.S.-U.K. Treaty, (ii) become subject to any Tax in any jurisdiction outside the United States or (iii) become subject to any material tax imposed by a state or local taxing authority.

(z) Liquidity Coverage Ratio. The Borrower shall not issue any LCR Security.

(aa) Certificate of Beneficial Ownership and Other Additional Information. Promptly following any change that would result in a change to the status as an excluded Legal Entity Customer under the Beneficial Ownership Rule, the Borrower shall execute and deliver to the Administrative Agent and the Lenders a Certification of Beneficial Owner(s) complying with the Beneficial Ownership Rule, in form and substance reasonably acceptable to the Administrative Agent and any Lender.

(bb) Linked Accounts. Except for any Permitted Linked Account, the Borrower shall not permit any Linked Account to exist with respect to any Collection Account; provided, however, that at any time during the continuance of an Event of Default or Financial Covenant Event, the Borrower shall, if so instructed by the Administrative Agent (in its sole discretion), cause each Permitted Linked Account to cease being a “Linked Account” promptly, but not later than two (2) Business Days following the Borrower’s or each Servicer’s receipt of such instruction.

SECTION 7.02 Covenants of the Servicers. At all times from the Closing Date (or such later date on which such Person became a party to this Agreement) until the Final Payout Date:

(a) Existence. Each Servicer shall keep in full force and effect its existence and rights as a corporation or other entity under the laws of ~~the State of Delaware~~its jurisdiction of formation, organization or incorporation. Each Servicer shall obtain and preserve its qualification to do business in each jurisdiction in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Financial Reporting. Each Servicer will maintain a system of accounting established and administered in accordance with GAAP, and each Servicer shall furnish to the Administrative Agent and each Lender each of the financial statements, certifications, reports (including Pool Reports), filings and other documents and information required to be delivered by the Borrower pursuant to Section 7.01(c) when due to be delivered by the Borrower thereunder.

(c) Notices. Each Servicer will notify the Administrative Agent and each Lender in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after, unless otherwise specified below) an Authorized Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i) Notice of Events of Default or Potential Defaults. A statement of an Authorized Officer of each Servicer setting forth details of any Event of Default, Financial Covenant Event or Potential Default that has occurred and is continuing and the action which each Servicer proposes to take with respect thereto.

(ii) Representations and Warranties. The failure of any representation or warranty made or deemed made by each Servicer under this Agreement or any other Transaction Document to be true and correct in any material respect when made.

(iii) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which would reasonably be expected to have a Material Adverse Effect.

(iv) Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Collateral or any portion thereof, (B) any Person other than the Borrower, the Servicers or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than each Servicer or the Administrative Agent.

(v) Name Changes. At least 10 days before any change in any Originator’s or the Borrower’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements.

(vi) Change in Accountants or Accounting Policy. Any change in (i) the external accountants of any Borrower-Related Party, (ii) any accounting policy of the Borrower or (iii) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).

(vii) Transfer Termination Event. The occurrence of any Transfer Termination Event.

(viii) Material Adverse Effect. Promptly after the occurrence thereof, notice of any event that gives rise to a Material Adverse Effect with respect to the Borrower, the Servicers, the Performance Guarantor or any Originator.

(ix) ERISA Event. Immediately upon the occurrence of any ERISA Event, notice in writing setting forth the details thereof and the action which the Borrower-Related Parties propose to take with respect thereto.

(x) Material Indebtedness. The incurrence of any Material Indebtedness by any Borrower-Related Party or any amendments to or modifications of the terms thereof.

(d) Conduct of Business. Each Servicer will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and will do all things necessary to remain duly organized (or, as applicable, incorporated) and validly existing and, where such concept is applicable, in good standing ~~as a domestic corporation in~~under the laws of its jurisdiction of ~~organization~~organisation or incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority would reasonably be expected to have a Material Adverse Effect.

(e) Compliance with Laws. Each Servicer will comply with all applicable Laws to which it may be subject if the failure to comply would reasonably be expected to have a Material Adverse Effect.

(f) Furnishing of Information and Inspection of Receivables. Each Servicer will furnish or cause to be furnished to the Administrative Agent and each Lender from time to time such information with respect to the Pool Receivables and the other Collateral as the Administrative Agent or any Lender may reasonably request. Each Servicer will, at each Servicer’s expense, during regular business hours with prior written notice, (i) permit the Administrative Agent and each Lender or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral, (B) visit the offices and properties of each Servicer for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Collateral or each Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of each Servicer (provided that representatives of each Servicer are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at each Servicer’s expense, upon prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Pool Receivables and other Collateral; provided, that each Servicer shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (ii) above in any twelve-month period unless an Event of Default or Financial Covenant Event has occurred and is continuing.

(g) Payments on Receivables, Collection Accounts. Each Servicer will at all times, instruct all Obligors to deliver payments on the Pool Receivables to (A) if the applicable Receivables are settled through a Clearing House, to the applicable Settlement Account and (B) if the applicable Receivables are not settled through a Clearing House, to a Collection Account or a Lock-Box. Each Servicer shall cause any Collections received in the Settlement Account to be swept within one (1) Business Day to a Collection Account pursuant to standing instructions to the Settlement Agent; provided that the Administrative Agent, upon written notice to the Servicer, may require the Borrower to establish one or more Collection Accounts at PNC and sweep all Collections received in the Settlement Accounts to such Collection Account(s) maintained at PNC. Each Servicer will, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of each Servicer and the Originators. If any payments on the Pool Receivables or other Collections are received by the Borrower, a Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent, the Lenders and the other Secured Parties and promptly (but in any event within one (1) Business Day after receipt) remit such funds into a Collection Account. Each Servicer will cause each Collection Account Bank to comply with the terms of each applicable Account Control Agreement. Each Servicer shall not permit funds other than Collections on Pool Receivables and other Collateral to be deposited into any Collection Account; provided, that the Servicer may permit proceeds of ~~AirCentre Receivables, GetThere Receivables, IHS Receivables,~~ Sabre HS Receivables, Subscriber Receivables and Restricted Non-U.S. Law Receivables to be deposited into Lock-Box Accounts so long as each of the following conditions are met: (i) the Servicer shall, and shall cause its Subsidiaries to, maintain a system of accounting that enables it to at all times determine the amount of Collections and the amount of proceeds of ~~AirCentre Receivables, GetThere Receivables, IHS Receivables,~~ Sabre HS Receivables, Subscriber Receivables and Restricted Non-U.S. Law Receivables, in each case, on deposit in the Collection Accounts, (ii) the Servicer shall remove any such proceeds of ~~AirCentre Receivables, GetThere Receivables, IHS Receivables,~~ Sabre HS Receivables, Subscriber Receivables and Restricted Non-U.S. Law Receivables from Collection Accounts within two (2) Business Days of receipt thereof, (iii) if proceeds of Subscriber Receivables in excess of $10,000,000 are deposited in the Collection Accounts in any calendar month, within 10 Business Days of PNC’s written request therefor, the Servicer shall direct (and use commercially reasonable efforts to cause) account debtors with respect to Subscriber Receivables to deposit the proceeds thereof in deposit accounts other than the Collection Accounts; (iv) ~~no account debtors with respect to AirCentre Receivables may be directed to deposit proceeds thereof to any Collection Account after February 28, 2024, other than account debtors who have not yet consented to the assignment of their related customer contract to the purchaser of the related business, it being understood that the applicable Originators are working in good faith pursuant to their obligations to such purchaser to obtain such consents from such account debtors; (v) no account debtors with respect to GetThere Receivables may be directed to deposit proceeds thereof to any Collection Account after July 18, 2026, other than account debtors who have not yet consented to the assignment of their related customer contract to the purchaser of the related business, it being understood that the applicable Originators are working in good faith pursuant to their obligations to such purchaser to obtain such consents from such account debtors~~[reserved]; (v) [reserved]; and (vi) no account debtors with respect to ~~IHS Receivables and~~ Sabre HS Receivables may be directed to deposit proceeds thereof to any Collection Account after July 3, 2026, other than account debtors who have not yet consented to the assignment of their related customer contract to the purchaser of the related business, it being understood that the applicable Originators are working in good faith pursuant to their obligations to such purchaser to obtain such consents from such account debtors. If such funds are nevertheless deposited into any Collection Account, the Borrower (or the U.S. Servicer on its behalf) will within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds. The Servicers will not, and will not permit the Borrower, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent, any Lender or any other Secured Party is entitled, with any other funds except as set forth elsewhere in this Section 7.02(g). Each Servicer shall only add a Collection Account (or a related Lock-Box), or a Collection Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank. Each Servicer shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent. Each Servicer shall ensure that no disbursements are made from any Collection Account, other than such disbursements that are made at the direction and for the account of the Borrower.

(h) Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 8.02, The Servicers will not alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. Each Servicer shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(i) Change in Credit and Collection Policy. The Servicers will not make any material change in the Credit and Collection Policy without five (5) Business Day’s prior written notice to the Administrative Agent and the Required Lenders that such changes would not reasonably be expected to have a Material Adverse Effect. Promptly following the effectiveness of any change in the Credit and Collection Policy, each Servicer will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent and each Lender.

(j) Records. Each Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(k) Identifying of Records. Each Servicer shall cause its master data processing records relating to Pool Receivables and related Contracts to clearly and unambiguously indicate that the Pool Receivables have been sold or contributed by the Originators to the Borrower and pledged by the Borrower pursuant this Agreement.

(l) Change in Payment Instructions to Obligors. Each Servicer shall not (and shall not permit any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Account Control Agreement (or an amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box) and the Administrative Agent shall have consented to such change in writing.

(m) Security Interest, Etc. Each Servicer shall, at its expense, take all action necessary to establish and maintain a valid and enforceable first priority perfected security interest in the Collateral, in each case free and clear of any Adverse Claim in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, each Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. Each Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize each Servicer to file such financing statements under the UCC without the signature of the Borrower, any Originator or the Administrative Agent where allowed by applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, each Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.

(n) Further Assurances; Change in Name or Jurisdiction of Origination, etc. Each Servicer hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Agreement or any other Transaction Document. Without limiting the foregoing, each Servicer hereby authorizes, and will, upon the request of the Administrative Agent, at each Servicer’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

(o) Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws. Each Servicer covenants and agrees that:

(i) it shall promptly notify each Credit Party in writing upon the knowledge of occurrence of a Reportable Compliance Event;

(ii) if, at any time, any Collateral becomes Blocked Property, then, in addition to all other rights and remedies available to any Credit Party, upon request by any Credit Party, it shall cause the Borrower to provide substitute Collateral that is not Blocked Property;

(iii) it shall, and shall require each other Covered Entity to, conduct its business in compliance with all Anti-Corruption Laws and maintain policies and procedures reasonably designed to promote compliance with such Laws;

(iv) it and its Subsidiaries will not: (A) become a Sanctioned Person; (B) directly, or indirectly through a third party, engage in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction in violation of Sanctions; (C) pay or repay any Borrower Obligations with Blocked Property or funds derived from any unlawful activity; (D) permit any Collateral to become Blocked Property; or (E) cause any Credit Party to violate any Anti-Terrorism Law; and

(v) it will not, and will not permit any of its Subsidiaries to, directly or indirectly, use the Loans or any proceeds thereof in any manner that would result in a violation by any Covered Entity or any Credit Party of Anti-Corruption Law.

(p) Taxes. Each Servicer will (i) file all federal, state, and other material tax returns required (or the equivalent in Singapore) to be filed by it ~~(except for the Outstanding UK Tax Return)~~ and (ii) pay, or cause to be paid, all federal, state, and other material taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP. ~~The UK Servicer will take all commercially reasonable steps necessary to ensure that the Outstanding UK Tax Return is filed as soon as possible and to mitigate any liability to interest or penalties that may arise as a result of the late filing of the Outstanding UK Tax Return and will pay any such interest or penalties promptly.~~

(q) Borrower’s Tax Status. Each Servicer shall not take or cause any action to be taken that could result in the Borrower (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes, (ii) becoming subject to any Tax in any jurisdiction outside the United States or (iii) becoming subject to any material tax imposed by a state or local taxing authority.

(r) Linked Accounts. Except for any Permitted Linked Account, each Servicer shall not permit any Linked Account to exist with respect to any Collection Account; provided, however, that at any time during the continuance of an Event of Default or a Financial Covenant Event, each Servicer shall, if so instructed by the Administrative Agent (in its sole discretion), cause each Permitted Linked Account to cease being a “Linked Account” promptly, but not later than two (2) Business Days following the Borrower’s or each Servicer’s receipt of such instruction.

(s) Exclusivity. No Servicer shall permit Parent or any Subsidiary thereof (i) to sell, factor, pledge, assign or otherwise finance any Receivable (other than Excluded Receivables) except as contemplated by this Agreement and the Transaction Documents as part of dispositions, discounts or forgiveness of Receivables in connection with the collection or compromise thereof in the ordinary course of business.

SECTION 7.03 Separate Existence of the Borrower. Each of the Borrower and each Servicer hereby acknowledges that the Credit Parties are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Borrower’s identity as a legal entity separate from each other Borrower-Related Party and their Affiliates. Therefore, each of the Borrower and Servicer shall take all steps specifically required by this Agreement or reasonably required by any Credit Party to continue the Borrower’s identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of each other Borrower-Related Party and any other Person, and is not a division of any other Borrower-Related Party or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Borrower and each Servicer shall take such actions as shall be required in order that:

(a) Special Purpose Entity. The Borrower will be a special purpose company whose primary activities are restricted in its limited liability company agreement to: (i) purchasing or otherwise acquiring from the Originators, owning, holding, collecting, granting security interests or selling interests in the Collateral, (ii) entering into agreements for the selling, servicing and financing of the Receivables Pool (including the Transaction Documents) and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities.

(b) No Other Business or Indebtedness. The Borrower shall not engage in any business or activity except as set forth in this Agreement nor, incur any indebtedness or liability other than as expressly permitted by the Transaction Documents.

(c) Independent Director. Not fewer than one member of the Borrower’s board of directors (the “Independent Director”) shall be a natural person who (i) has never been, and shall at no time be, an equityholder, director, officer, manager, member, partner, officer, employee or associate, or any relative of the foregoing, of any member of the Parent Group (as hereinafter defined) (other than his or her service as an Independent Director of the Borrower or an independent director of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group), (ii) is not a customer or supplier of any member of the Parent Group (other than his or her service as an Independent Director of the Borrower or an independent director of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group), (iii) is not any member of the immediate family of a person described in (i) or (ii) above, and (iv) has (x) prior experience as an independent director for a corporation or limited liability company whose organizational or charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (y) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. For purposes of this clause (c), “Parent Group” means (i) each Borrower-Related Party, (ii) each person that directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the membership interests in the Parent, (iii) each person that controls, is controlled by or is under common control with the Parent and (iv) each of such person’s officers, directors, managers, joint venturers and partners. For the purposes of this definition, “control” of a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise. A person shall be deemed to be an “associate” of (A) a corporation or organization of which such person is an officer, director, partner or manager or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (B) any trust or other estate in which such person serves as trustee or in a similar capacity and (C) any relative or spouse of a person described in clause (A) or (B) of this sentence, or any relative of such spouse.

The Borrower shall (A) give written notice to the Administrative Agent of the election or appointment, or proposed election or appointment, of a new Independent Director of the Borrower, which notice shall be given not later than ten (10) Business Days prior to the date such appointment or election would be effective (except when such election or appointment is necessary to fill a vacancy caused by the death, disability, or incapacity of the existing Independent Director, or the failure of such Independent Director to satisfy the criteria for an Independent Director set forth in this clause (c), in which case the Borrower shall provide written notice of such election or appointment within one (1) Business Day) and (B) with any such written notice, certify to the Administrative Agent that the Independent Director satisfies the criteria for an Independent Director set forth in this clause (c).

The Borrower’s limited liability company agreement shall provide that: (A) the Borrower’s board of directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Borrower unless the Independent Director shall approve the taking of such action in writing before the taking of such action and (B) such provision and each other provision requiring an Independent Director cannot be amended without the prior written consent of the Independent Director.

The Independent Director shall not at any time serve as a trustee in bankruptcy for any Borrower-Related Party or any of their respective Affiliates.

(d) Organizational Documents. The Borrower shall maintain its organizational documents in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its ability to comply with the terms and provisions of any of the Transaction Documents, including Section 7.01(p).

(e) Conduct of Business. The Borrower shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including holding all regular and special members’ and board of directors’ meetings appropriate to authorize all company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including payroll and intercompany transaction accounts.

(f) Compensation. Any employee, consultant or agent of the Borrower will be compensated from the Borrower’s funds for services provided to the Borrower, and to the extent that Borrower shares the same officers or other employees as each Servicer (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall, to the extent practical on the basis of actual use or the value of the services rendered, be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees. The Borrower will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee.

(g) Servicing and Costs. The Borrower will contract with each Servicer to perform for the Borrower all operations required on a daily basis to service the Receivables Pool. The Borrower will not incur any indirect or overhead expenses for items shared with each Servicer (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Borrower (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered.

(h) Operating Expenses. The Borrower’s operating expenses will not be paid by any Borrower-Related Party or any Affiliate thereof.

(i) Stationery. The Borrower will have its own separate stationery.

(j) Books and Records. The Borrower’s books and records will be maintained separately from those of any other Borrower-Related Party and any of their Affiliates and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of the Borrower.

(k) Disclosure of Transactions. All financial statements of any Borrower-Related Party or any Affiliate thereof that are consolidated to include the Borrower will disclose that (i) the Borrower’s sole business consists of the purchase or acceptance through capital contributions of the Receivables and Related Rights from the Originators and the subsequent retransfer of or granting of a security interest in such Receivables and Related Rights to the Administrative Agent pursuant to this Agreement, (ii) the Borrower is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Borrower’s assets prior to any assets or value in the Borrower becoming available to the Borrower’s equity holders and (iii) the assets of the Borrower are not available to pay creditors of any other Borrower-Related Party or any Affiliate thereof.

(l) Segregation of Assets. The Borrower’s assets will be maintained in a manner that facilitates their identification and segregation from those of any other Borrower-Related Party or any Affiliates thereof.

(m) Corporate Formalities. The Borrower will strictly observe limited liability company formalities in its dealings with any other Borrower-Related Party or any Affiliates thereof, and funds or other assets of the Borrower will not be commingled with those of any other Borrower-Related Party or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. The Borrower shall not maintain joint bank accounts or other depository accounts to which any other Borrower-Related Party or any Affiliate thereof (other than each Servicer solely in its capacity as such) has independent access. The Borrower is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of any other Borrower-Related Party or other Affiliates thereof. The Borrower will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Borrower and such Affiliate.

(n) Arm’s-Length Relationships. The Borrower will maintain arm’s-length relationships with any other Borrower-Related Party and any Affiliates thereof. Any Person that renders or otherwise furnishes services to the Borrower will be compensated by the Borrower at market rates for such services it renders or otherwise furnishes to the Borrower. Neither the Borrower on the one hand, nor any other Borrower-Related Party or any Affiliate thereof, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Borrower-Related Parties and their respective Affiliates will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.

(o) Allocation of Overhead. To the extent that Borrower, on the one hand, and any other Borrower-Related Party or any Affiliate thereof, on the other hand, have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and the Borrower shall bear its fair share of such expenses, which may be paid through the Servicing Fee or otherwise.

ARTICLE VIII

ADMINISTRATION AND COLLECTION

OF RECEIVABLES

SECTION 8.01 Appointment of the Servicers.

(a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as each Servicer in accordance with this Section 8.01. Until the Administrative Agent gives notice (in accordance with this Section 8.01) of the designation of a new Servicer:

(i) Solely with respect to the U.S. Receivables, Sabre is hereby designated as, and hereby agrees to perform the duties and obligations of, a Servicer; ~~and~~

(ii) Solely with respect to the UK Receivables, Sabre Limited is hereby designated as, and hereby agrees to perform the duties and obligations of, a Servicer; and

(iii) Solely with respect to the SG Receivables, Sabre AP is hereby designated as, and hereby agrees to perform the duties and obligations of, a Servicer.

In each case, pursuant to the terms hereof. Upon the occurrence of an Event of Default or a Financial Covenant Event, the Administrative Agent may (with the consent of the Required Lenders) and shall (at the direction of the Required Lenders) designate as Servicer any Person (including itself) to succeed such Servicer or any successor Servicer, on such terms and conditions as the Administrative Agent may agree in its discretion.

(b) Upon the designation of a successor Servicer as set forth in clause (a) above, the outgoing Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent reasonably determines will facilitate the transition of the performance of such activities to the new Servicer, and the outgoing Servicer shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of records (including all Contracts) related to Pool Receivables and use by the new Servicer of all licenses (or the obtaining of new licenses), hardware or software necessary or reasonably desirable to collect the Pool Receivables and the Related Security.

(c) Each of Sabre GLBL Inc. ~~and~~, Sabre Global Technologies Limited and Sabre Asia Pacific Pte. Ltd. acknowledges that, in making its decision to execute and deliver this Agreement, the Administrative Agent and each Lender have relied on each of Sabre GLBL Inc. ~~and~~, Sabre Global Technologies ~~Limited’s~~Limited and Sabre Asia Pacific Pte. Ltd.’s agreement to act as Servicer hereunder. Accordingly, each of Sabre GLBL Inc. ~~and~~, Sabre Global Technologies Limited and Sabre Asia Pacific Pte. Ltd. agrees that it will not voluntarily resign as Servicer without the prior written consent of the Administrative Agent and the Required Lenders.

(d) Each Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of each Servicer pursuant to the terms hereof, (ii) each Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Borrower, the Administrative Agent and each Lender shall have the right to look solely to each Servicer for performance, (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrative Agent may terminate such agreement upon the termination of each Servicer hereunder by giving notice of its desire to terminate such agreement to each Servicer (and each Servicer shall provide appropriate notice to each such Sub-Servicer) and (v) if such Sub-Servicer is not an Affiliate of Parent, the Administrative Agent and the Required Lenders shall have consented in writing in advance to such delegation.

SECTION 8.02 Duties of the Servicers.

(a) Each Servicer shall take or cause to be taken all such action as may be necessary or reasonably advisable to service, administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policy and consistent with the past practices of the Originators. Each Servicer shall set aside, for the accounts of the Borrower for payment to each Credit Party, the amount of Collections it or its Affiliates actually receive to which each such Credit Party is entitled in accordance with Article III hereof. Each Servicer may, in accordance with the Credit and Collection Policy and consistent with past practices of the Originators, take such action, including modifications, waivers or restructurings of Pool Receivables and related Contracts, as each Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments expressly permitted under the Credit and Collection Policy or as expressly required under applicable Laws or the applicable Contract; provided, that for purposes of this Agreement: (i) such action shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Secured Party under this Agreement or any other Transaction Document and (iii) if an Event of Default or a Financial Covenant Event has occurred and is continuing, each Servicer may take such action only upon the prior written consent of the Administrative Agent. The Borrower shall deliver to each Servicer and each Servicer shall hold for the benefit of the Administrative Agent (individually and for the benefit of each Credit Party), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if an Event of Default or a Financial Covenant Event has occurred and is continuing, the Administrative Agent may direct each Servicer to commence or settle any legal action to enforce collection of any Pool Receivable that is a Defaulted Receivable or to foreclose upon or repossess any Related Security with respect to any such Defaulted Receivable.

(b) Each Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Borrower the collections of any indebtedness, less, if Sabre GLBL Inc., Sabre Global Technologies Limited, Sabre Asia Pacific Pte. Ltd. or an Affiliate thereof is not each Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. Each Servicer, if other than Sabre GLBL Inc., Sabre Global Technologies Limited, Sabre Asia Pacific Pte. Ltd. or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Borrower all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

(c) Each Servicer’s obligations hereunder shall terminate on the Final Payout Date. Promptly following the Final Payout Date, each Servicer shall deliver to the Borrower all books, records and related materials that the Borrower previously provided to each Servicer, or that have been obtained by each Servicer, in connection with this Agreement.

SECTION 8.03 Collection Account Arrangements. Prior to the Closing Date, the Borrower shall have entered into Account Control Agreements with all of the Collection Account Banks and delivered executed counterparts of each to the Administrative Agent. Upon (x) the occurrence and during the continuance of a Potential Default, Event of Default or Financial Covenant Event or (y) upon five Business Days’ written notice to the Borrower, the occurrence and during the continuance of Level II Leverage Period, the Administrative Agent may (with the consent of the Required Lenders) and shall (upon the direction of the Required Lenders) at any time thereafter give notice to each Collection Account Bank that the Administrative Agent is exercising its rights under the Account Control Agreements to do any or all of the following: (a) to have the exclusive dominion and control of the Collection Accounts transferred to the Administrative Agent (for the benefit of the Secured Parties) and to exercise exclusive dominion and control over the funds deposited therein (for the benefit of the Secured Parties), (b) to have the proceeds that are sent to the respective Collection Accounts redirected pursuant to the Administrative Agent’s instructions rather than deposited in the applicable Collection Account and (c) to take any or all other actions permitted under the applicable Account Control Agreement. The Borrower hereby agrees that if the Administrative Agent at any time takes any action set forth in the preceding sentence, the Administrative Agent shall have exclusive control (for the benefit of the Secured Parties) of the proceeds (including Collections) of all Pool Receivables and the Borrower hereby further agrees to take any other action that the Administrative Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Borrower or the Servicers thereafter shall be sent immediately to, or as otherwise instructed by, the Administrative Agent.

SECTION 8.04 Enforcement Rights.

(a) At any time following the occurrence and during the continuation of an Event of Default or a Financial Covenant Event:

(i) the Administrative Agent (at the Borrower’s expense) may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrative Agent or its designee;

(ii) the Administrative Agent may instruct the Borrower or the Servicers to give notice of the Secured Parties’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrative Agent or its designee (on behalf of the Secured Parties), and the Borrower or the Servicers, as the case may be, shall give such notice at the expense of the Borrower or the Servicers, as the case may be; provided, that if the Borrower or the Servicers, as the case may be, fails to so notify each Obligor within two (2) Business Days following instruction by the Administrative Agent, the Administrative Agent (at the Borrower’s or the Servicers’, as the case may be, expense) may so notify the Obligors;

(iii) the Administrative Agent may request the Servicers to, and upon such request the Servicers shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrative Agent or its designee (for the benefit of the Secured Parties) at a place selected by the Administrative Agent and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee;

(iv) the Administrative Agent may notify the Collection Account Banks that the Borrower and the Servicers will no longer have any access to the Collection Accounts;

(v) the Administrative Agent may (or, at the direction of the Required Lenders shall) replace the Person then acting as Servicer; and

(vi) the Administrative Agent may collect any amounts due from an Originator under any Transfer Agreement or the Performance Guarantor under the Performance Guaranty.

For the avoidance of doubt, the foregoing rights and remedies of the Administrative Agent upon an Event of Default or a Financial Covenant Event are in addition to and not exclusive of the rights and remedies contained herein and under the other Transaction Documents.

(b) The Borrower hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Borrower, which appointment is coupled with an interest, to take any and all steps in the name of the Borrower and on behalf of the Borrower necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default or a Financial Covenant Event, to collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Borrower on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

(c) Each Servicer hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of each Servicer, which appointment is coupled with an interest, to take any and all steps in the name of each Servicer and on behalf of each Servicer necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default or a Financial Covenant Event, to collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of each Servicer on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

SECTION 8.05 Responsibilities of the Borrower.

(a) Anything herein to the contrary notwithstanding, the Borrower shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrative Agent, or any other Credit Party of their respective rights hereunder shall not relieve the Borrower from such obligations and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. None of the Credit Parties shall have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Borrower, any Servicer or any Originator thereunder.

(b) Each of Sabre GLBL Inc. ~~and~~, Sabre Global Technologies Limited and Sabre Asia Pacific Pte. Ltd. hereby irrevocably agrees that if at any time it shall cease to be each Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of each Servicer and, in such capacity, each of Sabre GLBL Inc. ~~and~~, Sabre Global Technologies Limited and Sabre Asia Pacific Pte. Ltd. shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that each of Sabre GLBL Inc. ~~and~~, Sabre Global Technologies Limited and Sabre Asia Pacific Pte. Ltd. conducted such data-processing functions while it acted as each Servicer. In connection with any such processing functions, the Borrower shall pay to each of Sabre GLBL Inc. ~~and~~, Sabre Global Technologies Limited and Sabre Asia Pacific Pte. Ltd. its reasonable out-of-pocket costs and expenses from the Borrower’s own funds (subject to the priority of payments set forth in Section 3.01(a)).

SECTION 8.06 Servicing Fee.

(a) Subject to clause (b) below, the Borrower shall pay the U.S. Servicer a fee (the “Servicing Fee”) equal to the product of the Servicing Fee Rate multiplied by the daily average aggregate Outstanding Balance of the Receivables originated by the Originators (determined for each day based on the most recent Information Package then available). Servicing Fees with respect to Receivables originated by the Originators shall accrue and be payable in Dollars. Accrued Servicing Fees shall be payable from Collections to the extent of available funds in accordance with Section 3.01(a). The Servicing Fee shall be allocated ~~between~~among the U.S. Servicer, UK Servicer and the ~~U.K.~~SG Servicer as agreed ~~between~~among the U.S. Servicer ~~and~~, the ~~U.K.~~UK Servicer and SG Servicer.

(b) If the U.S. Servicer ceases to be Sabre or an Affiliate thereof, the Servicing Fee shall be the greater of: (i) the amount calculated pursuant to clause (a) above and (ii) an alternative amount agreed between the Administrative Agent and the successor Servicer in connection with the performance of its obligations as Servicer hereunder.

SECTION 8.07 Credit Insurance Policies.

(a) At all times while (x) the Borrower is maintaining any Credit Insurance Policy, (y) any Pool Receivable is being reported in any Pool Report as an Insured Receivable or (z) any Pool Receivable is being included in the Net Receivables Pool Balance as an Insured Receivable:

(i) the Borrower shall maintain each relevant Credit Insurance Policy in full force and effect;

(ii) the Borrower shall pay all premiums and other amounts due by the Borrower from time to time under each such Credit Insurance Policy when due in accordance with the terms thereof;

(iii) the Borrower and the Servicers shall refrain from taking any action or omitting to take any action which would reasonably be expected to prejudice or limit the Borrower’s or the Administrative Agent’s rights to payment under any such Credit Insurance Policy;

(iv) the Borrower and the Servicers shall enforce the obligations of the applicable Credit Insurer under each such Credit Insurance Policy;

(v) the Borrower and the Servicers shall maintain all records and documents that may be necessary to make claims for reimbursement under each such Credit Insurance Policy;

(vi) the Borrower shall, and the Servicers shall cause the Borrower to, perform all its other obligations under each such Credit Insurance Policy in accordance with the terms thereof (including, without limitation, delivering information regarding the relevant Pool Receivables and notices of insolvency with respect to Obligors when required pursuant to the terms of each such Credit Insurance Policy);

(vii) the Borrower and Servicers shall advise promptly the Administrative Agent of any payment the Borrower receives directly under any Credit Insurance Policy, any denial of coverage under any Credit Insurance Policy, any cancelation of any Credit Insurance Policy or any other information received in connection with any Credit Insurance Policy which is material to the payment of any claim thereunder;

(viii) Neither the Borrower nor Servicers shall amend, modify or waive (or consent to any such amendment, modification or waiver of) any provision of any Credit Insurance Policy without the Administrative Agent’s prior written consent; and

(ix) The Borrower and Servicers shall deliver any additional instruments, certificates and documents, provide such other information and take such other actions as may be necessary or desirable, in the reasonable opinion of the Administrative Agent, to give further assurances of any of the rights granted or provided for herein or under any Credit Insurance Policy (including, without limitation, providing copies of invoices, purchase orders, and the proof of delivery of products as may be requested by the insurer thereunder).

(b) If the Borrower fails to pay any premium or other amount due under any Credit Insurance Policy, the Administrative Agent may (in its discretion) pay such premium or other amount from the Collateral or from its own funds in order to keep such Credit Insurance Policy in force. Any amount so paid by the Administrative Agent from its own funds shall constitute a Borrower Indemnified Amount payable by the Borrower to the Administrative Agent hereunder.

(c) As to any Insured Receivables only, in the event that any Obligor defaults on the payment of any of its Pool Receivables, becomes subject to an Insolvency Proceeding or becomes subject to any other event that gives rise to a claim for reimbursement under a Credit Insurance Policy, the Borrower and the Servicers shall, promptly (but not later than the later of (x) ten (10) Business Days after such event or (y) the first date on which such a claim may be filed pursuant to the terms of such Credit Insurance Policy), file a claim for such reimbursement (with a copy thereof to the Administrative Agent) in accordance with the terms of such Credit Insurance Policy and shall take any other actions required under the terms of such Credit Insurance Policy to obtain such reimbursement (including, without limitation, providing the applicable Credit Insurer with itemized statements, invoices, bills of lading, purchase orders, summaries of collections efforts, evidence of debt or other documentation that may be required under the terms of such Credit Insurance Policy). The Borrower and the Servicers shall cause any amounts paid in respect of any Pool Receivable (or losses thereon) by a Credit Insurer under any Credit Insurance Policy to be paid directly to a Collection Account and to be applied as a Collection in accordance with the terms of this Agreement.

(d) In the event that a Credit Insurer pays a claim under a Credit Insurance Policy with respect to a Pool Receivable and the Borrower is required to subrogate it rights, claims, guaranties, security, collateral or defenses to such Credit Insurer in respect of such Pool Receivable, the Borrower shall (and the Servicers shall cause Borrower to) so subrogate such rights, claims, guaranties, security, collateral or defenses in accordance with the terms of such Credit Insurance Policy. Simultaneously with receipt of such a payment in a Collection Account and upon such subrogation, the Administrative Agent shall be automatically deemed to have released to the Borrower any ownership or security interest it may have hereunder (on behalf of itself and the Lenders) in such rights, claims, guaranties, security, collateral or defenses so subrogated, to the extent necessary to permit such subrogation and shall execute such documents to evidence the same as shall be reasonably requested by the Borrower, in each case at the sole expense of the Borrower; provided, however, that the Administrative Agent shall not be deemed to have released any such ownership or security interest it may have in related rights under such Credit Insurance Policy (including, without limitation, any right of the Borrower to receive ratable or other allocations of Collections or other recoveries in respect of the related Pool Receivables).

(e) If any Credit Insurance Policy ceases to be Eligible Credit Insurance, the Borrower and the Servicers shall furnish to the Administrative Agent and each Lender written notice thereof, together with a statement of the actions the Borrower plans to take to remedy such situation, if any, promptly but not later than five (5) Business Days thereafter. If any Credit Insurance Policy no longer constitutes Eligible Credit Insurance, the Termination Date has not

occurred, no Event of Default or Financial Covenant Event is continuing and no Borrowing Base Deficit exists, then the Borrower may terminate such Credit Insurance Policy or permit such Credit Insurance Policy to lapse. The Borrower shall furnish to the Administrative Agent and each Lender written notice of any such termination or lapse and shall promptly notify the Administrative Agent when such termination or lapse has occurred.

(f) Any Collections received by the Administrative Agent pursuant to any Credit Insurance Policy (including as an additional insured thereunder) shall be distributed in accordance with the priority of payments set forth in Section 3.01(a).

ARTICLE IX

EVENTS OF DEFAULT

SECTION 9.01 Events of Default. An “Event of Default” means the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of applicable Law):

(a) any Borrower-Related Party shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document and such failure shall continue unremedied for two (2) Business Days;

(b) any Borrower-Related Party shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document to be performed or observed by such Borrower-Related Party (other than any such failure which would constitute an Event of Default under any other paragraph, clause or sub-clause of this Section 9.01), and such failure, solely to the extent capable of cure, shall continue for thirty (30) days after the earlier of any Borrower-related Party’s knowledge or notice thereof;

(c) any representation or warranty made or deemed made by any Borrower-Related Party (or any of its respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by any Borrower-Related Party pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered and, solely if event or circumstance that caused the representation or warranty to be incorrect or untrue is capable of being cured, such cure has not occurred for thirty (30) days after the earlier of any Borrower-related Party’s knowledge or notice thereof;

(d) the Borrower or the Servicers shall fail to deliver any Pool Report pursuant to this Agreement, and such failure shall remain unremedied for one (1) Business Days (or, if such Pool Report is a Monthly Report, two (2) Business Days);

(e) any of Sabre GLBL Inc. ~~and~~, Sabre Global Technologies Limited and Sabre Asia Pacific Pte. Ltd., shall resign, or shall take any material action in furtherance of resigning, from its role or obligations as Servicer hereunder;

(f) the Borrower or the Servicers shall breach Section 7.01(v) or 7.02(o) Sanctions and Anti-Corruption Covenants;

(g) this Agreement or any security interest granted pursuant to this Agreement or any other Transaction Document shall for any reason cease to create, or for any reason cease to be, a valid and enforceable first priority perfected security interest in favor of the Administrative Agent with respect to any material portion of the Collateral, free and clear of any Adverse Claim;

(h) any of (i) a Relief Proceeding shall have been instituted against any Borrower-Related Party or Subsidiary of a Borrower-Related Party or a substantial part of the assets of any Borrower-Related Party or Subsidiary and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Borrower-Related Party or Subsidiary of a Borrower-Related Party institutes, or takes any action in furtherance of, a Relief Proceeding, (iii) any Borrower-Related Party or any Subsidiary of a Borrower-Related Party ceases to be Solvent or admits in writing its inability to pay its debts as they mature or (iv) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Borrower-Related Party or any Subsidiary of any Borrower-Related Party and is not released, vacated or fully bonded within sixty (60) days after its issue or levy;

(i) (A) the average of the Default Ratios for any three consecutive Fiscal Months shall exceed 22.50%, (B) the average of the Delinquency Ratios for any three consecutive Fiscal Months shall exceed 6.00%, (C) the average of the Dilution Ratios for any three consecutive Fiscal Months shall exceed 12.00%, or (D) the Days’ Sales Outstanding for any Fiscal Month shall exceed sixty (60) days;

(j) a Change in Control shall occur;

(k) a Borrowing Base Deficit or Class A Borrowing Base Deficit shall occur and shall not have been cured within two (2) Business Days;

(l) (i) the Borrower shall fail to pay any principal of or premium or interest on any of its Indebtedness when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Indebtedness (whether or not such failure shall have been waived under the related agreement) or (ii) the Borrower shall fail to observe or perform any other agreement or condition relating to any of its Indebtedness, or any other event shall occur, the effect of which failure or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity;

(m) any of the Borrower-Related Parties (other than the Borrower) or any of their respective Subsidiaries (other than the Borrower), individually or in the aggregate, (i) fails to make any payment beyond the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness having an outstanding aggregate principal amount of not less than the Threshold

Amount, or (ii) fails to observe or perform any other agreement or condition relating to any Indebtedness having an outstanding aggregate principal amount of not less than the Threshold Amount, or any other event occurs, the effect of which default or other event described in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (m)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided further that such failure is unremedied and is not waived by the holders of such Indebtedness;

(n) any “Event of Default” shall occur under and as defined in the Credit Agreement; provided, that such “Event of Default” is unremedied and is not waived by the holders of such Indebtedness;

(o) the Borrower shall fail (x) at any time (other than for ten (10) Business Days following notice of the death or resignation of any Independent Director) to have an Independent Director who satisfies each requirement and qualification specified in Section 7.03(c) for Independent Directors, on the Borrower’s board of directors or (y) to timely notify the Administrative Agent of any replacement or appointment of any director that is to serve as an Independent Director on the Borrower’s board of directors as required pursuant to Section 7.03(c);

(p) ~~[Reserved];~~a tax authority delivers a written notice or similar correspondence indicating its intent to impose a liability against the Borrower in respect of payment on any Subordinated Loan and the Borrower shall fail to discharge such liability in full by the payment date specified by such tax authority or the SG Servicer shall fail to indemnify the Borrower in full for such liability in accordance with Section 11.03(xi);

(q) either (i) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of any Borrower-Related Party or (ii) the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of any Borrower-Related Party;

(r) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of Borrower or any member of the ERISA Group under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC that would reasonably be expected to have a Material Adverse Effect, or Borrower or any member of the ERISA Group fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, where the aggregate amount of unamortized withdrawal liability would reasonably be expected to have a Material Adverse Effect;

(s) a Transfer Termination Event (other than a Financial Covenant Event) shall occur;

(t) the Borrower shall (i) be required to register as an “investment company” within the meaning of the Investment Company Act or (ii) become a “covered fund” within the meaning of the Volcker Rule;

(u) any material provision of this Agreement or any other Transaction Document shall cease to be in full force and effect or any Borrower-Related Party (or any Affiliate thereof) shall so state in writing;

(v) a final judgment or order for the payment of money in an aggregate amount is entered against any Borrower-Related Party or any Subsidiary exceeding the Threshold Amount or, in the case of the Borrower, $18,600 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage thereof) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; ~~or~~

(w) the assets of the Borrower are deemed to constitute “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) or the Borrower is or becomes subject to any applicable law that is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code and that would be violated by the transactions contemplated by this Agreement or any other Transaction Document~~.~~; or

(x) any Originator or Servicer is declared by the Minister of Finance of Singapore to be a company to which Part 9 of the Companies Act 1967 of Singapore applies.

SECTION 9.02 Consequences of an Event of Default.

(a) Generally. If any Event of Default occurs, the Administrative Agent may (or, at the direction of the Required Lenders shall) by notice to the Borrower:

(i) declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred)

(ii) declare the Final Maturity Date to have occurred (in which case the Final Maturity Date shall be deemed to have occurred); or

(iii) declare the Aggregate Principal and all other Borrower Obligations to be immediately due and payable (in which case the Aggregate Principal and all other Borrower Obligations shall be immediately due and payable);

provided that, automatically and immediately (without any requirement for the giving of notice) upon the occurrence of any Event of Default described in Section 9.01(h) with respect to the Borrower, the Termination Date shall occur and the Aggregate Principal and all other Borrower Obligations shall be immediately due and payable.

Upon any such declaration or designation or upon such automatic termination, the Administrative Agent and the other Secured Parties shall have, in addition to the rights and remedies which they may have under this Agreement and the other Transaction Documents, all other rights and remedies provided after default under the UCC and under other applicable Law, which rights and remedies shall be cumulative.

(b) Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 3.03, after obtaining the prior written consent of the Administrative Agent, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate or participant to or for the credit or the account of the Borrower against any and all of the Borrower Obligations now or hereafter existing under this Agreement or any other Transaction Document to such Lender, Affiliate or participant, irrespective of whether or not such Lender, Affiliate or participant shall have made any demand under this Agreement or any other Transaction Document and although such Borrower Obligations may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such Indebtedness, provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.06 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Borrower Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates and participants may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(c) Enforcement of Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Transaction Document, the authority to enforce rights and remedies hereunder and under the other Transaction Documents against the Borrower-Related Parties or any of them shall be vested exclusively in, and all actions and proceedings at Law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with this Agreement for the benefit of all the Lenders and the other Secured Parties; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Transaction Documents, (ii) any Lender from exercising setoff rights in accordance with Section 9.02(b) (subject to the terms of Section 3.03), or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Borrower-Related Party under any Relief Proceeding; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Transaction Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to this Section 9.02(c), and (B) in addition to the matters specified in clauses (ii) and (iii) of the preceding proviso and subject to Section 3.03), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

(d) Application of Proceeds. From and after the date on which the Administrative Agent has taken any action pursuant to Section 9.02(c) (or after the Borrower Obligations have automatically become immediately due and payable as specified in the proviso to Section 9.02(a)) and until the Final Payout Date, any and all proceeds received on account of the Borrower Obligations shall (subject to Sections 2.06) be applied in accordance with the order of priority set forth in Section 3.01(a).

SECTION 9.03 Additional Provisions Related to Remedies.

(a) Upon the occurrence and during the continuance of any Event of Default, the Required Class A Lenders in their capacity as the Required Lenders shall have the exclusive right to direct the Administrative Agent in writing to take one or more Exercise of Remedies until the Class A Lenders are repaid in full (and thereafter the Required Class B Lenders in their capacity as the Required Lenders shall have such right to direct the Administrative Agent) and the Administrative Agent shall commence and diligently pursue in good faith any and all Exercise of Remedies as directed in writing by the Required Class A Lenders as the Required Lenders; provided, however, that, notwithstanding the foregoing, unless an Exigent Circumstance exists, the Administrative Agent’s obligation to commence and pursue an Exercise of Remedies as directed in writing by the Required Class A Lenders as the Required Lenders shall be suspended during the period (the “Class A Standstill Period”) beginning on the first date on which the Administrative Agent and Class B Lender Representative receives written instructions for an Exercise of Remedies from the Required Class A Lenders as the Required Lenders (such written instructions, the “Class A Remedies Instruction” and the date of the Administrative Agent’s receipt of such written instructions, the “Class A Remedies Instruction Date”) and ending on (x) if no Committed Buy-Out Notice is delivered to the Class A Lender Representative pursuant to this Agreement by close of business on the fifth (5th) Business Day after the Class A Remedies Instruction Date (or the last day of such other period that may be agreed to by the Administrative Agent and the Required Lenders) such fifth (5th) Business Day (or, if the Administrative Agent and the Required Lenders agreed to a different period, the last day of such different period), or (y) if at least one Committed Buy-Out Notice is delivered to the Class A Lender Representative pursuant to this Agreement by close of business on the fifth (5th) Business Day after the Class A Remedies Instruction Date (or the last day of such other period that may be agreed to by the Administrative Agent and the Required Lenders), the fifth (5th) Business Day after the date on which such first Committed Buy-Out Notice has been delivered to the Class A Lender Representative (or, if the Administrative Agent and the Required Lenders agreed to a different period, the last day of such different period); and, provided further that, notwithstanding anything to the contrary in this Section 9.03(a), if an Exigent Circumstance exists, as determined by either (x) the Administrative Agent, in consultation with the Required Lenders, or (y) in good faith by the Required Lenders, the Administrative Agent shall pursue such Exercise of Remedies as instructed in writing by the Required Lenders promptly without giving effect to the Class A Standstill Period. The Administrative Agent shall promptly deliver each Exercise of Remedies instruction from the Required Class A Lenders to each other Lender.

(b) Certain definitions, for purposes of Section 9.03:

(i) “Exercise of Remedies” means the exercise of any enforcement rights or remedies that are available to the Administrative Agent, any Lender, or other Person holding Borrower Obligations upon the occurrence of an Event of Default including, without limitation, any or all of the following:

(A) the acceleration of the Loans and the other Borrower Obligations;

(B) the taking of any action to foreclose on a Lien on, or any other right or remedy as a secured creditor to sell, assign, lease, license or otherwise dispose of, all or any portion of the Collateral, including the issuance to one or more Credit Parties of any notice in respect thereof required by Applicable Law;

(C) the notification of Obligors to make payment to the Administrative Agent or any of its agents;

(D) the taking of any action to take possession of all or any portion of the Collateral;

(E) the commencement of any involuntary legal proceedings or actions with respect to all or any portion of the Collateral;

(F) any sale, assignment, lease, license or other disposition of all or any material portion of the Collateral by one or more Credit Parties with the consent of the Administrative Agent and the Required Lenders, which sale, assignment, lease, license or other disposition is conducted by or on behalf of such Credit Parties in connection with efforts to collect all or any portion of the Borrower Obligations through such sale, assignment, lease, license or other disposition;

(G) replacement of the Person then acting as Servicer;

provided that none of the following shall constitute an Exercise of Remedies: (1) actions taken solely for purpose of perfecting a security interest in Collateral; (2) the imposition of any increase in the Interest Rate or any Fees; (3) delivery to any Credit Party of any notice of default; (4) the filing of any proof of claim; (5) the sweeping of cash or exercise of exclusive control under blocked account arrangements; (6) the giving of any notice expressly contemplated by this Agreement, (7) the solicitation by the Required Lenders of bids from third parties to conduct the sale, assignment, lease, license or other disposition of all or any portion of the Collateral and/or the business of the Borrower or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting and selling Collateral or (8) any actions in preparation for any of the actions described in clauses (A) through (G) above or clauses (1) through (7) of this proviso.

(ii) “Exigent Circumstances” means (A) an Event of Default occurring under Section 10.01(a), (d), (g), (h), (j), (q), (r), (t), or (u), (B) an event or circumstance that materially and immediately threatens the value of all or a material portion of the Collateral or the ability of the Administrative Agent, any Lender or any other Person holding Borrower Obligations to realize upon all or a material portion of the Collateral such as, without limitation, fraud, fraudulent removal, concealment, abandonment, destruction (other than to the extent covered by insurance) or material waste, or the exercise by a creditor of a Credit Party of enforcement rights or remedies following default with respect to all or a material portion of the Collateral (other than a Person expressly permitted by the terms of this Agreement to exercise such rights or remedies), or (C) any other circumstance deemed to be an “Exigent Circumstance” in the discretion of the Administrative Agent (with the consent of the Required Lenders).

(c) This Section 9.03 may be amended, waived or otherwise modified by the Administrative Agent and the Required Class A Lenders and the Required Class B Lenders (without the consent of any Borrower-Related Party or any Defaulting Class B Lender).

SECTION 9.04 Purchase Options.

(a) Buy-Out Option.

(i) Each Class B Lender (for itself and its Affiliates and Related Funds (the “Class B Lender Affiliates”) and all other Lenders that are, directly or indirectly, successors to or assignees of the Initial Class B Lenders or the Class B Lender Affiliates (together with the Class B Lender Affiliates, collectively, the “Class B Lender Transferees”; the Initial Class B Lenders, the Class B Lender Affiliates and the Class B Lender Transferees, each individually, a “Class B Lender” and collectively, the “Class B Lenders”)) and each Initial Class A Lender (for itself and for its Affiliates and Related Funds (the “Initial Class A Lender Affiliates”) and all other Lenders that are directly or indirectly, successors to or assignees of the Initial Class A Lenders or the Initial Class A Lender Affiliates (together with the Initial Class A Lender Affiliates, collectively, the “Initial Class A Lender Transferees”; the Initial Class A Lenders and the Initial Class A Lender Transferees, each individually, a “Class A Lender” and collectively, the “Class A Lenders”)) hereby agrees that:

(ii) At any time, the Applicable Buy-Out Lender(s) shall have the right, but not the obligation, by giving a written notice (a “Committed Buy-Out Notice”) to the Class A Lender Representative, for the benefit of the Class A Lenders, to acquire on a date within 10 Business Days after the date of Class A Lender Representative’s receipt of such Committed Buy-Out Notice, from the Class A Lenders all (but not less than all) of the right, title, and interest of the Class A Lenders in and to the Class A Obligations, the Class A Commitments, and the Transaction Documents (including without limitation, their interest in the Class A Commitments and the Class A Loans); provided that if Class B Lender Representative and/or its Affiliates and Related Funds is not the Applicable Buy-Out Lender and at such time more than one Class B Lender has given a Committed Buy-Out Notice to the Class A Lender Representative, each such Class B Lender shall have the right to acquire an amount equal to its Percentage (as of the date its Committed Buy-Out Notice is delivered) of the right, title, and interest of the Class A Lenders in and to the Class A Obligations, the Class A Commitments, and the Transaction Documents (including without limitation, their interest in the Class A Commitments and the Class A Loans); provided, further, that if any Class B Lender elects not to exercise its option to purchase the Class A Obligations, that Class B Lender’s pro rata share may be allocated to any other Class B Lender exercising its option under this Section 9.04(a).

(iii) Upon the receipt by Class A Lender Representative, for the benefit of the Class A Lenders, of a Committed Buy-Out Notice, the Applicable Buy-Out Lender(s) irrevocably shall be committed to acquire, within 10 Business Days following such receipt, from the Class A Lenders all (but not less than all) of the right, title, and interest of the Class A Lenders in and to the Class A Obligations, the Class A Commitments, and the Transaction Documents (including without limitation, their interest in the Class A Commitments and the Class A Loans) by paying to Class A Lender Representative, for the benefit of the Class A Lenders, in cash a purchase price (the “Purchase Price”) equal to the sum of:

(A) 100% of the outstanding balance of the Class A Loans, including, without limitation, principal, interest accrued and unpaid thereon, and any unpaid Fees and any other fees, to the extent earned or due and payable to the Class A Lenders and their related Borrower Indemnified Parties and Servicer Indemnified Parties in accordance with the Transaction Documents; plus

(B) all expenses to the extent owing to the Class A Lenders (including any Class A Lender in its capacity as sub-agent to the Administrative Agent) and their related Borrower Indemnified Parties and Servicer Indemnified Parties in accordance with the Transaction Documents (including, to the extent the Class A Lenders are entitled to be reimbursed pursuant to the Transaction Documents, the reimbursement of extraordinary expenses, reasonable attorney’s fees, financial examination expenses, and appraisal fees) and all other Borrower Obligations in respect of the Class A Loans and Class A Commitments; plus

(C) unless a Triggering Event has occurred and is continuing, an amount equal to the amount of any Early Termination Payment that would have been payable if the Class A Commitment had been voluntarily reduced to zero by the Borrower on such day. For purposes of this Agreement, a “Triggering Event” shall be continuing on or after the earliest of the date that any one or more of the following events has occurred and is continuing:

(1) the maturity of the Borrower Obligations has been accelerated based on an Event of Default under the Transaction Documents;

(2) any principal, interest or fees owing to any Lender shall not be paid in full when due and owing (after giving effect to any applicable grace period) or any other Borrower Obligations owing to any Lender in excess of $100,000 shall not be paid in full when due and owing (after giving effect to any applicable grace period);

(3) any Event of Default arising under Section 9.01(h); or

(4) any Event of Default arising under Sections 9.01(m) or (n);

whereupon the Class A Lenders shall assign to the Applicable Buy-Out Lender(s), without any representation, recourse, or warranty whatsoever shall warrant to the Applicable Buy-Out Lender(s) that (1) the amount quoted by such Class A Lender as its portion of the purchase price represents the amount shown as owing with respect to the claims transferred as reflected on its books and records, (2) it owns, or has the right to transfer to the Applicable Buy-Out Lender(s), the rights being transferred, and (3) the assets being transferred will be free and clear of Liens and adverse claims), their right, title, and interest with respect to the Class A Obligations, the Class A Commitments, and the Transaction Documents) pursuant to an Assignment and Acceptance Agreement.

(iv) Anything contained in this Section 9.04(a) to the contrary notwithstanding, in the event that any Applicable Buy-Out Lender(s) receives any prepayment or commitment reduction premium under the Transaction Documents in cash, within six months following the date on which such Applicable Buy-Out Lender(s) pays the Purchase Price during the continuation of a Triggering Event pursuant to this Section 9.04(a), then such Applicable Buy-Out Lender(s) shall pay a supplemental purchase price in respect of its purchase under this Section 9.04(a) in an amount equal to the portion of such prepayment or commitment reduction premium to which the applicable Class A Lenders would have otherwise been entitled had the purchase under this Section 9.04(a) not occurred during a Triggering Event.

(v) The Class A Lenders shall retain all indemnification rights under the Transaction Documents for actions or other matters arising on or prior to the date of such purchase and any obligations arising from such rights shall at all times retain the priority of repayment therefor set forth in this Agreement.

(b) [Reserved].

(c) Insolvency Proceeding. The parties acknowledge that the Borrower is expected to comply with various special purpose entity and bankruptcy remoteness requirements under the Transaction Documents, and as such, the Borrower is not anticipated to become a debtor at any time under the Bankruptcy Code or any similar Debtor Relief Law. Subject to the foregoing:

(i) This Agreement shall be applicable both before and after the institution of any Relief Proceeding involving Borrower, including without limitation, the filing of any petition by or against Borrower under the Bankruptcy Code, or any other Debtor Relief Law, and all converted or succeeding cases in respect thereof, and all references herein to Borrower shall be deemed to apply to the trustee for Borrower and Borrower as debtor-in-possession. The relative rights of the Lenders in or to any distributions from or in respect of any Collateral or proceeds of Collateral shall continue after the institution of any Relief Proceeding involving Borrower, including without limitation, the filing of any petition by or against Borrower under the Bankruptcy Code, or any other Debtor Relief Law, and all converted or succeeding cases in respect thereof, on the same basis as prior to the date of such institution, subject to any court order approving the financing of, or use of cash collateral by, Borrower as debtor-in-possession.

(ii) If Borrower shall become subject to a case under the Bankruptcy Code, or any other Debtor Relief Law, each Class B Lender agrees that it will not provide to Borrower as debtor-in-possession or a trustee on behalf of Borrower any financing under Section 364 of the Bankruptcy Code, or any similar provision of any other Debtor Relief Law (“DIP Financing”) to the extent that or any Class B Lender would, in connection with such DIP Financing, be granted a Lien on the Collateral or superpriority claim or other claim against Borrower that had priority over any Lien of the Administrative Agent in and to such Collateral securing, or the claim of the Administrative Agent for repayment of, the Borrower Obligations (or any portion thereof), so long as the Class A Obligations are outstanding. If Borrower shall become subject to a case under the Bankruptcy Code, or any other Debtor Relief Law, each Class A Lender agrees that it will not provide to Borrower as debtor-in-possession or a trustee on behalf of Borrower any DIP Financing to the extent that or any Class A Lender would, in connection with such DIP Financing, be granted a Lien on the Collateral or superpriority claim or other claim against Borrower that was pari passu with or had priority over any Lien of the Administrative Agent in and to such Collateral securing, or the claim of the Administrative Agent for repayment of, the Borrower Obligations (or any portion thereof), so long as the Class B Term Obligations are outstanding. No Class A Lender may, directly or indirectly, provide, offer to provide, or participate in (by participation, guarantee or similar credit enhancement) any DIP Financing unless the Class B Lenders do not provide any DIP Financing.

(iii) Each Class A Lender agrees that it shall support and vote in favor of any plan of reorganization or other transaction proposed by the Required Class B Lenders which would result in the Class A Obligations being paid in full.

(iv) The provisions of this Section 9.04(c) are applicable only to a case under the Bankruptcy Code or any other Debtor Relief Law in which the Borrower is the debtor or debtor in possession. Nothing set forth herein shall limit the rights of the parties hereto in any case under the Bankruptcy Code or any other Debtor Relief Law in which a Loan Party or any Affiliate thereof (other than the Borrower) is the debtor or debtor in possession.

ARTICLE X

THE ADMINISTRATIVE AGENT

SECTION 10.01 Appointment and Authority. Each Credit Party hereby irrevocably appoints PNC Bank, National Association to act on its behalf as the Administrative Agent hereunder and under the other Transaction Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Credit Parties, and the Borrower-Related Parties shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Transaction Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 10.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Borrower-Related Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 10.03 Exculpatory Provisions.

(a) The Administrative Agent shall not have any duties or obligations except those expressly specified herein and in the other Transaction Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Transaction Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Transaction Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall not, except as expressly specified herein and in the other Transaction Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower-Related Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.01, 8.04 and

9.02), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Potential Default, Financial Covenant Event or Event of Default unless and until notice describing such Potential Default, Financial Covenant Event or Event of Default is given to the Administrative Agent in writing by any Borrower-Related Party or a Lender.

(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions specified herein or therein or the occurrence of any Potential Default, Financial Covenant Event or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document, or (v) the satisfaction of any condition precedent to a Credit Extension, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 10.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Credit Extension, that by its terms must be fulfilled to the satisfaction of a Credit Party, the Administrative Agent may presume that such condition is satisfactory to such Credit Party unless the Administrative Agent shall have received notice to the contrary from such Credit Party prior to the making of such Credit Extension. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 10.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 10.06 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Credit Parties and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower (so long as no Potential Default, Financial Covenant Event or Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within (x) if an Event of Default is occurring and PNC is a Class A Lender at such time, within 60 days after the Class A Exposure has been reduced to zero or (y) in all other cases, within 60 days after the retiring Administrative Agent gives notice of its resignation (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Credit Parties, appoint a successor Administrative Agent meeting the qualifications specified above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. At any time that (i) PNC is acting as the Administrative Agent and (ii) the Class A Exposure has been reduced to zero, then (x) PNC, as Administrative Agent, shall be entitled to receive the Administrative Agent Transition Fee and (y) the Required Class B Lenders shall have the right to appoint the successor Administrative Agent

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Secured Parties under any of the Transaction Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Credit Party directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Transaction Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Transaction Documents, the provisions of this Article X and Article XI shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

SECTION 10.07 Non-Reliance on Administrative Agent and Other Lenders. Each Credit Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Transaction Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 10.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of bookrunners or arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Transaction Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

SECTION 10.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Borrower-Related Party, the Administrative Agent (irrespective of whether any Principal or other Borrower Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any Credit Extension and all other Borrower Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Credit Parties and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Credit Parties and the Administrative Agent and their respective agents and counsel and all other amounts due the Credit Parties and the Administrative Agent) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Credit Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Credit Party, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent.

SECTION 10.10 Collateral and Guaranty Matters.

(a) Each of the Secured Parties irrevocably authorizes the Administrative Agent, at its option and in its discretion to release any Lien on any Collateral or other property granted to or held by the Administrative Agent under any Transaction Document (x) upon the Final Payout Date, (y) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Transaction Documents, or (z) subject to Section 12.01, if approved, authorized or ratified in writing by the Required Lenders.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of Collateral or other property pursuant to this Section.

(b) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Borrower-Related Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 10.11 No Reliance on Administrative Agent’s Customer Identification Program. Each Credit Party acknowledges and agrees that neither such Credit Party, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Credit Party’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law or any Anti-Corruption Law, including any programs involving any of the following items relating to or in connection with any of the Borrower-Related Parties, their Affiliates or their agents, the Transaction Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other applicable Laws.

SECTION 10.12 ERISA Matters.

(a) Each Credit Party (x) represents and warrants, as of the date such Person became a party hereto, to, and (y) covenants, from the date such Person became a party hereto to the date such Person ceases being a party hereto, for the benefit of, Administrative Agent and its Affiliates, and not, for the avoidance of doubt, for the benefit of any Borrower-Related Party, that at least one of the following is and will be true:

(i) such Credit Party is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans with respect to such Credit Party’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more Prohibited Transaction Exemptions (“PTEs”), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Credit Party is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Credit Party.

(b) In addition, unless sub-clause (i) in the immediately preceding Section 10.12(a) is true with respect to a Credit Party or such Credit Party has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding Section 10.12(a), such Credit Party further (x) represents and warrants, as of the date such Person became a party hereto, and (y) covenants, from the date such Person became a party hereto to the date such Person ceases being a party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower-Related Party, that:

(i) none of the Administrative Agent, the Structuring Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Credit Party (including in connection with the reservation or exercise of any rights by Administrative Agent under this Agreement, any Transaction Document or any other documents related to hereto or thereto);

(ii) the Person making the investment decision on behalf of such Credit Party with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Loans);

(iii) the Person making the investment decision on behalf of such Credit Party with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and

(iv) no fee or other compensation is being paid directly to the Administrative Agent, the Structuring Agent or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

The Administrative Agent and the Structuring Agent hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Transaction Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 10.13 Erroneous Payments.

(a) If the Administrative Agent notifies a Credit Party or other Secured Party, or any Person who has received funds on behalf of a Credit Party or other Secured Party (any Credit Party, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Credit Party, other Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Credit Party or other Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Credit Party or other Secured Party, or any Person who has received funds on behalf of a Credit Party or other Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Credit Party or other Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Credit Party or other Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.12(b).

(c) Each Credit Party or other Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Credit Party or other Secured Party under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Credit Party or other Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Credit Party that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Credit Party at any time, (i) such Credit Party shall be deemed to have assigned its Loans (but not its

Commitments) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Credit Party shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Credit Party (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Credit Party and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Credit Party or other Secured Party under the Transaction Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Borrower Obligations or any other obligations owed by any Borrower-Related Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from any Borrower-Related Party for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 10.13 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Borrower Obligations (or any portion thereof) under any Transaction Document.

SECTION 10.14 UK Security Agreement. Notwithstanding any other provision of this Agreement, each Secured Party irrevocably appoints the Administrative Agent to act as its trustee under and in connection with the UK Security Agreement on the terms and conditions set out in the UK Security Agreement to hold the assets subject to the security thereby created as trustee for the Secured Parties on the trusts and other terms contained in the UK Security Agreement. Each of the Secured Parties authorizes the Administrative Agent to exercise the rights, remedies, power and discretions, specifically given to the Administrative Agent under or in respect of the UK Security Agreement, together with any rights, remedies, power and discretions, incidental thereto. In addition, when acting in the capacity of trustee for the Secured Parties, the Administrative Agent shall have all the rights, remedies and benefits of and in favor of the Administrative Agent contained in this Article X.

SECTION  10.15 SG Security Agreement. Notwithstanding any other provision of this Agreement, each Secured Party irrevocably appoints the Administrative Agent to act as its trustee under and in connection with the SG Security Agreement on the terms and conditions set out in the SG Security Agreement to hold the assets subject to the security thereby created as trustee for the Secured Parties on the trusts and other terms contained in the SG Security Agreement. Each of the Secured Parties authorizes the Administrative Agent to exercise the rights, remedies, power and discretions, specifically given to the Administrative Agent under or in respect of the SG Security Agreement, together with any rights, remedies, power and discretions, incidental thereto. In addition, when acting in the capacity of trustee for the Secured Parties, the Administrative Agent shall have all the rights, remedies and benefits of and in favor of the Administrative Agent contained in this Article X.

ARTICLE XI

EXPENSES; INDEMNITY; DAMAGE WAIVER

SECTION 11.01 Costs and Expenses. The Borrower shall pay (i) all out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Transaction Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Transaction Documents, including its rights under this Section, or (B) in connection with the Credit Extensions made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of any Credit Extension, and (iii) all reasonable out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the Borrower-Related Parties’ books, records and business properties.

SECTION 11.02 Indemnification by the Borrower. Without limiting any other rights that the Administrative Agent, the Credit Parties, the other Secured Parties and their respective assigns, officers, directors, agents and employees (each, a “Borrower Indemnified Party”) may have hereunder or under applicable Law, the Borrower hereby agrees to indemnify each Borrower Indemnified Party from and against any and all claims, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “Borrower Indemnified Amounts”) arising out of or resulting from this Agreement or any other Transaction Document or the use of proceeds of the Credit Extensions or the security interest in respect of any Pool Receivable or any other Collateral; excluding, however, (a) Borrower Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Borrower Indemnified Amounts resulted solely from the gross negligence or willful misconduct by the Borrower Indemnified Party seeking indemnification and (b) Taxes (other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim). Without limiting or being limited by the foregoing, the Borrower shall pay on demand (it being understood that if any portion of such payment obligation is made from Collections, such payment will be made at the time and in the order of priority set forth in Section 3.01(a)), to each Borrower Indemnified Party any and all amounts necessary to indemnify such Borrower Indemnified Party from and against any and all Borrower Indemnified Amounts relating to or resulting from any of the following (but excluding Borrower Indemnified Amounts and Taxes described in clauses (a) and (b) above):

(i) any Pool Receivable which the Borrower or the Servicers includes as an Eligible Receivable as part of the Net Receivables Pool Balance but which is not an Eligible Receivable at such time;

(ii) any representation, warranty or statement made or deemed made by the Borrower (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Pool Report or any other information or report delivered by or on behalf of the Borrower pursuant hereto which shall have been untrue or incorrect when made or deemed made;

(iii) the failure by the Borrower to comply with any applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable Law;

(iv) the failure to vest in the Administrative Agent a first priority perfected security interest in all or any portion of the Collateral, in each case free and clear of any Adverse Claim;

(v) the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable Laws with respect to any Pool Receivable and the other Collateral and Collections in respect thereof, whether at the time of any Credit Extension or at any subsequent time;

(vi) any dispute, claim or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Pool Receivable (including a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to collection activities with respect to such Pool Receivable;

(vii) any failure of the Borrower to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;

(viii) any products liability, environmental or other claim arising out of or in connection with any Pool Receivable or other merchandise, goods or services which are the subject of or related to any Pool Receivable;

(ix) the misdirection of Collections, the commingling of Collections of Pool Receivables at any time with other funds or any Borrower-Related Party or any Settlement Agent ~~or any Settlement Agent~~ nets or sets off any amount payable by American Airlines, Inc. or any Affiliate of American Airlines, Inc. against any Collections a Settlement Agent is required to remit to a Collection Account;

(x) any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the use of proceeds of any Credit Extensions or in respect of any Pool Receivable or other Collateral or any related Contract;

(xi) any failure of the Borrower to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;

(xii) any setoff with respect to any Pool Receivable;

(xiii) any claim brought by any Person other than a Borrower Indemnified Party arising from any activity by the Borrower or any Affiliate of the Borrower in servicing, administering or collecting any Pool Receivable;

(xiv) any failure of a Collection Account Bank to comply with the terms of the applicable Account Control Agreement, the termination by a Collection Account Bank of any Account Control Agreement or any amounts (including in respect of an indemnity) payable by the Administrative Agent to a Collection Account Bank under any Account Control Agreement;

(xv) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(xvi) any action taken by the Administrative Agent as attorney-in-fact for any Borrower-Related Party pursuant to this Agreement or any other Transaction Document;

(xvii) the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;

(xviii) the maintenance of any Linked Account with respect to any Collection Account or the debiting against any Collection Account of amounts as a result of any “Settlement Item” (as defined in the related Account Control Agreement) that originated in any Linked Account or any other account other than a Collection Account;

(xix) the use of proceeds of any Credit Extension;

(xx) any reduction in Principal as a result of the distribution of Collections if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason;

(xxi) any failure by the Borrower to pay any premium or other amount when due under the terms of any Credit Insurance Policy, to keep any Credit Insurance Policy in force or to make or perfect any claim for reimbursement under any Credit Insurance Policy; in each case, to the extent required pursuant to Section 8.07; ~~or~~

(xxii) any insurance premium payments paid by the Administrative Agent on any Credit Insurance Policy in accordance with this Agreement~~.~~; or

(xxiii) the failure of the Borrower to comply with its obligations under Section 7.01(x)(ii) and a liability resulting from such failure is assessed by a tax authority against the Borrower.

SECTION 11.03 Indemnification by the Servicers. Each Servicer, jointly and severally, hereby agrees to indemnify and hold harmless the Borrower, the Administrative Agent, the Credit Parties, the other Secured Parties and their respective assigns, officers, directors, agents and employees (each, a “Servicer Indemnified Party”), from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of each Servicer pursuant to this Agreement or any other Transaction Document, including any judgment, award, settlement, Attorney Costs and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (all of the foregoing being collectively referred to as, “Servicer Indemnified Amounts”); excluding (i) any portion of Servicer Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that portion of such Servicer Indemnified Amounts resulted solely from the gross negligence, bad faith or willful misconduct by each Servicer Indemnified Party seeking indemnification, (ii) Taxes (other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim) and (iii) Servicer Indemnified Amounts to the extent the same includes losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor. Without limiting or being limited by the foregoing, the Servicers shall pay on demand, to each Servicer Indemnified Party any and all amounts necessary to indemnify such Servicer Indemnified Party from and against any and all Servicer Indemnified Amounts relating to or resulting from any of the following (but excluding Servicer Indemnified Amounts described in clauses (i), (ii) and (iii) above):

(i) any representation, warranty or statement made or deemed made by any Servicer (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Pool Report or any other information or report delivered by or on behalf of each Servicer pursuant hereto which shall have been untrue or incorrect when made or deemed made;

(ii) the failure by any Servicer to comply with any applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable Law;

(iii) the misdirection of Collections or the commingling of Collections of Pool Receivables at any time with other funds;

(iv) any failure of a Collection Account Bank to comply with the terms of the applicable Account Control Agreement, the termination by a Collection Account Bank of any Account Control Agreement or any amounts (including in respect of an indemnity) payable by the Administrative Agent to a Collection Account Bank under any Account Control Agreement;

(v) the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;

(vi) the maintenance of any Linked Account with respect to any Collection Account or the debiting against any Collection Account of amounts as a result of any “Settlement Item” (as defined in the related Account Control Agreement) that originated in any Linked Account or any other account other than a Collection Account;

(vii) any failure of any Servicer to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;

(viii) the failure of any Settlement Agent to perform its obligations under the applicable Clearing House Rules for any Clearing House,

(ix) a Settlement Agent withholds any Receivables, including in the event of the suspension of any Servicer from any Clearing House or any Settlement Agent nets or sets off any amount payable by any Borrower-Related Party against any Collections a Settlement Agent is required to remit to a Collection Account, ~~or~~

(x) any judicial seizure, garnishment, or similar action on the Collections in the hands of a Settlement Agent that such Settlement Agent is required to remit to a Collection Account~~.~~; or

(xi) solely with respect to the SG Servicer, a liability is assessed by a tax authority against the Borrower in connection with any Subordinated Loan to a SG Originator.

SECTION 11.04 Currency Indemnity.

(a) If, for the purpose of obtaining judgment in any court, it is necessary to convert an amount owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that provided for the definition of Dollar Equivalent.

(b) The obligations of Borrower and Servicers in respect of any amount due to any party hereto (or their respective assigns) or any holder of the obligations owing hereunder or under any other Transaction Document (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such amount is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any amount adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower or Servicers, as the case may be, shall, as a separate obligation and notwithstanding any such judgment, indemnify the Applicable Creditor against such loss.

SECTION 11.05 Reimbursement by Lenders. To the extent that the Borrower or the Servicers for any reason fails to indefeasibly pay any amount required under Section 11.01, 11.02, 11.03 or 11.04 (as the case may be) to be paid by it to the Administrative Agent (or any sub-agent thereof) or any of their respective Related Parties, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on the Lenders’ respective Commitments at such time, or if all Commitments have been terminated, based on the Lenders’ respective Principal at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender).

SECTION 11.06 Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, each of the Borrower and each Servicer agrees not to assert, and hereby waives, any claim against any Secured Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Credit Extension or the use of the proceeds thereof. No Secured Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby, except to the extent such liability or damages are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Secured Party.

SECTION 11.07 Payments. All amounts due under this Article XI shall be payable not later than (i) in the case of such amounts due from the Borrower, the first Settlement Date that occurs ten (10) or more days after demand therefor, or (ii) in any other case, ten (10) days after demand therefor.

SECTION 11.08 Survival. This Article XI and the parties’ respective rights and obligations hereunder shall survive any termination of this Agreement.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by any of the Borrower or any Affiliate thereof shall be effective unless in a writing signed by the Administrative Agent and the Required Lenders (and, in the case of any amendment, also signed by the Borrower), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (A) no amendment, waiver or consent shall, unless in writing and signed by each Servicer, affect the rights or duties of each Servicer under this Agreement; (B) no amendment, waiver or consent shall, unless in writing and signed by each Class A Lender, change (directly or indirectly) the definition of Class A Final Maturity Date; (C) no amendment, waiver or consent shall, unless in writing and signed by each Class B Lender and, solely to the extent the effect is to cause the Class B Loans to mature prior to the Class A Loans, the Administrative Agent, change (directly or indirectly) the definition of Class B Final Maturity Date and (D) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and each Lender:

(i) change (directly or indirectly) the definitions of~~,~~ Administrative Agent Transition Fee, Borrowing Base Deficit, Defaulted Receivable, Delinquent Receivable, Eligible Receivable, Facility Limit, Financial Covenant Event, Net Receivables Pool Balance, Transfer Termination Event or Total Reserves contained in this Agreement, or increase the then existing Concentration Percentage for any Obligor or change the calculation of the Borrowing Base;

(ii) reduce the amount of Principal or Interest that is payable on account of any Loan or with respect to any other Credit Extension or delay any scheduled date for payment thereof;

(iii) change (directly or indirectly) any Event of Default (it being understood and agreed that any amendment or waiver of, or any consent with respect to, any provision of this Agreement or any other Transaction Document, including any amendment of any affirmative or negative covenant set forth herein or in any other Transaction Document or any waiver of an Event of Default, shall not be deemed to be a change (directly or indirectly) of any Event of Default for purposes of this Section 12.01(iii));

(iv) release all or a material portion of the Collateral from the Administrative Agent’s security interest created hereunder;

(v) release the Performance Guarantor from any of its obligations under the Performance Guaranty or terminate the Performance Guaranty;

(vi) change any of the provisions of Section 2.03(f)(i), Section 2.03(f)(ii), Section 3.02(a), Section 7.01, Section 7.02, Section 7.03 or Section 8.01;

(vii) change any of the provisions of this Section 12.01 or the definition of “Required Lenders”; or

(viii) change the order of priority in which Collections are applied pursuant to Section 3.01(a).

Notwithstanding the foregoing, (A) no amendment, waiver or consent shall increase any Lender’s Commitment hereunder without the consent of such Lender, (B) no amendment, waiver or consent shall reduce any Fees payable by the Borrower to any Lender or delay the dates on which any such Fees are payable, in either case, without the consent of such Lender, ~~and~~ (C) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender~~.~~, and (D) any amendments, supplements or modifications of the Fees or other amounts due to a single Class of Lenders shall only require the consent of the Lenders of such Class (but the Borrower shall provide a copy of any such amendment to the Administrative Agent and each Lender Representative promptly following execution thereof) so long as the annualized all-in Fees (other than the Class B Upfront Fee) payable by the Borrower to such Class of Lenders do not exceed two times the annualized all-in Fees (other than the Class B Upfront Fee) payable by the Borrower to such Class of Lenders on the First Amendment Date.

In addition, notwithstanding the foregoing, (a) with the consent of the Borrower, the Administrative Agent may amend, modify or supplement this Agreement without the consent of any Lender or the Required Lenders in order to correct or cure any ambiguity, inconsistency or defect or correct any typographical or ministerial error in this Agreement (provided that any such amendment, modification or supplement shall not be materially adverse to the interests of the Lenders taken as a whole), ~~and~~ (b) without the consent of any Lender or the Borrower, within a reasonable time after (x) the effective date of any increase or addition to, extension of or decrease from, the Facility Limit, or (y) any assignment by any Lender of some or all of its Commitment, the Administrative Agent shall, and is hereby authorized to, revise Schedule I to reflect such change, whereupon such revised Schedule I shall replace the old Schedule I and become part of this Agreement~~.~~ and (c) amendments or other modifications that are permitted to be made in accordance with other conditions expressly identified herein may be made in accordance with (and shall be effective upon the satisfaction of) such other expressly identified conditions (e.g., any updates to exhibits or scheduled permitted to be made with the consent of the Administrative Agent).

SECTION 12.02 No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any other Credit Party in exercising any right, power, remedy or privilege under this Agreement or any other Transaction Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The enumeration of the rights and remedies of the Administrative Agent and the other Credit Parties specified in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Credit Parties of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Transaction Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No reasonable delay or failure to take action on the part of the Administrative Agent or any other Credit Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default or Financial Covenant Event.

SECTION 12.03 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile to the relevant party as specified on Schedule III hereto. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in such paragraph (b).

(b) Electronic Communications. Notices and other communications to the Credit Parties hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d) Platform.

(i) Each of the Borrower and each Servicer agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Credit Parties by posting the Communications on the Platform.

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower-Related Party, any Credit Party or any other Person for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower-Related Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Borrower-Related Party pursuant to any Transaction Document or the transactions contemplated therein which is distributed to the Administrative Agent or any other Credit Party by means of electronic communications pursuant to this Section, including through the Platform.

SECTION 12.04 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 12.05 Duration; Survival. All representations and warranties of the Borrower-Related Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement and the completion of the transactions hereunder, and shall continue in full force and effect until the Final Payout Date. All covenants and agreements of the Borrower-Related Parties contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, or that are otherwise specified as surviving termination of this Agreement, in each case, shall survive the Final Payout Date and any termination of this Agreement. All other covenants and agreements of the Borrower-Related Parties shall continue in full force and effect from and after the Closing Date and until the Final Payout Date.

SECTION 12.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Borrower-Related Party may assign or otherwise transfer any of its rights or obligations hereunder (including, in each case, by way of an LLC Division) without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(1) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(2) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(2) in any case not described in clause (i)(1) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of such Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default or Financial Covenant Event has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(2) of this Section and, in addition:

(1) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default or Financial Covenant Event has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(2) the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for assignments to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv) Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,000. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to any Borrower-Related Party or any Borrower-Related Party’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto specified herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(viii) Effectiveness; Release. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) below, from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.04, Section 4.01, and Article XI with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Pittsburgh, Pennsylvania a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and the other Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for any indemnity under Article XI Expenses; Indemnity; Damage Waiver with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to any matter specified in clause (i) through (vii) of Section 12.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.04, 4.01, 4.02 and 4.03 (subject to the requirements and limitations therein, including the requirements under Section 4.03(g) (it being understood that the documentation required under Section 4.03(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Sections 4.01 or 4.03, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.02(b) as though it were a Lender; provided that such Participant agrees to be subject to Section 3.03 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges; Successors and Assigns Generally. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

(g) Arrangers/Bookrunners. Notwithstanding anything to the contrary contained in this Agreement, the name of any arranger and/or bookrunner listed on the cover page of this Agreement may be changed by the Administrative Agent to the name of any Lender or Lender’s broker-dealer Affiliate, upon written request to the Administrative Agent by any such arranger and/or bookrunner and the applicable Lender or Lender’s broker-deal Affiliate.

SECTION 12.07 No Proceedings. Each of each Servicer, the Lenders and each assignee of a Loan or any interest therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Borrower any Relief Proceeding until one year and one day after the Final Payout Date; provided, that the Administrative Agent may take any such action in its sole discretion following the occurrence of an Event of Default or Financial Covenant Event. The provisions of this Section shall survive any termination of this Agreement.

SECTION 12.08 Confidentiality.

(a) General. Each Credit Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (iv) to any other party hereto; (v) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder; (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (vii) to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the Credit Extensions or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the transactions contemplated hereby; (viii) with the consent of the Borrower; or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this clause (a), or (B) becomes available to the Administrative Agent, any other Credit Party or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent and the other Credit Parties may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Credit Parties in connection with the administration of this Agreement, the other Transaction Documents and the Commitments.

For purposes of this Section, “Information” means all information received from the Borrower-Related Parties or any of their Subsidiaries relating to the Borrower-Related Parties or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any other Credit Party on a nonconfidential basis prior to disclosure by the Borrower-Related Parties or any of their Subsidiaries; provided that, in the case of information received from the Borrower-Related Parties or any of their Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

For the avoidance of doubt, nothing in this Section shall prohibit any Person from voluntarily communicating, disclosing or providing information within the scope of the confidentiality provisions of this Section regarding suspected violations of laws, rules, or regulations to a governmental, regulatory or self-regulatory organization without any notification to any Person.

(b) Sharing Information With Affiliates of the Lenders. Each Borrower-Related Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Borrower-Related Parties hereby authorizes each Lender to share any information delivered to such Lender by such Borrower-Related Party and its Subsidiaries pursuant to this Agreement with any such Subsidiary or Affiliate of the Lender subject to the provisions of Section 12.08(a).

(c) By Borrower and Servicer. Each of the Borrower and each Servicer covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement or the Fee Letter (including any fees payable in connection with this Agreement, the Fee Letter or any other Transaction Document or the identity of the Administrative Agent or any other Credit Party); provided, however, that it may disclose such information (i) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential); (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties; (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (iv) to any other party hereto; (v) with the consent of the Administrative Agent and each Lender; or (vi) to the extent such information becomes publicly available other than as a result of a breach of this clause (c).

SECTION 12.09 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any prior confidentiality agreements and commitments. Except as provided in Article V, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Transaction Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

SECTION 12.10 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) Governing Law. This Agreement and the other Transaction Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Transaction Document (except, as to any other Transaction Document, as expressly specified therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of New York.

The Borrower, each Servicer and each other Borrower-Related Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Transaction Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other Transaction Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Transaction Document against the Borrower, each Servicer or any other Borrower-Related Party or its properties in the courts of any jurisdiction.

(b) Waiver of Venue. The Borrower, each Servicer and each other Borrower-Related Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Transaction Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.03. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

(d) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 12.11 Intent of the Parties. The Borrower has structured this Agreement with the intention that the Loans and the obligations of the Borrower hereunder will be treated under United States federal, and applicable state, local and foreign tax law as debt (the “Intended Tax Treatment”). The Borrower, the Servicers, the Administrative Agent and the other Credit Parties agree to file no tax return, or take any action, inconsistent with the Intended Tax Treatment unless required by law. Each assignee and each Participant acquiring an interest in a Credit Extension, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence.

SECTION 12.12 Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

SECTION 12.13 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion powers of the applicable Resolution Authority.

SECTION 12.14 USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower-Related Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower-Related Parties, which information includes the name and address of Borrower-Related Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Borrower-Related Parties in accordance with the USA PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

SECTION 12.15 Acknowledgement Regarding Any Supported QFCs. To the extent that the Transaction Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the Laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the Laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the Laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

ARTICLE XIII

LENDER REPRESENTATIVE

SECTION 13.01 Class A Lender Representative.

(a) Appointment and Authorization of Class A Lender Representative. Each Class A Lender hereby designates and appoints PNC as its agent under this Agreement (such agent in such capacity, the “Class A Lender Representative”) and each Class A Lender hereby irrevocably authorizes Class A Lender Representative to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to Class A Lender Representative by the terms of this Agreement, together with such powers as are reasonably incidental thereto. Class A Lender Representative agrees to act as agent for and on behalf of the Class A Lenders on the conditions contained in this Section 13.01. Any provision to the contrary contained elsewhere in this Agreement, Class A Lender Representative shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Class A Lender Representative have or be deemed to have any fiduciary relationship with any Class A Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against Class A Lender Representative. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to Class A Lender Representative is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, Class A Lender Representative shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Class A Lender Representative expressly is entitled to take or assert under or pursuant to this Agreement.

(b) Delegation of Duties. Class A Lender Representative may execute any of its duties under this Agreement by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Class A Lender Representative shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

(c) Liability of Class A Lender Representative. None of the Class A Lender Representative, its Affiliates, officers, directors, employees, attorneys, and agents (collectively, the “Class A Lender Representative-Related Persons”) shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Class A Lenders for any recital, statement, representation or warranty made in any certificate, report, statement or other document referred to or provided for in, or received by Class A Lender Representative under or in connection with, this Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement. No Class A Lender Representative-Related Person shall be under any obligation to any Class A Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in or conditions of this Agreement.

(d) Reliance by Class A Lender Representative. Class A Lender Representative shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Class A Lender), independent accountants and other experts selected by Class A Lender Representative. Class A Lender Representative shall be fully justified in failing or refusing to take any action under this Agreement unless Class A Lender Representative shall first receive such advice or concurrence of the Class A Lenders as it deems appropriate and until such instructions are received, Class A Lender Representative shall act, or refrain from acting, as it deems advisable. If Class A Lender Representative so requests, it shall first be indemnified to its reasonable satisfaction by the Class A Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Class A Lender Representative shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request or consent of the requisite Class A Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Class A Lenders.

(e) Credit Decision. Each Class A Lender acknowledges that none of Class A Lender Representative-Related Persons has made any representation or warranty to it, and that no act by Class A Lender Representative hereinafter taken, including any review of the affairs of Borrower and its Affiliates, shall be deemed to constitute any representation or warranty by any Class A Lender Representative-Related Person to any Class A Lender. Each Class A Lender represents to Class A Lender Representative that it has, independently and without reliance upon any Class A Lender Representative-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower or any other Person party to a Transaction Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement. Each Class A Lender also represents that it will, independently and without reliance upon any Class A Lender Representative-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower or any other Person party to a Transaction Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Class A Lenders by Class A Lender Representative, Class A Lender Representative shall not have any duty or responsibility to provide any Class A Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any other Person party to a Transaction Document that may come into the possession of any of the Class A Lender Representative-Related Persons. Each Class A Lender acknowledges that Class A Lender Representative does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Class A Lender with any credit or other information with respect to Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Class A Lender Representative’s or its Affiliates’ or representatives’ possession before or after the date on which such Class A Lender became a party to this Agreement.

(f) Costs and Expenses; Indemnification. Whether or not the transactions contemplated hereby are consummated, each of the Class A Lenders, on a ratable basis, shall indemnify and defend the Class A Lender Representative-Related Persons from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (i) in connection with or as a result of or related to the execution and delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement or the transactions contemplated hereby, and (ii) with respect to any investigation, litigation, or proceeding related to this Agreement or the use of the proceeds of the credit provided hereunder (irrespective of whether any Class A Lender Representative-Related Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (each and all of the foregoing, the “Class A Lender Indemnified Liabilities”); provided, however, that no Class A Lender shall be liable for the payment to any Class A Lender Representative-Related Person of any portion of such Class A Lender Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Class A Lender shall reimburse Class A Lender Representative upon demand for such Class A Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Class A Lender Representative in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under this Agreement. The undertaking in this Section 13.01(f) shall survive the payment of all Borrower Obligations under this Agreement and the resignation or replacement of Class A Lender Representative.

(g) Successor Class A Lender Representative. Class A Lender Representative may resign as Class A Lender Representative upon 30 days prior written notice to the Class A Lenders (unless such notice is waived by the Required Class A Lenders). If Class A Lender Representative resigns under this Agreement, the Required Class A Lenders shall be entitled to appoint a successor Class A Lender Representative for the Class A Lenders. If no successor Class A Lender Representative is appointed prior to the effective date of the resignation of Class A Lender Representative, Class A Lender Representative may appoint, after consulting with the Class A Lenders, a successor Class A Lender

Representative. If Class A Lender Representative has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Class A Lenders may agree in writing to remove and replace Class A Lender Representative with a successor Class A Lender Representative from among the Class A Lenders. In any such event, upon the acceptance of its appointment as successor Class A Lender Representative hereunder, such successor Class A Lender Representative shall succeed to all the rights, powers, and duties of the retiring Class A Lender Representative and the term “Class A Lender Representative” shall mean such successor Class A Lender Representative and the retiring Class A Lender Representative’s appointment, powers, and duties as Class A Lender Representative shall be terminated. After any retiring Class A Lender Representative’s resignation hereunder as Class A Lender Representative, the provisions of this Section 13.01(g) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Class A Lender Representative under this Agreement. If no successor Class A Lender Representative has accepted appointment as Class A Lender Representative by the date which is 30 days following a retiring Class A Lender Representative’s notice of resignation, the retiring Class A Lender Representative’s resignation shall nevertheless thereupon become effective and the Class A Lenders shall perform all of the duties of Class A Lender Representative hereunder until such time, if any, as the Class A Lenders appoint a successor Class A Lender Representative as provided for above.

(h) Class A Lender Representative in Individual Capacity. PNC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide hedge products, to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Borrower-Related Party and its Affiliates and any other Person party to any Transaction Document as though PNC were not Class A Lender Representative hereunder, and, in each case, without notice to or consent of the other Class A Lenders. The Class A Lenders acknowledge that, pursuant to such activities, PNC or its Affiliates may receive information regarding the Borrower-Related Parties or their Affiliates or any other Person party to any Transaction Documents that is subject to confidentiality obligations in favor of the Borrower-Related Parties or such other Person and that prohibit the disclosure of such information to the Class A Lenders, and the Class A Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations), Class A Lender Representative shall not be under any obligation to provide such information to them.

SECTION 13.02 Class B Lender Representative.

(i) Appointment and Authorization of Class B Lender Representative. Each Class B Lender hereby designates and appoints Centerbridge Credit CS, L.P. as its agent under this Agreement (such agent in such capacity, the “Class B Lender Representative”) and each Class B Lender hereby irrevocably authorizes Class B Lender Representative to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to Class B Lender Representative by the terms of this Agreement, together with such powers as are reasonably incidental thereto. Class B Lender Representative agrees to act as agent for and on behalf of the Class B Lenders on the conditions contained in this Section 13.02. Any provision to the contrary contained elsewhere in this Agreement, Class B Lender Representative shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Class B Lender Representative have or be deemed to have any fiduciary relationship with any Class B Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against Class B Lender Representative. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to Class B Lender Representative is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, Class B Lender Representative shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Class B Lender Representative expressly is entitled to take or assert under or pursuant to this Agreement.

(j) Delegation of Duties. Class B Lender Representative may execute any of its duties under this Agreement by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Class B Lender Representative shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

(k) Liability of Class B Lender Representative. None of the Class B Lender Representative, its Affiliates, officers, directors, employees, attorneys, and agents (collectively, the “Class B Lender Representative-Related Persons”) shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Class B Lenders for any recital, statement, representation or warranty made in any certificate, report, statement or other document referred to or provided for in, or received by Class B Lender Representative under or in connection with, this Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement. No Class B Lender Representative-Related Person shall be under any obligation to any Class B Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in or conditions of this Agreement.

(l) Reliance by Class B Lender Representative. Class B Lender Representative shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Class B Lender), independent accountants and other experts selected by Class B Lender Representative. Class B Lender Representative shall be fully justified in failing or refusing to take any action under this Agreement unless Class B

Lender Representative shall first receive such advice or concurrence of the Class B Lenders as it deems appropriate and until such instructions are received, Class B Lender Representative shall act, or refrain from acting, as it deems advisable. If Class B Lender Representative so requests, it shall first be indemnified to its reasonable satisfaction by the Class B Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Class B Lender Representative shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request or consent of the requisite Class B Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Class B Lenders.

(m) Credit Decision. Each Class B Lender acknowledges that none of Class B Lender Representative-Related Persons has made any representation or warranty to it, and that no act by Class B Lender Representative hereinafter taken, including any review of the affairs of Borrower and its Affiliates, shall be deemed to constitute any representation or warranty by any Class B Lender Representative-Related Person to any Class B Lender. Each Class B Lender represents to Class B Lender Representative that it has, independently and without reliance upon any Class B Lender Representative-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower or any other Person party to a Transaction Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement. Each Class B Lender also represents that it will, independently and without reliance upon any Class B Lender Representative-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower or any other Person party to a Transaction Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Class B Lenders by Class B Lender Representative, Class B Lender Representative shall not have any duty or responsibility to provide any Class B Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any other Person party to a Transaction Document that may come into the possession of any of the Class B Lender Representative-Related Persons. Each Class B Lender acknowledges that Class B Lender Representative does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Class B Lender with any credit or other information with respect to Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Class B Lender Representative’s or its Affiliates’ or representatives’ possession before or after the date on which such Class B Lender became a party to this Agreement.

(n) Costs and Expenses; Indemnification. Whether or not the transactions contemplated hereby are consummated, each of the Class B Lenders, on a ratable basis, shall indemnify and defend the Class B Lender Representative-Related Persons from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (i) in connection with or as a result of or related to the execution and delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement or the transactions contemplated hereby, and (ii) with respect to any investigation, litigation, or proceeding related to this Agreement or the use of the proceeds of the credit provided hereunder (irrespective of whether any Class B Lender Representative-Related Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (each and all of the foregoing, the “Class B Lender Indemnified Liabilities”); provided, however, that no Class B Lender shall be liable for the payment to any Class B Lender Representative-Related Person of any portion of such Class B Lender Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Class B Lender shall reimburse Class B Lender Representative upon demand for such Class B Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Class B Lender Representative in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under this Agreement. The undertaking in this Section 13.02(f) shall survive the payment of all Borrower Obligations under this Agreement and the resignation or replacement of Class B Lender Representative.

(o) Successor Class B Lender Representative. Class B Lender Representative may resign as Class B Lender Representative upon 30 days prior written notice to the Class B Lenders (unless such notice is waived by the Required Class B Lenders). If Class B Lender Representative resigns under this Agreement, the Required Class B Lenders shall be entitled to appoint a successor Class B Lender Representative for the Class B Lenders. If no successor Class B Lender Representative is appointed prior to the effective date of the resignation of Class B Lender Representative, Class B Lender Representative may appoint, after consulting with the Class B Lenders, a successor Class B Lender Representative. If Class B Lender Representative has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Class B Lenders may agree in writing to remove and replace Class B Lender Representative with a successor Class B Lender Representative from among the Class B Lenders. In any such event, upon the acceptance of its appointment as successor Class B Lender Representative hereunder, such successor Class B Lender Representative shall succeed to all the rights, powers, and duties of the retiring Class B Lender Representative and the term “Class B Lender Representative” shall mean such successor Class B Lender Representative and the retiring Class B Lender Representative’s appointment, powers, and duties as Class B Lender Representative shall be terminated. After any retiring Class B Lender Representative’s resignation hereunder as Class B Lender Representative, the provisions of this Section 13.02(g) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Class B Lender Representative under this Agreement. If no successor

Class B Lender Representative has accepted appointment as Class B Lender Representative by the date which is 30 days following a retiring Class B Lender Representative’s notice of resignation, the retiring Class B Lender Representative’s resignation shall nevertheless thereupon become effective and the Class B Lenders shall perform all of the duties of Class B Lender Representative hereunder until such time, if any, as the Class B Lenders appoint a successor Class B Lender Representative as provided for above.

(p) Class B Lender Representative in Individual Capacity. Centerbridge Credit CS, L.P. and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide hedge products, to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Borrower-Related Party and its Affiliates and any other Person party to any Transaction Document as though Centerbridge Credit CS, L.P. were not Class B Lender Representative hereunder, and, in each case, without notice to or consent of the other Class B Lenders. The Class B Lenders acknowledge that, pursuant to such activities, Centerbridge Credit CS, L.P. or its Affiliates may receive information regarding the Borrower-Related Parties or their Affiliates or any other Person party to any Transaction Documents that is subject to confidentiality obligations in favor of the Borrower-Related Parties or such other Person and that prohibit the disclosure of such information to the Class B Lenders, and the Class B Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations), Class B Lender Representative shall not be under any obligation to provide such information to them.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written

SABRE SECURITIZATION, LLC,
as Borrower

By:
Name:
Title:

SABRE GLBL INC., as U.S. Servicer

By:
Name:
Title:

SABRE GLOBAL ~~TECHNOLIGIES~~TECHNOLOGIES LIMITED, as UK Servicer

By:
Name:
Title:

SABRE ASIA PACIFIC PTE. LTD., as SG Servicer

By:
Name:
Title:

~~S-~~	~~Receivables Financing Agreement~~

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as Class A Lender Representative and a Class A Lender

By:
Name:
Title:

PNC CAPITAL MARKETS LLC, as Structuring Agent

By:
Name:
Title:

~~S-~~	~~Receivables Financing Agreement~~

~~CENTERBRIDGE CREDIT CS, L.P.,~~
~~as Class B Lender Representative~~

~~By: Credit and SCIII General Partner, L.L.C., its general partner~~

~~By:~~
~~Name:~~
~~Title: Authorized Signatory~~

~~CENTERBRIDGE CREDIT CS, L.P., as a Class B Lender~~

~~By: Credit and SCIII General Partner, L.L.C., its general partner~~

~~By:~~
~~Name:~~
~~Title: Authorized Signatory~~

~~CENTERBRIDGE SPECIAL CREDIT~~
~~PARTNERS IV—I CO-INVEST, L.P, as a Class B Lender~~

~~By: Centerbridge Special Credit Partners~~
~~General Partner IV, L.P., its general partner~~
~~By: CSCP IV Cayman GP, Ltd.~~

~~By:~~
~~Name:~~
~~Title: Authorized Signatory~~

~~CB SA FUND, L.P, as a Class B Lender~~

~~By: Centerbridge Special Credit Partners~~
~~General Partner IV, L.P., its general partner~~
~~By: CSCP IV Cayman GP, Ltd., its general~~
~~Partner~~

~~By:~~
~~Name:~~
~~Title: Authorized Signatory~~

~~S-~~	~~Receivables Financing Agreement~~

~~CB NC CO-INVEST, L.P., as a Class B Lender~~

~~By: CB NC Co-Invest GP, L.P., its general partner~~
~~By: CSCP IV Cayman GP, Ltd., its general partner~~

~~By:~~
~~Name:~~
~~Title: Authorized Signatory~~

~~MASSACHUSETTS MUTUAL LIFE~~
~~INSURANCE COMPANY., as a Class B Lender~~

~~By: Centerbridge Martello Advisors, LLC, a Delaware limited liability company, its investment manager~~

~~By:~~
~~Name:~~
~~Title: Authorized Signatory~~

CENTERBRIDGE CREDIT CS, L.P.,
as Class B Lender Representative

By: Credit and SCIII General Partner, L.L.C., its general partner

By:
Name:
Title: Authorized Signatory

CENTERBRIDGE CREDIT CS, L.P., as a Class B Lender

By: Credit and SCIII General Partner, L.L.C., its general partner

By:
Name:
Title: Authorized Signatory

~~S-~~	~~Receivables Financing Agreement~~

CB NC CO-INVEST, L.P., as a Class B Lender

By: CB NC Co-Invest GP, L.P., its general partner
By: CSCP IV Cayman GP, Ltd., its general partner

By:
Name:
Title: Authorized Signatory

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, as a Class B Lender

By: Centerbridge Martello Advisors, LLC, a Delaware limited liability company, its investment manager

By:
Name:
Title: Authorized Signatory

~~S-~~	~~Receivables Financing Agreement~~

CENTERBRIDGE SPECIAL CREDIT PARTNERS IV – I CO-INVEST, L.P., as a Class B Lender

By: Centerbridge Special Credit Partners General Partner IV, L.P., its general partner
By: CSCP IV Cayman GP, Ltd.

By:
Name:
Title: Authorized Signatory

CB SA FUND, L.P., as a Class B Lender

By: Centerbridge Special Credit Partners General Partner IV, L.P., its general partner
By: CSCP IV Cayman GP, Ltd., its general partner

By:
Name:
Title: Authorized Signatory

LAKE CENTRAL FUND, LP, as a Class B Lender
By:

By:
Name:
Title: Authorized Signatory

METROPOLITAN LIFE INSURANCE COMPANY, as a Class B Lender

By:

By:
Name:
Title: Authorized Signatory

S-	Receivables Financing Agreement

EXHIBIT A

Form of Loan Request

[Letterhead of Borrower]

[Date]

[Administrative Agent]

[Lenders]

Re:	Loan Request

Ladies and Gentlemen:

Reference is hereby made to that certain Receivables Financing Agreement, dated as of February 14, 2023, among Sabre Securitization, LLC (the “Borrower”), Sabre Global Technologies Limited ~~and~~, Sabre GLBL Inc., ~~as Servicer (the “Servicer~~and Sabre Asia Pacific Pte. Ltd., as Servicers (the “Servicers”), the Lenders and Lender Representatives party thereto, PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and Class A Lender Representative, Centerbridge Credit CS, L.P., as the Class B Lender Representative, and PNC Capital Markets LLC, as Structuring Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Loan Request and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

This letter constitutes a Loan Request pursuant to Section 2.02(a) of the Agreement. The Borrower hereby ~~request~~requests a Loan in the aggregate amount of [$   ] to be made on [   , 20__] (of which $[   ] will be funded by PNC and $[   ] will be funded by [   ]. The proceeds of such Loan should be deposited to [Account number], at [Name, Address and ABA Number of Bank]. After giving effect to such Loan, the Aggregate Principal will be [$   ].

The Borrower hereby represents and warrants as of the date hereof, and after giving effect to such Credit Extension, as follows:

(i) the representations and warranties of the Borrower and the Servicers contained in Sections 6.01 and 6.02 of the Agreement are true and correct in all material respects on and as of the date of such Credit Extension as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii) no Event of Default, Financial Covenant Event or Potential Default has occurred and is continuing, and no Event of Default, Financial Covenant Event or Potential Default would result from such Credit Extension;

Exhibit A-1

(iii) no Borrowing Base Deficit or Class A Borrowing Base Deficit exists or would exist after giving effect to such Credit Extension;

(iv) immediately after giving effect to such Credit Extension, no Lender’s aggregate outstanding Principal will exceed such Lender’s Commitment; and

(v) the Termination Date has not occurred.

Exhibit A-2

IN WITNESS WHEREOF, the undersigned has executed this letter by its duly authorized officer as of the date first above written.

Very truly yours,

SABRE SECURITIZATION, LLC

By:
Name:
Title:

Exhibit A-3

EXHIBIT B

Form of Reduction Notice

[LETTERHEAD OF BORROWER]

[Date]

[Administrative Agent]

[Lenders]

Re:  Reduction Notice

Ladies and Gentlemen:

Reference is hereby made to that certain Receivables Financing Agreement, dated as of February 14, 2023, among Sabre Securitization, LLC (the “Borrower”), Sabre Global Technologies Limited ~~and~~, Sabre GLBL Inc., ~~as Servicer (the “Servicer~~and Sabre Asia Pacific Pte. Ltd., as Servicers (the “Servicers”), the Lenders and Lender Representatives party thereto, PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and Class A Lender Representative, Centerbridge Credit CS, L.P., as the Class B Lender Representative, and PNC Capital Markets LLC, as Structuring Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Reduction Notice and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

This letter constitutes a Reduction Notice pursuant to Section 2.02(d) of the Agreement. The Borrower hereby notifies the Administrative Agent and the Lenders that it shall prepay the outstanding Principal of the Lenders in the amount of [$   ] to be made on [   , 20_]. After giving effect to such prepayment, the Aggregate Principal will be [$   ].

The Borrower hereby represents and warrants as of the date hereof, and after giving effect to such reduction, as follows:

(i) the representations and warranties of the Borrower and the Servicers contained in Sections 6.01 and 6.02 of the Agreement are true and correct in all material respects on and as of the date of such prepayment as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii) no Event of Default, Financial Covenant Event or Potential Default has occurred and is continuing, and no Event of Default, Financial Covenant Event or Potential Default would result from such prepayment;

(iii) no Borrowing Base Deficit or Class A Borrowing Base Deficit exists or would exist after giving effect to such prepayment; and

(iv) the Termination Date has not occurred.

Exhibit B-1

IN WITNESS WHEREOF, the undersigned has executed this letter by its duly authorized officer as of the date first above written.

Very truly yours,

SABRE SECURITIZATION, LLC

By:
Name:
Title:

Exhibit B-2

CUSIP Number:

EXHIBIT C

Form of Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT1

This Assignment and Assumption Agreement (the “Assignment and Assumption”) is dated as of the Effective Date specified below and is entered into by and between [the][each]2 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] 3 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]4 hereunder are several and not joint.]5 Capitalized terms used but not defined herein shall have the meanings given to them in the Receivables Financing Agreement identified below (as amended, the “Receivables Financing Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions specified in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if specified herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Receivables Financing Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Receivables Financing Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans, as applicable, included in such facilities), and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Receivables Financing Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above

[1]

The LSTA’s Form of Assignment Agreement has been drafted so that parties need not tailor the agreement depending on the identity of each assignee. In this way, electronic settlement platforms do not need to create “pop-ups”, i.e., questions which appear or “pop-up” on the screen of the person completing the assignment agreement and which must be answered before the assignment agreement can be populated and finalized. By avoiding “pop-ups”, the loan market can operate more efficiently, for trades will be able to settle more promptly.

[2]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[3]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[4]	Select as appropriate.
[5]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit C-1

being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[Assignee is an [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s):

4. Administrative Agent:         , as the administrative agent under the Receivables Financing Agreement

5. Receivables Financing Agreement: Receivables Financing Agreement, dated as of February 14, 2023, among Sabre Securitization, LLC (the “Borrower”), Sabre Global Technologies Limited ~~and~~, Sabre GLBL Inc., ~~as Servicer (the “Servicer~~and Sabre Asia Pacific Pte. Ltd., as Servicers (the “Servicers”), the Lenders and Lender Representatives party thereto, PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and Class A Lender Representative, Centerbridge Credit CS, L.P., as the Class B Lender Representative, and PNC Capital Markets LLC, as Structuring Agent ((as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”)

6. Assigned Interest[s]:

Assignor[s][6]	Assignee[s][7]	Facility Assigned[8]	Aggregate Amount of Commitment/ Loans for all Lenders[9]	Amount of Commitment/ Loans Assigned[8]	Percentage Assigned of Commitment/ Loans[10]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[6]	List each Assignor, as appropriate.
[7]	List each Assignee, as appropriate.
[8]	Fill in the appropriate terminology for the types of facilities under the Receivables Financing Agreement that are being assigned under this Assignment
[9]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[10]	Specified, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit C-2

[7.	Trade Date: ][11]

[Page break]

[11]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit C-3

Effective Date:              , 20  [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms specified in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][12]
[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S][13]
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][14] Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent

By:
Title:

[12]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[13]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[14]	To be added only if the consent of the Administrative Agent is required by the terms of the Receivables Financing Agreement.

Exhibit C-4

[Consented to:][15]

[NAME OF RELEVANT PARTY]

By:
Title:

[15]	To be added only if the consent of the Borrower and/or other parties is required by the terms of the Receivables Financing Agreement.

Exhibit C-5

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Receivables Financing Agreement or any other Transaction Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transaction Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Transaction Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Transaction Document.

1.2 Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Receivables Financing Agreement, (ii) it meets all the requirements to be an assignee under Section 12.06 of the Receivables Financing Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Receivables Financing Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Receivables Financing Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Sections [7.01(c) and 7.02(b)] [Financial Reporting Reps] thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender16 attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Receivables Financing Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will,

[16]

The concept of “Foreign Lender” should be conformed to the section in the Credit Agreement governing withholding taxes and gross-up. If the Borrower is a U.S. Borrower, the bracketed language should be deleted.

Exhibit C-6

independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Transaction Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.17 Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the Law of the State of New York [confirm that choice of law provision parallels the Receivables Financing Agreement].

[17]	The Administrative Agent should consider whether this method conforms to its systems. In some circumstances, the following alternative language may be appropriate:

“From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.”

Exhibit C-7

EXHIBIT D

Credit and Collection Policy

(Attached)

Exhibit D

EXHIBIT E-1

Form of Monthly Report

(Attached)

Exhibit E-1

EXHIBIT E-2

Form of Weekly Report

(Attached)

Exhibit E-2

EXHIBIT E-3

Form of Daily Report

(Attached)

Exhibit E-3

EXHIBIT F

Form of Compliance Certificate

To: PNC Bank, National Association, as Administrative Agent

This Compliance Certificate is furnished pursuant to that certain Receivables Financing Agreement, dated as of February 14, 2023, among Sabre Securitization, LLC (the “Borrower”), Sabre Global Technologies Limited ~~and~~, Sabre GLBL Inc., ~~as Servicer (the “Servicer~~and Sabre Asia Pacific Pte. Ltd., as Servicers (the “Servicers”), the Lenders and Lender Representatives party thereto, PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and Class A Lender Representative, Centerbridge Credit CS, L.P., as the Class B Lender Representative, and PNC Capital Markets LLC, as Structuring Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected         of [   ], a [   ] (the [”Parent”]).

2. I have reviewed the terms of the Agreement and each of the other Transaction Documents and I have made, or have caused to be made under my supervision, a detailed review of the transactions and condition of the Borrower-Related Parties during the accounting period covered by the attached financial statements.

3. The examinations described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default, Financial Covenant Event or a Potential Default, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth in paragraph 5 below].

4. Schedule I attached hereto sets forth financial statements of [the Parent] and its Subsidiaries for the period referenced on such Schedule I.

[5. Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:]

Exhibit F-1

The foregoing certifications are made and delivered this    day of         , 20 .

[_________]

By:
Name:
Title:

Exhibit F-2

SCHEDULE I TO COMPLIANCE CERTIFICATE

A. Schedule of Compliance as of         , 20  with Sections [7.01(c) and 7.01(b)] of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

This schedule relates to the month ended:         .

B. The following financial statements of [the Parent] and its Subsidiaries for the period ending on         , 20__, are attached hereto:

Exhibit F-3

EXHIBIT G

Closing Memorandum

(Attached)

Exhibit G

EXHIBIT H-1

U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Receivables Financing Agreement, dated as of February 14, 2023, among Sabre Securitization, LLC (the “Borrower”), Sabre Global Technologies Limited ~~and~~, Sabre GLBL Inc., ~~as Servicer (the “Servicer~~and Sabre Asia Pacific Pte. Ltd., as Servicers (the “Servicers”), the Lenders and Lender Representatives party thereto, PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and Class A Lender Representative, Centerbridge Credit CS, L.P., as the Class B Lender Representative, and PNC Capital Markets LLC, as Structuring Agent (as amended, restated supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”).

Pursuant to the provisions of Section 4.03 [Taxes] of the Receivables Financing Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN if applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Receivables Financing Agreement and used herein shall have the meanings given to them in the Receivables Financing Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:      , 20[ ]

Exhibit H-1

EXHIBIT H-2

U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Receivables Financing Agreement, dated as of February 14, 2023, among Sabre Securitization, LLC (the “Borrower”), Sabre Global Technologies Limited ~~and~~, Sabre GLBL Inc., ~~as Servicer (the “Servicer~~and Sabre Asia Pacific Pte. Ltd., as Servicers (the “Servicers”), the Lenders and Lender Representatives party thereto, PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and Class A Lender Representative, Centerbridge Credit CS, L.P., as the Class B Lender Representative, and PNC Capital Markets LLC, as Structuring Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”).

Pursuant to the provisions of Section 4.03 [Taxes] of the Receivables Financing Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code].

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN if applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Receivables Financing Agreement and used herein shall have the meanings given to them in the Receivables Financing Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:      , 20[ ]

Exhibit H-2

EXHIBIT H-3

U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Receivables Financing Agreement, dated as of February 14, 2023, among Sabre Securitization, LLC (the “Borrower”), Sabre Global Technologies Limited ~~and~~, Sabre GLBL Inc., ~~as Servicer (the “Servicer~~and Sabre Asia Pacific Pte. Ltd., as Servicers (the “Servicers”), the Lenders and Lender Representatives party thereto, PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and Class A Lender Representative, Centerbridge Credit CS, L.P., as the Class B Lender Representative, and PNC Capital Markets LLC, as Structuring Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”).

Pursuant to the provisions of Section 4.03 [Taxes] of the Receivables Financing Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN if applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN if applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Receivables Financing Agreement and used herein shall have the meanings given to them in the Receivables Financing Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:      , 20[ ]

Exhibit H-3

EXHIBIT H-4

U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Receivables Financing Agreement, dated as of February 14, 2023, among Sabre Securitization, LLC (the “Borrower”), Sabre Global Technologies Limited ~~and~~, Sabre GLBL Inc., ~~as Servicer (the “Servicer~~and Sabre Asia Pacific Pte. Ltd., as Servicers (the “Servicers”), the Lenders and Lender Representatives party thereto, PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and Class A Lender Representative, Centerbridge Credit CS, L.P., as the Class B Lender Representative, and PNC Capital Markets LLC, as Structuring Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”).

Pursuant to the provisions of Section 4.03 [Taxes] of the Receivables Financing Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Receivables Financing Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN if applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN if applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Receivables Financing Agreement and used herein shall have the meanings given to them in the Receivables Financing Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:      , 20[ ]

Exhibit H-4

EXHIBIT I

Excluded Contracts

Obligor	Contract Number	Company Code
TAP Air Portugal	ATP	3001
Qatar Airways	AQR	3001
Aerolineas Argentinas S.A.	MHAR	1001
Ethiopian Airlines	EC600445	1001
Etihad Airways	EC604400	1001
China Eastern Airlines	EC600425	1001
Air China Ltd	EC600072	1001
Air China Ltd	EC600072A	1001

Exhibit I-1

EXHIBIT J

Servicing Fee Rate

Servicer	Servicing Fee Rate
U.S. Servicer	1.00%
UK Servicer	1.00%
SG Servicer	1.00%

Exhibit J-1

SCHEDULE I

Lenders & Commitments

Class A Lender	Class A Commitment
PNC Bank, National Association	$	~~115,000,000~~130,000,000

Class B Lender	Class B Commitment
Lake Central Fund LP		$30,000,000.00
Bank of America, N.A.		$25,000,000.00
Massachusetts Mutual Life Insurance Company		$22,686,567.16
Centerbridge Credit CS, L.P	$	~~60,471,879.44~~15,734,646.43
~~Centerbridge Special Credit Partners IV – I Co-Invest~~CB SA Fund, L.P.	$	~~4,060,110.96~~14,736,699.05
Metropolitan Life Insurance Company		$10,000,000.00
~~CB NC~~ Centerbridge Special Credit Partners IV – I Co-Invest, L.P.	$	~~2,255,617.2~~1,184,199.01
CB ~~SA Fund~~NC Co-Invest, L.P.	$	~~50,525,825.24~~657,888.35
~~Massachusetts Mutual Life Insurance Company~~	~~$~~	~~2,686,567.16~~

Schedule I-1

SCHEDULE II

Account Details

Account Bank: Citibank, N.A

Collection Account Number	Associated Lock-Box (if any)
40788357 30502298 31291496	N/A

Account Bank: Bank of America, N.A

Collection Account Number	Associated Lock-Box (if any)
3751622514 ~~00835136036~~600835136036 600835136060	7285

Account Bank: US Bank

Collection Account Number	Associated Lock-Box (if any)
130122832582 130117957923	N/A

Account Bank: Bank of America, N.A., Singapore Branch

Collection Account Number	Associated Lock-Box (if any)
621254350023	N/A

Schedule II-1

SCHEDULE III

Notice Addresses

(A) in the case of the Borrower, at the following address:

Sabre Securitization, LLC

3150 Sabre Drive

Southlake, TX 76092

Telephone: 682-651-1000

Attention: General Counsel

(B) in the case of each Servicer, at the following address:

3150 Sabre Drive

Southlake, TX 76092

Telephone: 682-651-1000

Attention: General Counsel

(C) in the case of the Administrative Agent or Class A Lender Representative, at the following address:

PNC Bank, National Association

The Tower at PNC Plaza

300 Fifth Avenue, 11th Floor

Pittsburgh, PA 15222

Attention: ~~Brian Stanley~~Tony Stahley

Telephone: ~~412-768-2001~~412-768-2266

Facsimile: 412-803-7142

Email: ~~brian.stanley~~tony.stahley @pnc.com

ABFAdmin@pnc.com

(D) in the case of the Class B Lender Representative, at the following address:

Centerbridge Credit CS, L.P.

375 Park Avenue, 11th Floor

New York, NY 10152

Email: legalnotices@centerbridge.com;

mahmed@centerbridge.com

Attention: The Office of the General Counsel

(E) in the case of any other Person, at the address for such Person specified in the other Transaction Documents; in each case, or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

Schedule III-1

EXHIBIT B

[Attached]

CLOSING MEMORANDUM

FOURTH AMENDMENT TO TRADE RECEIVABLES SECURITIZATION FACILITY

for

Sabre Corp. & certain of its Subsidiaries

with

PNC Bank, National Association,

as Administrative Agent and Lender

and

PNC Capital Markets LLC,

as Structuring Agent

Signing Date: August 4, 2026

Parties and Abbreviations:

Administrative Agent	PNC

Class A Lender Representative	PNC

Class A Lender	PNC

Class B Lender Representative	Centerbridge Credit CS, L.P.

Class B Lenders	Class B Lenders from time to time party to the Receivables Financing Agreement

Collection Account Bank	UK Collection Account Bank; U.S. Collection Account Bank and Singapore Collection Account Bank

Lender Representatives	The Class A Lender Representative and the Class B Lender Representative

Lenders	The Class A Lender and the Class B Lenders

MB	Mayer Brown LLP, special counsel to PNC and the Structuring Agent

Originators	The entities listed on the following page as “U.S. Originators,” “UK Originators,” and “SG Originator,” each of which is a wholly-owned subsidiary of the Performance Guarantor

PW	Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel to the Class B Lender Representative

Performance Guarantor	Sabre

Pledgor	Sabre GLBL Inc.

PNC	PNC Bank, National Association

Process Agent	Sabre Asia Pacific Pte. Ltd.

Sabre	Sabre Corporation, a Delaware corporation

Sabre NY Counsel	Davis, Polk & Wardwell LLP, NY special counsel to the Sabre Parties

Sabre SG Counsel	Norton Rose Fulbright (Asia) LLP, Singapore special counsel to the Sabre Parties

Sabre DE Counsel	Morris, Nichols, Arsht & Tunnell LLP, DE special counsel to the Sabre Parties

Sabre Counsel	Sabre NY Counsel, Sabre SG Counsel and Sabre DE Counsel

Sabre Parties	Each of the Servicers, the Originators, the SPE and the Performance Guarantor

Servicers	U.S. Servicer, UK Servicer and SG Servicer

SG Collection Acccount Bank	Bank of America, N.A., Singapore Branch

SG Originator	Sabre Asia Pacific Pte. Ltd.

SG Servicer	Sabre Asia Pacific Pte. Ltd.

UK Collection Account Bank	Bank of America, N.A.

UK Servicer	Sabre Global Technologies Limited

U.S. Collection Account Bank	Citibank, N.A.

U.S. Servicer	Sabre GLBL, Inc.

SPE	Sabre Securitization, LLC, a Delaware limited liability company structured as a bankruptcy-remote special-purpose entity wholly-owned by Sabre

Structuring Agent	PNC Capital Markets LLC

TRANSACTION PARTIES

	Company Name	Jurisdiction of Organization	FEIN / UEN (as applicable)	Chief Executive Office
1.	Sabre Securitization, LLC Borrower/Buyer/SPE	Delaware	75-2109502	Texas

2.	Sabre Corporation Performance Guarantor	Delaware	20-8647322	Texas

3.	Sabre GLBL, Inc. U.S. Servicer, U.S. Originator and Pledgor	Delaware	75-2109502	Texas

5.	Prism Group, Inc. U.S. Originator	Maryland	52-1550391	Texas

6.	Radixx Solutions International, Inc. U.S. Originator	Delaware	52-2088221	Texas

7.	Sabre Global Technologies Limited UK Servicer and U.K. Originator	England and Wales	454 47597 27503	Richmond

8.	Sabre Asia Pacific Pte. Ltd	Singapore	199707985K	Singapore

Document	Responsible Party	Signatures Needed	Signing Date Deliverable or Effective Date Deliverable
A. PRIMARY TRANSACTION DOCUMENTS

1. Fourth Amendment to Receivables Financing Agreement (the “RFA”)	MB	☐ SPE ☐ Servicers ☐ Lenders ☐ Administrative Agent ☐ Structuring Agent	Signing Date Deliverable

Exhibit A Conformed Copy of RFA Exhibit B Closing Memorandum	MB MB

2. SG Sale Agreement (the “SG SA”)	MB (SG)	☐ SG Originator ☐ SG Servicer ☐ SPE	Effective Date Deliverable

Schedule I  List and Location of Each Originator

Schedule II  Location of Books and Records of the Originators

Schedule III Trade Names

Schedule IV Notice Addresses

Exhibit A  Form of Joinder Agreement

Exhibit B  Form of Intercompany Loan Agreement

Sabre Sabre Sabre Sabre MB (SG) MB (SG)

5. Intercompany Loan Agreement (SG SA)	Sabre SG Counsel	☐ SG Originator ☐ SPE	Effective Date Deliverable

6. Security Agreement (Singapore law)	MB (SG)	☐ Administrative Agent ☐ SPE	Effective Date Deliverable

7. Singapore Power of Attorney	MB (SG)	☐ SG Originator	Effective Date Deliverable

8. Notice of Assignment	Sabre Counsel	☐ SPE	Effective Date Deliverable

Document	Responsible Party	Signatures Needed	Signing Date Deliverable or Effective Date Deliverable
9. A&R Performance Guaranty covering obligations of the Originators and the Servicers	MB	☐ Performance Guarantor ☐ Administrative Agent	Effective Date Deliverable

10. Administrative Agent Fee Letter (Structuring Agent and Administrative Agent)	MB	☐ SPE ☐ Servicers ☐ Structuring Agent ☐ Administrative Agent	Signing Date Deliverable

11. Class A Lender Fee Letter (Lender, Structuring Agent and Administrative Agent)	MB	☐ SPE ☐ Servicers ☐ Structuring Agent ☐ Administrative Agent ☐ Class A Lenders	Signing Date Deliverable

12. Class B Lender Fee Letter	PW	☐ SPE ☐ Servicers ☐ Class B Lenders	Signing Date Deliverable

13. Novation or Assignment Agreement (or similar) transferring “ownership” of each Collection Account to the SPE	Sabre / Sabre Counsel	☐ SPE ☐ [SG Originator] ☐ SG Collection Account Bank	Effective Date Deliverable

14. Deposit Account Control Agreement (Springing Agreement) covering each Collection Account in the Singapore	PNC/MB	☐ SPE ☐ SG Servicer ☐Administrative Agent ☐ SG Collection Account Bank	Effective Date Deliverable

B. SECURITITY INTEREST / UCC FILING DOCUMENTATION

15. Company search with respect to any charges registered with respect to SG Originator in Singapore	MB (SG)	N/A	Effective Date Deliverable

16. UCC, tax, bankruptcy and judgment lien searches against the SG Originator in Washington, D.C.	Sabre NY Counsel	N/A	Effective Date Deliverable

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Document	Responsible Party	Signatures Needed	Signing Date Deliverable or Effective Date Deliverable
17. UCC-1 Financing Statements naming the SG Originator as debtor/seller, SPE as buyer/assignor, and the Administrative Agent as secured party/assignee, for filing with the District of Columbia	MB	N/A	Effective Date Deliverable

18. Release and/or termination of all security interests or liens of any person in the Receivables or Related Security previously granted by any Originator	Sabre NY Counsel	N/A	Effective Date Deliverable

C. LEGAL OPINIONS

19.  Opinion of Sabre Counsel re: (i) general corporate matters, (ii) enforceability, (iii) no-conflicts with organizational documents, material agreements, New York and Federal law (iv) ’40 Act and (v) security interest matters

	Sabre Counsel	☐ Sabre Counsel	Effective Date Deliverable

20. Opinion of counsel to the Sabre Parties re: substantive consolidation matters	Sabre DE counsel	☐ Sabre DE Counsel	Effective Date Deliverable

21. Opinion of MB SG re: Singapore law (capacity, enforceability, and true sale) in respect of the SG Originator and Singapore transaction documents	MB SG	☐ MB SG	Effective Date Deliverable

D. DOCUMENTATION AS TO AUTHORITY, INCUMBENCY AND OTHER MATTERS WITH RESPECT TO EACH SABRE PARTY

22. Officer’s Certificate of Performance Guarantor a. Authorizing Resolutions b. Articles of Incorporation c. By-laws d. Incumbency and signatures	Sabre NY Counsel	☐ Officer of Performance Guarantor	Effective Date Deliverable

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Document	Responsible Party	Signatures Needed	Signing Date Deliverable or Effective Date Deliverable
23. Good Standing Certificate of Performance Guarantor from the State of Delaware	Sabre NY Counsel	N/A	Effective Date Deliverable

24. Officer’s Certificate of the SPE a. Authorizing Resolutions b. Limited Liability Company Agreement c. Certificate of Formation d. Incumbency and signatures e. Singapore Power of Attorney	Sabre NY Counsel	☐ SPE	Effective Date Deliverable

25. Good Standing Certificate of SPE from the State of Delaware	Sabre NY Counsel	N/A	Effective Date Deliverable

26.  Officer’s Certificate of SG Originator / SG Servicer as to the following (or local equivalent):

a. Directors’ Resolutions/Shareholders’ resolutions

b. Certificate of Incorporation / Certificates on Change of Name

c. Articles of Association

d. Incumbency and signatures

e. Solvency

f. Singapore Power of Attorney

	Sabre SG Counsel	☐ Officer of SG Originator	Effective Date Deliverable

E. MISCELLANEOUS

27. Appointment of a Process Agent for the SPE in Singapore	Sabre SG Counsel	☐ SPE ☐ Process Agent	Effective Date Deliverable

28. Pro Forma Monthly Information Package	PNC/Sabre Parties	☐ Servicers	Effective Date Deliverable

29. Exhibit E-1 Monthly Report	Sabre Counsel	N/A	Effective Date Deliverable

30. Exhibit I – Restricted Non-U.S. Law Receivables	Sabre Counsel	N/A	Effective Date Deliverable

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